UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
SCHEDULE 14A
________________________
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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ONEOK, Inc.
(Name of Registrant as Specified In Its Charter)
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ONEOK

2026

Notice of Annual Meeting and Proxy Statement

Mission

Vision

Core Values

Safety and Environmental

We commit to a zero-incident culture for the well-being of our employees, contractors and communities and to operate in an environmentally responsible manner.

Excellence

We hold ourselves and others accountable to a standard of excellence through collaboration and continuous improvement.

Ethics

We act with honesty, integrity and adherence to the highest standards of personal and professional conduct.

Service

We invest our time, effort and resources to serve each other, our customers and communities.

Inclusion and Diversity

We respect the uniqueness and worth of each individual, and we believe that an inclusive culture and diverse workforce are essential for a sense of belonging, engagement and performance.

Innovation

We create value by leveraging collaboration, ingenuity and technology.

ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma.

For information about ONEOK, visit the website: www.oneok.com.

For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram.

Dear Shareholder
April 1, 2026
At ONEOK, our commitment to responsible operations, disciplined and intentional growth and meaningful engagements with our stakeholders has remained paramount throughout our long history. We continue to embrace our philosophy of continuous improvement by working to enhance our operations in every area.
You are cordially invited to attend the annual meeting of shareholders of ONEOK, Inc., which will be held at 9:00 a.m. Central Daylight Time on
Wednesday, May 20, 2026. Our annual meeting will be held, as in prior years, as a virtual meeting only and will be conducted via live webcast. You will not be able to attend the annual meeting in person.
By continuing to hold our annual meeting virtually, our shareholders will be able to join us from any location around the world, enabling increased shareholder attendance and participation, providing a cost savings to both us and our shareholders while contributing to our sustainability efforts by reducing the environmental footprint of our annual meeting.
Information on how to virtually attend and participate in the annual meeting online via the live webcast platform is provided under “About the 2026 Annual Meeting” in the accompanying proxy statement.
ANNUAL MEETING
The matters to be considered and voted on at the meeting are set forth in the accompanying notice of the annual meeting and are described in the accompanying proxy statement. A report on our 2025 performance will be presented at the meeting.
VOTING
We look forward to welcoming as many of our shareholders as possible to the live webcast of our annual meeting. We know, however, that most of our shareholders will be unable to attend. Therefore, proxies are being solicited so that each shareholder has an opportunity to vote by proxy. You can authorize a proxy over the internet or by telephone or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you previously received our Notice of Internet Availability of Proxy Materials, instructions regarding how you can vote are contained in that notice. Further instructions for using all of these convenient services are also included in the accompanying proxy statement.
If your shares are held through a broker or similar person, unless you provide them with voting instructions, your shares will not be voted in the election of directors or in certain other important proposals as described in the accompanying proxy statement. Consequently, please provide your voting instructions to your broker or similar person in a timely manner to ensure that your shares will be voted.
Regardless of the number of shares you own, your vote is important. I urge you to submit your proxy or voting instructions as soon as possible so that you can be sure your shares will be voted.
Thank you for your investment in ONEOK and your continued support.
Very truly yours,

Julie H. Edwards Board Chair

ONEOK 2026 Proxy Statement	1

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Notice of 2026 Annual Meeting of Shareholders
Items of Business

To consider and vote on the election of the ten director nominees named in the accompanying proxy statement to serve on our Board of Directors.	FOR

To consider and vote on the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ONEOK, Inc., for the year ending December 31, 2026.	FOR

To consider and vote on the approval of our executive compensation on a non-binding, advisory basis.	FOR

We will also consider and vote on such other business as may come properly before the meeting or any adjournment or postponement of the meeting.
These matters are described more fully in the accompanying proxy statement.
YOUR VOTE IS IMPORTANT
The vote of every shareholder is important. The Board of Directors appreciates the cooperation of shareholders in directing proxies to vote at the meeting. To make it easier for you to vote, internet and telephone voting are available. If you previously received our Notice of Internet Availability of Proxy Materials, instructions regarding how you can vote are contained in that notice. If you received a proxy card, you may vote by mail by completing your proxy card and returning it in the enclosed, postage-paid envelope. Further instructions describing how to use these convenient voting methods are also included in the accompanying proxy statement. You may revoke your proxy at any time by following the procedures set forth in the accompanying proxy statement.
Whether or not you expect to virtually attend the meeting, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Voting your shares promptly, via the internet, by telephone, or if you received a proxy card, by signing, dating and returning the enclosed proxy card will save us the expense of additional solicitation.
By order of the Board of Directors,
Sarah M. Rechter
Secretary
Tulsa, Oklahoma
April 1, 2026

Time and Date May 20, 2026 9:00 a.m. Central Daylight Time

Virtual Meeting Register online at www.proxydocs.com/oke

Record Date March 23, 2026 Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the annual meeting.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting to be held on May 20, 2026.
This notice of annual meeting, proxy statement, and our 2025 annual report to shareholders are being released to shareholders on or about April 1, 2026. This proxy statement and our 2025 annual report to shareholders are available on our website at www.oneok.com and www.proxydocs.com/oke.

ONEOK 2026 Proxy Statement	3

Table of Contents
This proxy statement describes important issues affecting our company and is furnished in connection with the solicitation of proxies by our Board of Directors for use at our 2026 annual meeting of shareholders to be held at the time and place set forth in the accompanying notice.

4	ONEOK 2026 Proxy Statement

Safe Harbor for Forward-Looking Statements
As used in this proxy statement, references to the "company" "we," "our," "us" or "ONEOK" refer to ONEOK, Inc., an Oklahoma corporation, and its predecessors and subsidiaries, including Magellan Midstream Partners, L.P. ("Magellan"), Elk Merger Sub II, L.L.C. ("EnLink"), and Medallion Parent Holdings, L.L.C. ("Medallion"), each a wholly-owned subsidiary of ONEOK, Inc., unless the context indicates otherwise.
Any statements in this proxy statement that are not historical information, including statements concerning plans and objectives of management for future operations, economic performance or related assumptions, are forward-looking statements made under the provision of the “Safe Harbor” section of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include words such as “anticipates,” “believes,” "commits," “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plans,” “potential,” “projects,” “scheduled,” “should,” “target,” “will,” “would” and other words and terms of similar meaning. Although we believe that our expectations regarding future events are based on reasonable assumptions, we can give no assurance that such expectations or assumptions will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements are described under Part I, Item 1A, Risk Factors, and Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations and “Forward-Looking Statements,” in our 2025 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Certain statements contained in this proxy statement, particularly pertaining to our environmental, social and governance and/or sustainability performance, goals, targets and initiatives, are subject to additional risks and uncertainties, including regarding gathering and verification of information and related methodological considerations; our ability to implement various initiatives under expected timeframes, cost, and complexity; our dependency on third-parties to provide certain information and to comply with applicable laws and policies; and other unforeseen events or conditions. These factors, as well as others, may cause results to differ materially and adversely from those expressed in any of our forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof. We do not undertake and specifically disclaim any obligation to update any forward-looking statements, except as required under applicable law. Additionally, certain information provided herein or elsewhere, such as our website, is informed by various standards and frameworks (including for the measurement of underlying data) and the interest of various stakeholders. Such information is not necessarily “material” under the federal securities laws for Securities and Exchange Commission reporting purposes, even if significant or if we use language of “materiality.” In particular, materiality is used in varying senses in the sustainability context. Much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change. For example, our disclosures based on certain standards may change due to revisions in framework requirements, availability of information, changes in our business or applicable government policies, or other factors, some of which may be beyond our control. We cannot guarantee that our disclosures, under such standards or otherwise, will necessarily align with the preferences or interpretations of any particular stakeholder.
Web Links
Web links throughout this document are provided for convenience only, and information on the company’s website is not incorporated by reference into this proxy statement.

ONEOK 2026 Proxy Statement	5

Summary Proxy Information
To assist you in reviewing the company’s 2025 performance and voting your shares, we would like to call your attention to key elements of our 2026 proxy statement and our 2025 annual report to shareholders. The following is only a summary. For more complete information about these topics, please review the complete 2026 proxy statement and our 2025 annual report to shareholders.
At ONEOK, our commitment to responsible operations, disciplined and intentional growth and meaningful engagements with our stakeholders has remained paramount throughout our long history.
Business Highlights
Our Business
We are incorporated under the laws of the state of Oklahoma, and our common stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “OKE.” We deliver energy products and services vital to an advancing world. We are a leading midstream service provider of gathering, processing, fractionation, transportation, storage and marine export services. Through our approximately 60,000-mile pipeline network, we transport the natural gas, natural gas liquids (“NGLs”), refined products and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest integrated energy infrastructure companies in North America, we are delivering energy that makes a difference in the lives of people in the U.S. and around the world.
Our Growth Journey
Since September 2023, ONEOK has embarked on a transformative journey of growth, closing a series of acquisitions that have strengthened our position as an energy industry leader.
The acquisition of Magellan in September 2023 diversified the company’s assets, adding refined products and crude oil businesses to ONEOK’s portfolio. Building on this momentum, ONEOK further bolstered its portfolio in 2024 and 2025 with acquisitions of a Gulf Coast NGL pipeline system from Easton Energy and the acquisitions of Medallion and EnLink.
These acquisitions expanded and extended our integrated position in some of the most prolific basins in the U.S. – including the Permian Basin – with connectivity to critical energy demand hubs across the country like the Texas and Louisiana Gulf Coast.
Our growth strategy is intentional and disciplined, and we are well-positioned for the future.
Pierce H. Norton II
ONEOK President and CEO

6	ONEOK 2026 Proxy Statement

Summary Proxy Information
Intentional and Disciplined Asset Growth

LEGEND
Natural Gas Liquids
Natural Gas Pipelines
a	Natural Gas Gathering and Processing
Refined Products
Crude Oil
Marine Terminal
Growth Project

2023 Asset Map

Our Assets Today(a)
(a)Acquisitions reflected: Magellan (September 25, 2023); NGL pipelines from Easton Energy (June 17, 2024); Medallion (October 31, 2024); EnLink Midstream (January 31, 2025).
Business Update and Market Conditions
We operate primarily fee-based businesses in each of our four reportable segments (Natural Gas Gathering and Processing; Refined Products and Crude; Natural Gas Liquids; and Natural Gas Pipelines), and our consolidated earnings were approximately 90% fee-based in 2025. Fee-based earnings are primarily a function of throughput volumes across our system and associated contractual rates.
Over the past few years, we experienced significant growth from organic growth opportunities and our acquisitions. Our extensive and integrated assets are located in, and connected with, some of the most productive shale basins, as well as refineries and demand centers, in the United States.
Financial Performance
Our 2025 consolidated operating income was approximately $5.7 billion, compared with approximately $5.0 billion in 2024. 2025 net income was approximately $3.5 billion compared with 2024 net income of approximately $3.1 billion.
Consolidated Operating Income
$Millions
Net Income
$Millions

ONEOK 2026 Proxy Statement	7

Summary Proxy Information
Dividends
During 2025, we paid common stock dividends totaling $4.12 per share, an increase of 4% compared with the prior year.
In February 2026, we paid a quarterly common stock dividend of $1.07 per share ($4.28 per share on an annualized basis), an increase of 4% compared with the same quarter in the prior year.
Our dividend growth is primarily due to the increase in cash flows resulting from the growth of our operations.
Annual Dividends Paid Per Share
$Per Share
Shareholder Return
Our one-, three-, five- and ten-year total shareholder returns as of December 31, 2025 (total shareholder return includes share price appreciation/depreciation, dividend reinvestments, and stock splits during the periods presented), compared with the referenced indices, are as follows:
1-year

3-year
5-year
10-year

ONEOK, Inc.	S&P 500 Index	ONEOK Inc. Peer Group(1)

(1)The ONEOK peer group used in this graph is the same peer group that will be used in determining our level of performance at the end of the three-year performance period for our 2025 performance units granted under our 2018 Equity Incentive Plan (the "2018 EIP") and our 2025 Equity Incentive Plan (the "2025 EIP" and, together with the 2018 EIP, the "EIP"), and is comprised of the following companies: Antero Midstream Corporation; DT Midstream, Inc.; Energy Transfer LP; Enterprise Products Partners L.P.; Kinder Morgan, Inc.; Kinetik Holdings Inc.; MPLX LP; Plains All American Pipeline, L.P.; Targa Resources Corp.; Western Midstream Partners, LP; and The Williams Companies, Inc. Return percentages for this group are based on a market capitalization weighted average.

8	ONEOK 2026 Proxy Statement

Summary Proxy Information
Corporate Governance Highlights
Our Board of Directors (the “Board”) and management are committed to maintaining strong corporate governance practices that promote and protect the long-term interests of our shareholders. Our corporate governance practices are designed not only to satisfy regulatory and stock exchange requirements, but also to provide for effective oversight and management of our company, and include:

óIndependent Board Chair with robust duties óCurrently a twelve-member Board with diverse experience and expertise óEleven of twelve current directors are independent
óRegular executive sessions of independent directors at Board and committee meetings
óCommitment to proactive Board refreshment with four new directors added in the last three years
óAll Board committees are composed of independent directors

óDirectors are limited to two other public company directorships
óAnnual Board and committee performance evaluations
óNon-employee director stock ownership guidelines require at least 5x annual cash retainer
óQuarterly committee oversight of cybersecurity resilience
óSuccession planning for senior management

óRobust risk management framework with multiple layers of risk assessment and mitigation
óBoard and committees regularly review sustainability practices
óAnnual review of committee charters and Corporate Governance Guidelines

óOne class of outstanding shares with each share entitled to one vote óAnnual advisory approval of executive compensation	óShareholder proxy access right by eligible shareholders óMajority voting with director resignation policy for uncontested elections

ONEOK 2026 Proxy Statement	9

Summary Proxy Information
Board Refreshment
Two of our current Board members, Gerald B. Smith and Pattye L. Moore, will not be standing for re-election at this annual meeting of shareholders. Ms. Moore, who has served as a director since 2002, has elected to retire at the end of her term, which will end immediately prior to the annual meeting. Mr. Smith, who has served as a director since 2020, will retire in accordance with our By-laws and Corporate Governance Guidelines providing that a director will retire from the Board no later than immediately prior to the annual meeting of shareholders following that director's 75th birthday.
In addition, on January 21, 2026, our Board appointed Mark A. McCollum and Precious Williams Owodunni as directors effective January 23, 2026. Both new directors are independent and are being nominated for election at this annual meeting of shareholders. See pages 56 through 63 for more information on our nominees, including our first-time nominees, Mr. McCollum and Ms. Owodunni.
Our Corporate Governance Committee regularly and actively evaluates the Board’s and each committee’s composition to help ensure that we maintain a cohesive Board with diverse experience, skills, expertise and tenure to meet the current needs of the company and its businesses.
Our Board succession planning and refreshment practices are carried out through various thoughtful steps throughout the year. For example, among other things, our Corporate Governance Committee and Board:

Regularly review the appropriate experience, skills, expertise and tenure for directors in the context of the current make-up of the Board and the needs of the company,

Assess our current directors’ experience, skills, expertise, independence and tenure, and

Consider the results of our Board and committee evaluation processes when evaluating Board and committee composition.

The Corporate Governance Committee’s work on director
succession and refreshment has resulted in four new directors being added to our Board since 2023. This intentional
approach has resulted in a mix of experience, skills, expertise and tenure that promotes and supports the Company’s long-term growth strategy.

10	ONEOK 2026 Proxy Statement

Summary Proxy Information

Risk Oversight by the Board,

including regular engagement with and updates by our chief executive officer (“Chief Executive Officer” or “CEO”), executive management and others and a comprehensive annual Enterprise Risk Management (“ERM”) process that encompasses the identification and assessment of a broad range of risks and the development of plans to mitigate these risks. Such risks generally relate to strategic, operational, financial, regulatory compliance, climate-related considerations, corporate sustainability, cybersecurity, artificial intelligence ("AI") and human capital management aspects of our business.
Cybersecurity risks are communicated and discussed with our Board periodically in conjunction with our overall ERM program. Our Internal Audit group provides periodic updates to our Audit Committee on testing completed to meet the Transportation Security Administration ("TSA") requirements. As part of its oversight responsibilities, our Board also receives frequent updates from executive management on our company’s physical and cybersecurity efforts, including AI-related matters.

Corporate Sustainability Oversight by the Board,

including regular engagement with and updates by our CEO, executive management and others.
óOur Board receives regular updates on corporate sustainability, including environmental, safety and health performance, community leadership and investment, and oversight of public policy engagement.
óOur Board conducts a biannual examination of the company’s sustainability practices, performance, risks and opportunities. Such examinations have been incorporated into the company's Corporate Governance Committee Charter and take place at the Board’s May and July meetings.
óIn 2025, these examinations covered topics such as environmental, safety and health performance, mechanical integrity, process safety, integration and continuous improvement plans, greenhouse gas (“GHG”) emission trends, GHG emissions reduction performance, new regulatory requirements and sustainability-related shareholder engagements.

Human Capital Management Oversight by the Board,

including regular engagement with and updates by our CEO, executive management and others.
óOur Board conducts a biannual examination of the company’s human capital management practices, performance, risks and opportunities. Such examinations have been incorporated into the company's Executive Compensation Committee Charter and take place at the Board’s May and November meetings.
óIn 2025, these examinations covered topics such as workforce inclusion, people, culture, talent recruitment, integration, engagement, development, succession, employee benefits, business resource groups, community, awards and recognition.

Lobbying and Political Activities Oversight,

including regular reviews conducted by our Board and Corporate Governance Committee.
óOur oversight process facilitates accountability and transparency concerning our lobbying and political activities.
óAs a company, we do not make corporate contributions to (i) political candidates, parties, committees or campaigns, or (ii) 501(c)(4) organizations formed for political purposes.

ONEOK 2026 Proxy Statement	11

Summary Proxy Information
Executive Compensation Highlights
Program Design
A principal feature of our compensation program is the determination of executive pay by the Executive Compensation Committee and the Board based on a comprehensive review of quantitative and qualitative factors designed to achieve long-term business success and competitiveness. Our executive compensation program is designed to attract, motivate and retain the key executives who guide our success and who are leaders in the industry, to reward individual and company performance and to align the long-term interests of our executive officers with those of our shareholders.
Our compensation philosophy and related governance features are summarized below.

What We Do	What We Don’t Do

  Compensation Program Continuity — The components of our executive compensation program have remained substantially stable for several years. We believe our program is designed appropriately, is well aligned with the interests of our shareholders and is key to achieving our business goals. We periodically evaluate the effectiveness of our program and its alignment with our business strategy and market practices.
  Independent Committee Determination — Our Executive Compensation Committee,
composed solely of independent directors, makes all compensation recommendations regarding each named executive officer. These recommendations are then submitted to the Board for its consideration and approval.
  Prudent Risk Management — The Committee designs compensation programs and sets compensation targets intended to discourage excessive risk-taking.
  Pay-for-Performance — A significant portion of the compensation for our named executive officers is in the form of at-risk, variable compensation based on company and individual performance, with a focus on creating long-term shareholder value.
  Competitive Compensation — In order to attract and retain qualified executives, our compensation programs provide a competitive overall total rewards opportunity.
  Multiple Performance Metrics — Variable compensation is based on more than one measure to encourage balanced incentives.
  Awards Are Capped — All of our variable compensation plans have caps on payouts.
  Retention-Based Incentives — A significant portion of total compensation is subject to multi-year vesting requirements.
  Share-Ownership Guidelines — We have market competitive share-ownership guidelines for our directors and officers.
  “Clawback” Provisions — We have a clawback policy complying with Rule 10D-1 of the Securities
Exchange Act of 1934, as amended (the “Exchange Act”) and the corresponding NYSE listing standards that require recovery of erroneously awarded compensation. In addition to the mandatory clawback provisions, our clawback policy permits the discretionary recovery of incentive-based cash and any equity compensation in the event of fraud, negligence or intentional misconduct that directly or indirectly results in a material restatement of all or a portion of our financial statements.
  Tally Sheets — The Committee reviews total compensation tally sheets at least annually as part of making individual compensation decisions.
  Independent Consultant — The Committee engages a compensation consultant that is independent under the Securities and Exchange Commission rules and the NYSE listing standards to provide advice and expertise on the design and implementation of our executive and director compensation programs.
  “Double Trigger” Vesting of Equity Awards in a Change in Control — Under our EIP, a change in control will not automatically trigger vesting of outstanding equity awards unless the acquirer does not assume or replace the outstanding awards. Rather, participants must experience a qualifying termination of employment within two years following a change in control for an award to vest.

  No Individual Employment Agreements —
We do not enter into individual employment agreements with our named executive officers.
  No Hedging of Company Stock —
Our securities/insider trading policy prohibits insiders, including our named executive officers, from engaging in hedging activities with respect to our stock.
  No Pledging of Company Stock —
Our officers and directors may not hold our securities in a margin account or pledge our securities as collateral for a loan.
  No Tax Gross-ups — We do not provide tax gross-
ups for change in control benefits.
  No Significant Perquisites — Our executive
officers, including the named executive officers, receive no recurring significant perquisites or other personal benefits.

12	ONEOK 2026 Proxy Statement

Summary Proxy Information
Key Components of Our Executive Compensation Program in 2025 Remain Stable
In designing our 2025 executive compensation program, our Executive Compensation Committee considered, among other factors, the strong shareholder approval at our 2025 annual meeting in favor (93.3% of the total shares voted, including abstentions) of our 2024 executive compensation program and our executive pay practices. In view of this high level of shareholder support, the Executive Compensation Committee determined that only minimal changes to the components of our executive compensation program were necessary in 2025.
Our shareholders have provided consistently strong support for our compensation program since the inception of the say-on-pay advisory shareholder vote.

93.3% Say-on-Pay 2025 Annual Meeting Approval

Alignment of Executive Compensation and Performance
We structure our executive compensation program to align the interests of our named executive officers with the interests of our shareholders. We believe a named executive officer’s compensation should be tied directly to the achievement of our strategic, financial and operating goals, all of which are designed to deliver value to our shareholders. Therefore, a significant part of each named executive officer’s pay is “at-risk” in the form of an annual, short-term, cash incentive award and long-term, equity-based incentive awards.

Our Board, upon the recommendation of our Executive Compensation Committee, awarded Mr. Norton incentive compensation for 2025 as our President and Chief Executive Officer, including payment of an annual short-term cash incentive award of $1.6 million and the grant of a long-term equity incentive award with a grant date target value of $10 million. Consistent with our executive compensation philosophy, most of Mr. Norton’s total direct compensation of approximately $12.6 million for 2025 was incentive-based and at-risk, as illustrated by the chart on the right. (For more details, see pages 78, 92)
2025 CEO Compensation

Consistent with our executive compensation philosophy, most of 2025 total direct compensation for our named executive officers other than Mr. Norton was incentive-based and at-risk, as illustrated by the chart on the right. (For more details, see pages 78, 92)
Average Pay Mix – Other Named Executive Officers

*    Long-Term Equity Award values do not include special restricted unit grants or sign-on grants. "2025 Long-Term Incentive Awards" beginning at page 85. Mr. Norton did not receive a special restricted unit award.

ONEOK 2026 Proxy Statement	13

Summary Proxy Information
Shareholder Actions

Election of Directors

You will find in this proxy statement important information about the qualifications and experience of the ten director nominees, each of whom is a current director. The Corporate Governance Committee performs an annual assessment of the performance of the Board to ensure that our directors have the skills and experience to effectively oversee our company. All of our directors have proven leadership, sound judgment, integrity and a commitment to the success of our company.

Our Board recommends that shareholders VOTE IN FAVOR of each nominee for election.

Ratification of Our Independent Auditor

You will also find in this proxy statement important information about our independent auditor, PricewaterhouseCoopers LLP. We believe PricewaterhouseCoopers LLP continues to provide high-quality service to our company.

Our Board recommends that shareholders VOTE IN FAVOR of ratification.

Advisory Vote to Approve Executive Compensation

Our shareholders have the opportunity to cast a non-binding, advisory vote to approve our executive compensation program. As recommended by our shareholders at our 2023 annual meeting, we provide our shareholders with an annual opportunity to vote on executive compensation. Shareholders holding 93.3% of our shares that were voted on our executive compensation program, including abstentions, at our 2025 annual meeting supported the design and practices of our executive compensation program. In evaluating this “say-on-pay” proposal, we recommend that you review our Compensation Discussion and Analysis in this proxy statement (beginning on page 70), which explains how and why the Executive Compensation Committee made its 2025 executive compensation decisions.

Our Board recommends that shareholders VOTE IN FAVOR of our executive compensation program.

14	ONEOK 2026 Proxy Statement

Summary Proxy Information
Votes Required for Approval of the Proposals
The votes required for each proposal are summarized below, together with information regarding treatment of abstentions and broker non-votes for each proposal:

Proposal	How does the Board recommend that shareholders vote?	Votes required for approval when quorum is present	Abstentions	Broker non-votes

1.Election of Directors	The Board recommends that you vote FOR each nominee for election.	Majority of the votes cast by shareholders present online or by proxy and entitled to vote	Do not count as votes cast and have no effect on the outcome of the vote	Do not count as votes cast and have no effect on the outcome of the vote

2.Ratification of our Independent Auditor	The Board recommends that you vote FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026.	Majority of the voting power of shareholders present online or by proxy and entitled to vote	Have the same effect as votes against this proposal	There are no broker non-votes on the auditor proposal because it is a routine item. Shares not voted in the discretion of a brokerage firm or similar person have the same effect as votes against this proposal

3.Advisory Vote to Approve Executive Compensation	The Board recommends that you vote FOR the approval, on an advisory basis, of the company’s executive compensation program.	Majority of the voting power of shareholders present online or by proxy and entitled to vote	Have the same effect as votes against this proposal	Do not count as shares entitled to vote and have no effect on the outcome of the vote

ONEOK 2026 Proxy Statement	15

About the 2026 Annual Meeting
The following questions and answers are provided for your convenience and briefly address some commonly asked questions about our 2026 annual meeting of shareholders. Please also consult the more detailed information contained elsewhere in this proxy statement and the documents referred to in this proxy statement.
Why Did I Receive These Proxy Materials?
We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at our 2026 annual meeting of shareholders and at any adjournment or postponement of the meeting.
You are invited to attend our annual meeting of shareholders on May 20, 2026, at 9:00 a.m. Central Daylight Time. This year’s meeting will be held as a virtual meeting only and will be conducted via live webcast. You will not be able to attend the annual meeting in person.
By continuing to hold our annual meeting virtually, our shareholders will be able to join us from any location around the world, enabling increased shareholder attendance and participation, providing a cost savings to both us and our shareholders while contributing to our sustainability efforts by reducing the environmental footprint of our annual meeting.
Who is Soliciting My Proxy?
Our Board is sending you this proxy statement in connection with its solicitation of proxies for use at our 2026 annual meeting of shareholders. Certain of our directors, officers and employees also may solicit proxies on our behalf in person or by mail, telephone, fax or email.
How Do I Attend the Annual Meeting?
The annual meeting will be held as a virtual meeting only. You will not be able to attend the annual meeting in person.
In order to virtually attend the annual meeting online, shareholders must register online at www.proxydocs.com/oke. As part of the registration process, you will need to enter the 16-digit control number found on your Notice of Internet Availability of Proxy Materials (or "Internet Notice"), your proxy card, voting information form or notice you previously received. Those holding their shares through an intermediary, such as a bank, broker or nominee, who want to participate should request a 16-digit control number from their intermediary in advance of the meeting. Upon completion of your registration, you will receive further instructions via email, including a unique link that will allow you access to the annual meeting and to vote and submit questions during the annual meeting.
On the day of the annual meeting, May 20, 2026, shareholders may begin to log in to the live webcast platform 15 minutes before the meeting starts. The annual meeting will start promptly at 9:00 a.m. Central Daylight Time.
We will have technicians ready to assist you with any technical difficulties you may have accessing the annual meeting. If you encounter any difficulties accessing the live webcast platform, including any difficulties voting or submitting questions, you may reference a frequently asked questions link that will be posted in your instructional email. A shareholder may also call a technical support number which is provided within the frequently asked questions site.
If there are any technical issues in convening or hosting the annual meeting, we will promptly issue a news release and post information to our website at www.oneok.com on the Investors page, including information on when the meeting will be reconvened.
Who May Attend and Vote at the Annual Meeting?
All shareholders who held shares of our common stock at the close of business on March 23, 2026, may attend and vote at the meeting using the methods described above and below.

16	ONEOK 2026 Proxy Statement

About the 2026 Annual Meeting
How Do I Submit Questions at the Annual Meeting?
It is our desire for the live webcast platform to approximate an in-person experience. Shareholders who have logged in to the live webcast platform may ask questions at or before the annual meeting in accordance with the rules of conduct that will be made available on the live webcast platform. An audio archive of the annual meeting, including the question-and-answer session, will be posted to our website at www.oneok.com on the Investors page within a few days after adjournment.
We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business.
If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
How Do Shareholders of Record Cast Their Vote?
If you were a shareholder of record at the close of business on the record date of March 23, 2026, you have the right to vote the shares you held of record that day online during the annual meeting. To cast your vote online, you must complete the registration process described above; log in to the live webcast platform and follow the voting instructions on the live webcast platform.
You may also appoint a proxy through the internet, by telephone or by mail to vote your shares on your behalf. The internet and telephone methods of voting generally are available 24 hours a day and will ensure that your proxy is confirmed and posted immediately. These methods of voting are also available to shareholders who hold their shares in our Direct Stock Purchase and Dividend Reinvestment Plan and our 401(k) Plan.
You may revoke your proxy at any time before the annual meeting by following the procedures outlined below under the caption “What can I do if I change my mind after I vote my shares?”
Please help us save time and postage costs by appointing a proxy via the internet or by telephone.
When you appoint a proxy via the internet, by telephone or by mailing a signed proxy card, you are appointing Julie H. Edwards, Board Chair, and Lyndon C. Taylor, Executive Vice President, Chief Legal Officer and Assistant Secretary, as your representatives at the annual meeting, and they will vote your shares as you have instructed them. If you appoint a proxy via the internet, by telephone or by mailing a signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of each proposed director nominee named in this proxy statement, and FOR Proposals 2 and 3.

ONEOK 2026 Proxy Statement	17

About the 2026 Annual Meeting
To appoint a proxy to vote your shares on your behalf, please select from the following options:
Voting Options

Via the Internet
óGo to the website at www.proxypush.com/oke, which is available 24 hours a day, seven days a week, until 11:59 p.m. Central Daylight Time on May 19, 2026.
óEnter the 16-digit control number that appears on your Internet Notice or your proxy card. This process is designed to verify that you are a shareholder and allows you to vote your shares and confirm that your instructions have been properly recorded.
óFollow the simple instructions.
óIf you appoint a proxy via the internet, you do not have to return your proxy card.

By Telephone
óOn a touch-tone telephone, call toll-free 1-866-883-3382, 24 hours a day, seven days a week, until 11:59 p.m. Central Daylight Time on May 19, 2026.
óEnter the 16-digit control number that appears on your Internet Notice or your proxy card. This process is designed to verify that you are a shareholder and allows you to vote your shares and confirm that your instructions have been properly recorded.
óFollow the simple recorded instructions.
óIf you appoint a proxy by telephone, you do not have to return your proxy card.

By Mail
óMark your selections on the proxy card that you may have received by mail.
óDate and sign your name exactly as it appears on your proxy card.
óMail the proxy card in the enclosed postage-paid envelope, if you received hard copies of the proxy materials.
óIf mailed, your completed and signed proxy card must be received prior to the commencement of voting at the annual meeting.

What if My Shares Are Held by My Broker or Similar Person?
If your shares are held in a brokerage account or by a similar person, your shares are considered to be held “in street name.” If you held shares in street name as of the record date of March 23, 2026, this proxy statement and our 2025 annual report to shareholders should have been forwarded to you by your broker or similar person, together with a voting instruction card. You have the right to direct your broker or similar person how to vote your shares by using the voting instruction card or by following any instructions provided by your broker or similar person for voting via the internet or by telephone.
Under the rules of the NYSE, unless you provide your broker or similar person with your instructions on how to vote your shares, they will be permitted to exercise their discretion to vote your shares only on the ratification of the selection of our independent registered public accounting firm (Proposal 2) and will not be able to vote your shares on any of the other matters to be presented at the annual meeting. Consequently, unless you respond to their request for your voting instructions in a timely manner, your shares held through your broker or similar person will not be voted on any of these other matters (which is referred to as a “broker non-vote”).
Please provide your voting instructions to your broker or similar person so that your shares may be voted.

18	ONEOK 2026 Proxy Statement

About the 2026 Annual Meeting
What Can I Do if I Change My Mind After I Vote My Shares?
If you were a shareholder of record at the close of business on the record date of March 23, 2026, you have the right to revoke your proxy at any time before it is voted at the meeting by:
ónotifying our corporate secretary in writing;
óauthorizing a later proxy via the internet or by telephone;
óreturning a later-dated proxy card; or
óvoting online at the meeting.
If your shares are held in a brokerage account or by a similar person, you may revoke any voting instructions you may have previously provided only in accordance with revocation instructions provided by your broker or similar person.
Is My Vote Confidential?
Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed and returned directly to our stock transfer agent who is responsible for tabulating the vote in a manner that protects your voting privacy. It is our policy to protect the confidentiality of shareholder votes throughout the voting process. The vote of any shareholder will not be disclosed to our directors, officers or employees, except:
óto meet legal requirements;
óto assert or defend claims for or against us; or
óin those limited circumstances where:
óa proxy solicitation is contested (which, to our knowledge, is not the case in connection with the 2026 annual meeting),
óa shareholder writes comments on a proxy card, or
óa shareholder authorizes disclosure.
The vote tabulator and the inspector of the election has been, and will remain, independent of us. This policy does not prohibit shareholders from disclosing the nature of their votes to our directors, officers or employees, or prevent us from voluntarily communicating with our shareholders, ascertaining which shareholders have voted or making efforts to encourage shareholders to vote.
Who Will Count the Vote?
Representatives of our stock transfer agent, Equiniti Trust Company, LLC ("EQ") will tabulate the votes and act as the inspector of the election.
How Is Common Stock Held in Our 401(K) Plan Voted?
In order to vote shares of our common stock held through our 401(k) Plan, you must instruct the trustee of the 401(k) Plan, Fidelity Management Trust Company, how to vote those shares by providing your instructions via the internet, by telephone or by mail in the manner outlined above. If you fail to provide your instructions or if you return an instruction card with an unclear voting designation or with no voting designation at all, the trustee will vote the shares in your account in proportion to the way the other participants in the 401(k) Plan vote their shares. These votes receive the same confidentiality as all other shares voted.
To allow sufficient time for voting by the trustee of our 401(k) Plan, your voting instructions must be received by 11:59 p.m. Central Daylight Time on May 17, 2026.

ONEOK 2026 Proxy Statement	19

About the 2026 Annual Meeting
How Will Shares for Which a Proxy is Appointed Be Voted on any Other Business Conducted at the Annual Meeting That Is not Described in This Proxy Statement?
Although we do not know of any business to be considered at the 2026 annual meeting other than the proposals described in this proxy statement, if any other business is properly presented at the annual meeting, your proxy gives authority to Julie H. Edwards, Board Chair, and Lyndon C. Taylor, Executive Vice President, Chief Legal Officer and Assistant Secretary, to vote your shares on such matters at their discretion.
What Shares Are Included on the Internet Notice or the Proxy Card(s)?
The shares included on your Internet Notice or proxy card(s) represent all of the shares that you owned of record as of the close of business on March 23, 2026, including those shares held in our Direct Stock Purchase and Dividend Reinvestment Plan, but excluding any shares held for your account by Fidelity Management Trust Company, as trustee for our 401(k) Plan. If you do not authorize a proxy via the internet, by telephone or by mail, your shares, except for those shares held in our 401(k) Plan, will not be voted. Please refer to the discussion above for an explanation of the voting procedures for your shares held in our 401(k) Plan.
What Does It Mean if I Receive More Than One Internet Notice or Proxy Card?
If your shares are registered differently and are in more than one account, you will receive more than one Internet Notice or proxy card. Please vote all shares covered by each Internet Notice or proxy card by signing and returning all proxy cards, or appointing a proxy via the internet or by telephone, to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible.
Why Did We Receive Just One Copy of the Internet Notice or the Proxy Statement and Annual Report When We have More Than One Stock Account in Our Household?
For all shares held through a broker or similar person (or held in "street name"), we have adopted a procedure approved by the Securities and Exchange Commission called “householding.” This procedure permits us to send a single copy of the Internet Notice or the proxy statement and annual report to a household if the shareholders provide written or implied consent. Shareholders who hold their shares in street name with multiple accounts that share the same last name and household mailing address will receive a single copy of shareholder documents (Internet Notice, annual report, proxy statement, or other informational statement) unless we are instructed otherwise. Shareholders will continue to receive a separate Internet Notice or proxy card for each stock account.
If you hold shares through a broker, bank, or other nominee and wish to receive a separate Notice of Internet Availability, proxy statement, and annual report for each account, you must revoke your consent to householding by contacting such broker, bank, or other nominee. You may also contact Broadridge Financial Services, Inc. by telephone at 1-866-540-7095 or in writing at Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Any revocation of consent to householding will be effective 30 days following receipt thereof. In addition, upon written or oral request, we will promptly deliver a separate copy of the proxy statement to any shareholder residing at an address to which a single copy was delivered. Requests should be mailed to Sarah Rechter, Secretary, ONEOK, Inc., 100 West Fifth Street, Tulsa, Oklahoma 74103.

20	ONEOK 2026 Proxy Statement

About the 2026 Annual Meeting
Is there a List of Shareholders Entitled to Vote at the Annual Meeting?
The names of shareholders of record entitled to vote at the annual meeting will be available for examination by any shareholder for a purpose germane to the meeting at the annual meeting via the live webcast platform and for 10 days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m. Central Daylight Time at our principal executive offices at 100 West Fifth Street, Tulsa, Oklahoma 74103, and may be viewed by contacting our corporate secretary.
May I Access the Notice of Annual Meeting, Proxy Statement, 2025 Annual Report and Accompanying Documents on the Internet?
This notice of annual meeting, proxy statement and our 2025 annual report to shareholders are being made available on or about April 1, 2026. This proxy statement and our 2025 annual report to shareholders are also available on our website at www.oneok.com.
Additionally, in accordance with rules of the Securities and Exchange Commission, you may access this proxy statement, our 2025 annual report to shareholders and any other proxy materials at www.proxydocs.com/oke.
If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request them. Instead, the Internet Notice will instruct you on how to access and review all of the important information contained in the proxy statement and the 2025 annual report to shareholders. The Internet Notice also will instruct you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in that notice.
If you received printed copies of our proxy materials, instructions regarding how you can vote are contained on the proxy card included in the proxy materials. Instead of receiving future copies of our proxy and annual report materials by mail, shareholders may elect to receive an email that will provide electronic links to these proxy and annual report materials. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business and also will give you an electronic link to the proxy voting site. You may log on to www.proxypush.com/oke and follow the prompts to enroll in the electronic proxy delivery service. If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other holder of record of your shares regarding the availability of this service.
What Out-of-Pocket Costs Will ONEOK Incur in Soliciting Proxies?
Sodali & Co, 333 Ludlow St., 5th Floor, South Tower, Stamford, Connecticut 06902, will assist us in the distribution of proxy materials and solicitation of votes for a fee of $11,000, plus out-of-pocket expenses. We also reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to our shareholders. We will pay all costs of soliciting proxies.
How Can I Find Out the Results of the Voting at the Annual Meeting?
Preliminary voting results will be announced at the annual meeting. Voting results will be published in a Current Report on Form 8-K that we will file with the Securities and Exchange Commission within four business days after the annual meeting.

ONEOK 2026 Proxy Statement	21

Outstanding Stock and Voting
Matters to be Voted Upon
At the annual meeting, the following matters will be voted upon:
1.The election of each of the ten nominees for director named in this proxy statement to serve a one-year term;
2.The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026; and
3.The advisory vote to approve executive compensation.
We will also consider and vote on such other business as may come properly before the meeting or any adjournment or postponement of the meeting.
Voting
Only shareholders of record at the close of business on March 23, 2026, are entitled to receive notice of and to vote at the annual meeting. As of that date, 630,030,624 shares of our common stock were outstanding. Each outstanding share entitles the holder to one vote on each matter submitted to a vote of shareholders at the meeting.
Shareholders of record may vote online or by proxy at the annual meeting. All properly submitted proxies received prior to the commencement of voting at the annual meeting will be voted in accordance with the voting instructions contained on the proxy. Shares for which signed proxies are properly submitted without voting instructions will be voted:
1.FOR the election of each of the ten nominees for director named in this proxy statement to serve a one-year term;
2.FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026; and
3.FOR the advisory vote to approve executive compensation.
While we know of no other matters that are likely to be brought before the meeting, in the event any other business properly comes before the meeting, proxies will be voted at the discretion of the persons named in the proxy, Julie H. Edwards and Lyndon C. Taylor. Ms. Edwards and Mr. Taylor were designated by the Board to serve as proxies.
To vote shares held “in street name” through a broker or similar person, a shareholder must provide voting instructions to them. Brokerage firms and similar persons are required to request voting instructions for shares they hold on behalf of their customers and others. We encourage you to provide instructions to your brokerage firm or similar person on how to vote your shares. If your shares are held “in street name,” to be able to vote those shares online at the annual meeting, you must obtain a proxy, executed in your favor, from the broker or similar person who held those shares as of the close of business on March 23, 2026.
The rules of the NYSE determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or similar person holding shares for an owner in street name may vote for the proposal without receiving voting instructions from the owner under certain circumstances. If a proposal is non-routine, the broker or similar person may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or similar person is unable to vote on a proposal because the proposal is non-routine and the owner has not provided voting instructions. Under the rules of the NYSE, Proposals 1 and 3 are considered to be non-routine, and Proposal 2 is considered to be routine. Accordingly, if you do not provide voting instructions to your brokerage firm or similar person holding your shares, they will not be permitted under the rules of the NYSE to vote your shares on Proposals 1 and 3, and will be permitted to vote your shares only on Proposal 2 at their discretion.
Please provide your voting instructions to your broker or similar person so that your shares may be voted.
Representatives of our stock transfer agent, EQ will be responsible for tabulating and certifying the votes cast at the meeting.

22	ONEOK 2026 Proxy Statement

Outstanding Stock and Voting
Quorum
The holders of a majority of the shares entitled to vote at the annual meeting, present online or by proxy, constitute a quorum for the transaction of business at the annual meeting. In determining whether we have a quorum, we count abstentions and broker non-votes as present.
If a quorum is not present at the scheduled time of the meeting, the shareholders who are present online or by proxy may adjourn the meeting until a quorum is present. If the time and place of the adjourned meeting are announced at the time the adjournment is taken, no other notice need be given. However, if the adjournment is for more than 30 days, or if a new record date is set for the adjourned meeting, notice will be given to each shareholder entitled to receive notice of, and to vote at, the meeting.
Votes Required
Proposal 1 – Election of Directors
Our By-laws provide for majority voting for directors in uncontested elections. We expect that the election of directors at our 2026 annual meeting will be uncontested. Under the majority voting standard, the election of directors is decided by the affirmative vote of a majority of the votes cast with respect to that nominee’s election by the shareholders present online or by proxy at the meeting and entitled to vote for the election of directors. In other words, to be elected a nominee must receive a number of “for” votes that exceeds the number of “against” votes cast with respect to that director’s election. Abstentions and broker non-votes, if any, do not count as “for” or “against” votes cast with respect to the election of directors.
Under Oklahoma law, if an incumbent director who is a nominee does not receive, in an uncontested election, the requisite majority vote to be elected at an annual meeting, that director remains in office as a “holdover” director. However, our Corporate Governance Guidelines require that such a director must promptly, following certification of the shareholder vote, tender his or her resignation to our Board. The Board, excluding the director who tendered the resignation, will then evaluate the resignation in light of the best interests of our company and our shareholders in determining whether to accept or reject the resignation, or whether other action should be taken. In reaching its decision, the Board may consider any factors it deems relevant, including the director’s qualifications, the director’s past and expected future contributions to the company, the overall composition of the Board and whether accepting the tendered resignation would cause the company to fail to comply with any applicable rule or regulation (including NYSE listing requirements and the federal securities laws). The Board will act on the tendered resignation and publicly disclose its decision and rationale within 90 days following certification of the shareholder vote.
Proposal 2 – Ratification of Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the Year Ending December 31, 2026
In accordance with our By-laws, approval of Proposal 2 requires the affirmative vote of a majority of the voting power of the shareholders present online or by proxy and entitled to vote on the proposal at the meeting. Abstentions will have the same effect as votes against Proposal 2. If you do not provide voting instructions to your brokerage firm or similar person holding your shares, they will be permitted to vote your shares on Proposal 2 at their discretion.

ONEOK 2026 Proxy Statement	23

Outstanding Stock and Voting
Proposal 3 – Advisory Vote to Approve Executive Compensation
In accordance with our By-laws, approval of Proposal 3 requires the affirmative vote of a majority of the voting power of the shareholders present online or by proxy and entitled to vote on the proposal at the meeting. Abstentions will have the same effect as votes against Proposal 3. If you do not provide voting instructions to your brokerage firm or similar person holding your shares, they will not be permitted to vote your shares on Proposal 3. Broker non-votes do not count as shares entitled to vote for purposes of determining the outcome of the vote on Proposal 3.
Revoking a Proxy
Any shareholder may revoke his or her proxy at any time before it is voted at the meeting by (i) notifying our corporate secretary in writing (the mailing address of our corporate secretary is 100 West Fifth Street, Tulsa, Oklahoma 74103), (ii) authorizing a later proxy via the internet or by telephone, (iii) returning a later dated proxy card or (iv) voting online at the meeting. A shareholder’s presence without voting at the annual meeting will not automatically revoke a previously delivered proxy and any revocation during the meeting will not affect votes previously taken at the meeting.
If your shares are held by a brokerage firm or similar person, you may revoke any voting instructions you may have previously provided in accordance with the revocation instructions provided by the broker or similar person.
Proxy Solicitation
Solicitation of proxies will be primarily by mail and telephone. We have engaged Sodali & Co, 333 Ludlow St., 5th Floor, South Tower, Stamford, Connecticut 06902, to solicit proxies for a fee of $11,000, plus out-of-pocket expenses. In addition, certain of our officers, directors and employees may solicit proxies on our behalf in person or by mail, telephone, fax or email, for which such persons will receive no additional compensation. We will pay all costs of soliciting proxies. We will also reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to our shareholders.
In connection with our solicitation of proxies for our 2027 annual meeting, we intend to file a proxy statement and WHITE proxy card with the Securities and Exchange Commission. Shareholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the Securities and Exchange Commission without charge from the Securities and Exchange Commission’s website at: www.sec.gov.

24	ONEOK 2026 Proxy Statement

Governance of the Company
Our Board and management are committed to maintaining strong corporate governance practices that allocate rights and responsibilities among our Board, management and shareholders in a manner that benefits the long-term interest of our shareholders. Our corporate governance practices are designed not only to satisfy regulatory and stock exchange requirements but also to provide for effective oversight and management of our company.
Our Corporate Governance Committee engages in a regular process of reviewing our corporate governance practices, including comparing our practices with those recommended by various corporate governance authorities, the expectations of our shareholders and the practices of other leading public companies. Our Corporate Governance Committee also regularly reviews our corporate governance practices in light of proposed and adopted laws and regulations, including the rules of the Securities and Exchange Commission and the rules and listing standards of the NYSE.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that address key areas of our corporate governance, including, among others: the Board’s mission and responsibilities; Board membership and leadership; the structure and function of the Board’s committees; meetings of the Board and its committees, including attendance requirements and executive sessions; Board compensation; Board and officer share-ownership requirements; succession planning; evaluation of the performance of our Board; and Board access to management and independent advisors. Our Board annually reviews our Corporate Governance Guidelines and may revise the guidelines from time to time as conditions warrant. The full text of our Corporate Governance Guidelines is published on and may be printed from our website at www.oneok.com and is also available from our corporate secretary upon request.
Code of Business Conduct and Ethics
The foundation of our Code of Business Conduct and Ethics ("Code"), titled “ONE Way to Work,” is built upon our core values. Directors, officers (including our principal executive and financial officers, principal accounting officer, controllers and other persons performing similar functions) and employees are required to adhere to our Code in addressing the legal and ethical issues encountered in conducting their work for our company. The Code covers subjects such as workplace conduct, insider trading, conflicts of interest, inclusion, environmental protection and sustainability, health and safety at work, community support and human rights, use of company assets, confidential information and intellectual property, data privacy, fair competition, anti-bribery and anti-corruption, gifts and entertainment, financial integrity and government interactions, among others. The Code is fully digital and interactive allowing directors, officers and employees to easily navigate to other relevant company policies or to report violations of the Code.
All employees, directors and officers are required annually to complete Code training and to certify that they are in compliance with the Code and are not aware of any non-compliance. In addition, they are required to report any conduct that they believe to be an actual or apparent violation of our Code.
The full text of our Code is published on and may be printed from our website at www.oneok.com and is also available from our corporate secretary upon request. We intend to disclose on our website any future amendments to, or waivers from, our Code, with respect to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, in accordance with the rules of the Securities and Exchange Commission and the listing standards of the NYSE.

ONEOK 2026 Proxy Statement	25

Governance of the Company
Business Partner Code of Conduct
Our business partners, whether a supplier, consultant, vendor, contractor, agent or other third-party provider, act as an extension of our business and share the responsibility to work ethically and to continually reflect our Mission, Vision and Core Values. Accordingly, the company implemented a Business Partner Code of Conduct (“Business Partner Code”), titled “ONE Way to Partner,” to help guide our business partners throughout our partnership. ONEOK expects all business partners to comply with the Business Partner Code and with all applicable laws, regulations, guidelines and industry standards.
The Business Partner Code addresses topics such as health and safety, workforce inclusion, conflicts of interest, anti-bribery and anti-corruption, and human rights. It is also fully digital and interactive allowing business partners to easily navigate content.
All business partners seeking to work with us are provided the Business Partner Code and must acknowledge their compliance with the Business Partner Code. Business partners are encouraged to contact ONEOK Compliance and Ethics or the ONEOK Hotline with questions or concerns and may do so anonymously.
The full text of our Business Partner Code is published on and may be printed from our website at www.oneok.com.
Director Independence
Our Corporate Governance Guidelines provide that a majority of our Board will be “independent” under the applicable independence requirements of the NYSE. These guidelines and the rules of the NYSE provide that, in qualifying a director as “independent,” the Board must make an affirmative determination that the director has no material relationship with our company, either directly or as a partner, shareholder or officer of an organization that has a relationship with our company. In making this determination with respect to each director serving on the Executive Compensation Committee, the Board is required, under the rules of the NYSE, to consider all factors specifically relevant to determining whether the director has a relationship with our company that is material to that director’s ability to be independent from management in connection with the duties of a member of that committee.
Our Board has also adopted Director Independence Guidelines that specify the types of relationships the Board has determined to be categorically immaterial. Directors who meet these standards are considered to be “independent.” The full text of our Director Independence Guidelines is published on and may be printed from our website at www.oneok.com and is also available from our corporate secretary upon request.
Our Board has determined affirmatively that Board members Brian L. Derksen, Julie H. Edwards, Lori A. Gobillot, Mark W. Helderman, Randall J. Larson, Mark A. McCollum, Pattye L. Moore, Precious Williams Owodunni, Eduardo A. Rodriguez, Gerald B. Smith, and Wayne T. Smith have no material relationship with our company, and each qualifies as “independent” under our Corporate Governance Guidelines, our Director Independence Guidelines and the rules of the NYSE. Accordingly, eleven out of our twelve directors as of the date of this proxy statement qualify as independent.
Board Leadership Structure
During 2025, Julie H. Edwards continued to lead our Board as an independent Board Chair.
Each of our Audit Committee, Corporate Governance Committee and Executive Compensation Committee was also chaired by an independent director.
Our Corporate Governance Guidelines provide that the Board retains the authority, in its discretion, to combine or separate the offices of Board Chair and Chief Executive Officer. Our Board reviews the issue as a part of its succession-planning process, based on the individuals then available and the circumstances then presented. The Board believes it is advantageous for the Board to maintain the flexibility to determine the issue on a case-by-case basis and, if necessary, to change the Board leadership structure at any time if it determines doing so is in the best interests of our company and our shareholders.

26	ONEOK 2026 Proxy Statement

Governance of the Company
Lead Independent Director
Our Corporate Governance Guidelines provide that if the offices of the Board Chair and the Chief Executive Officer are combined, or if the company has a non-independent Board Chair, or in the absence of a Board Chair, the Chair of the Corporate Governance Committee shall serve as the lead independent director. Our guidelines also specify the duties of the lead independent director. In addition, the lead independent director, if any, has the authority to call meetings of the independent directors and, if requested by major shareholders, will be made reasonably available by the company for consultation and direct communication with such shareholders.
With Ms. Edwards serving as independent Board Chair, the company does not currently have a lead independent director.
Board Refreshment
Two of our current Board members, Gerald B. Smith and Pattye L. Moore, will not be standing for re-election at this annual meeting of shareholders. Ms. Moore, who has served as a director since 2002, has elected to retire at the end of her term, which will end immediately prior to the annual meeting. Mr. Smith, who has served as a director since 2020, will retire in accordance with our By-laws and Corporate Governance Guidelines providing that a director will retire from the Board no later than immediately prior to the annual meeting of shareholders following that director's 75th birthday.
In addition, on January 21, 2026, our Board appointed Mark A. McCollum and Precious Williams Owodunni as directors effective January 23, 2026. Both new directors are independent and are being nominated for election at this annual meeting of shareholders. See, pages 56 through 63 for more information on our nominees, including our first-time nominees, Mr. McCollum and Ms. Owodunni.
The Corporate Governance Committee's work on director succession and refreshment have resulted in four new directors being added to the Board since 2023. Our Corporate Governance Committee regularly and actively evaluates the Board’s and each committee’s composition to help ensure that we maintain a cohesive Board with diverse experience, skills, expertise and tenure to meet the current needs of the company and its businesses. This intentional approach has resulted in a mix of experience, skills, expertise and tenure that promotes and supports the Company's long-term growth strategy.
CEO and Senior Management Succession Planning
A key responsibility of the Chief Executive Officer and the Board is ensuring that an effective process is in place to provide continuity of leadership over the long-term at all levels in our company. Each year, succession-planning reviews are held at significant organizational levels of the company, culminating in a full review of senior leadership talent by our independent directors. During this review, the Chief Executive Officer, the Board Chair and the independent directors discuss future candidates for senior leadership positions, succession timing for those positions and development plans for the highest-potential candidates. On an ongoing basis, the Chief Executive Officer, the Board Chair and the independent directors provide recommendations to the Board as to the company's plan of succession for the Chief Executive Officer and other senior executive officers in the event of death, disability, removal or resignation. This process ensures continuity of leadership over the long-term, and it forms the basis on which our company makes ongoing leadership assignments.

ONEOK 2026 Proxy Statement	27

Governance of the Company
Corporate Strategy
Our Board is actively involved in overseeing, reviewing and guiding our corporate strategy. Our Board formally reviews our company’s business strategy, including the risks and opportunities facing our company and its businesses, at an annual strategic planning session. In addition, long-range strategic issues, including the performance and strategic fit of our businesses, are discussed as a matter of course at regular Board meetings. Our Board regularly discusses corporate strategy with management throughout the year, formally as well as informally, and during executive sessions of the Board as appropriate. As discussed in “Risk Oversight” below, our Board views risk management and oversight as an integral part of our strategic planning process, including mapping key risks to our corporate strategy and seeking to manage and mitigate risk. Our Board also views its own composition as a critical component to effective strategic oversight. Accordingly, our Board and relevant Board committees consider our business strategy and the company’s regulatory, geographic and market environments when assessing Board composition, director succession, executive compensation and other matters of importance.
Shareholder Engagement
Our Board believes that accountability to shareholders is a mark of good corporate governance and that regular shareholder engagement is important to our company’s success. Our company’s management team and investor relations department frequently engage with shareholders on a variety of topics, with particular focus on matters relating to our company’s publicly disclosed strategy and financial performance. During 2025, members of our management team and our investor relations department participated in approximately 20 investor conferences or events and held approximately 530 discussions with investment firms.
Our management team and investor relations department also engage with shareholders to discuss matters relating to governance, compensation, safety, the environment, social responsibility and other current and emerging issues that the Board and our management understand are important to our shareholders. In addition to this direct engagement, our company also maintains a number of complementary mechanisms that allow our shareholders to effectively communicate with our Board, including:
óConducting the election of directors annually with a majority voting standard;
óConducting an annual advisory vote to approve executive compensation;
óMaintaining an investor relations website;
óRegular meetings by our management team and investor relations department with investors and analysts;
óPermitting shareholders to submit recommendations of prospective candidates for nomination by our Board for election at the annual meeting of shareholders in accordance with our Corporate Governance Guidelines;
óPermitting shareholders to nominate candidates for election at the annual meeting of shareholders in accordance with our By-laws;
óPermitting proxy access by eligible shareholders in accordance with our By-laws; and
óProviding shareholders the ability to attend and voice opinions at the annual meeting of shareholders.
Risk Oversight
Enterprise Risk Management
We engage in an annual comprehensive ERM process designed to identify and manage risk. Our annual ERM assessment is designed to enable our Board to establish a mutual understanding with management of the effectiveness of our risk-management practices and capabilities, to review our risk exposure and to elevate certain key risks for discussion at the Board level. Risk management is an integral part of our annual strategic planning process, which addresses, among other things, the risks and opportunities facing our company.

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Our ERM program is overseen by our chief financial officer. The program is designed to identify, assess, monitor and manage risks that could affect our ability to fulfill our business objectives or execute our corporate strategy. Our ERM process encompasses the identification and assessment of a broad range of risks and the development and implementation of plans to mitigate these risks. Such risks generally relate to strategic, operational, financial, regulatory compliance, climate-related considerations, corporate sustainability, cybersecurity, AI-related matters and human capital management aspects of our business.
Not all risks can be dealt with in the same way. Some risks may be easily perceived and controllable. Other risks are unknown. Some risks can be avoided or mitigated by particular behavior, and some risks are unavoidable as a practical matter. For some risks, the potential adverse impact would be minor and, as a matter of business judgment, it may not be appropriate to allocate significant resources to avoid the risk. In other cases, the potential adverse impact could be significant, and it is prudent to expend resources to seek to avoid or mitigate the risk. Management is responsible for identifying risk and risk controls related to our significant business activities, mapping the risks to our corporate strategy, and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward and the appropriate manner in which to control and mitigate risk.
The Board implements its risk-oversight responsibilities by having management provide periodic briefing and informational sessions on the significant risks our company faces and the ways in which our company is seeking to control and mitigate those risks. In some cases, as with risks relating to significant acquisitions, risk oversight is addressed as part of the full Board’s ongoing engagement with our CEO and management.
The Board annually reviews a management assessment of the various operational and regulatory risks facing our company, their relative magnitude and management’s plan for mitigating these risks. This review is conducted in conjunction with the Board’s review of our company’s business strategy at its annual strategic planning meeting and at other meetings as appropriate.
Management Risk Oversight and Strategy Committee
We also maintain a Risk Oversight and Strategy Committee, which consists of members of our senior management. This committee is responsible for ensuring that our exposure to commodity price and interest rate risks, as well as risks associated with marketing, trading, hedging practices, and long-term contractual commitments are monitored within the framework established by our company policies. The committee is also responsible for developing and implementing marketing and hedging strategies designed to mitigate or manage those risks within acceptable risk thresholds.
Board Committee Risk Oversight
In certain cases, a Board committee is responsible for oversight of specific risk topics. For example, the Audit Committee oversees risk issues associated with our overall financial reporting and disclosure process and legal compliance, as well as reviewing policies and procedures on risk control assessment and accounting-risk exposure, including our companywide risk control activities. The Audit Committee meets with our chief financial officer, chief enterprise services officer, chief accounting officer, chief legal officer, and our vice president, audit services, as well as with our independent registered public accounting firm, in separate executive sessions at least three times during the year at meetings at which risk issues are discussed.
In addition, our Executive Compensation Committee oversees risks related to our compensation programs, as discussed in greater detail elsewhere in this proxy statement, and our Corporate Governance Committee oversees risks related to our governance practices and policies.
Corporate Sustainability Oversight
Our Board provides key leadership, guidance and diverse energy industry and business expertise as it oversees executive management’s development and implementation of the company’s sustainability practices. This oversight includes regular engagement with and updates by our CEO, executive management and others.
Our Board also conducts a biannual examination of the company’s sustainability practices, performance, risks and opportunities. Such examinations have been incorporated into the company’s Corporate Governance Committee Charter and take place at the Board’s May and July meetings.

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Governance of the Company
In 2025, these examinations covered topics such as environmental, safety and health performance, mechanical integrity, process safety, integration and continuous improvement plans, GHG emission trends, GHG emissions reduction performance, new regulatory requirements and sustainability-related shareholder engagements.
For more information regarding the Board’s oversight of Corporate Sustainability, the company’s sustainability governance structure, and the associated roles and responsibilities various groups and/or individuals play within that structure, see pages 42-50.
Human Capital Management Oversight
Our Board provides key leadership, guidance and diverse energy industry and business expertise as it oversees executive management’s development and implementation of the company’s human capital management practices. This oversight includes regular engagement with, and updates by, our CEO, executive management and others.
Our Board also conducts a biannual examination of the company’s human capital management practices, performance, risks and opportunities. Such examinations have been incorporated into the company’s Executive Compensation Committee Charter and take place at the Board’s May and November meetings.
In 2025, these examinations covered topics such as workforce inclusion, people, culture, talent recruitment, integration, engagement, development, succession, employee benefits, business resource groups, community, awards and recognition.
For more information regarding the Board’s human capital management oversight and the company’s human capital resources, measures and objectives, see pages 47-48.
Cybersecurity and Physical Security
Protecting Our Assets
ONEOK takes a cross-disciplinary approach to cybersecurity and physical security. We use systems and procedures designed to protect our physical and cyber assets as well as to enhance business continuity and disaster recovery preparedness.
Securing company assets is critical to ONEOK’s commitments to:
óProvide safe work environments for employees and contractors;
óProtect the personal information of its employees, contractors and customers;
óAct as a responsible member of the communities where we operate;
óProvide reliable service to customers; and
óCreate value for stakeholders.
Security Leadership and Governance
Security is governed by the Security Advisory Team, an executive advisory committee composed of company officers, including our chief executive officer, our chief financial officer and our chief enterprise services officer. The Security Advisory Team meets regularly to evaluate ongoing security threats and incidents, to define policy and to prioritize initiatives. Identified cybersecurity threats and incidents are monitored and assessed for materiality by this cross-functional Security Advisory Team. This assessment includes whether our Board should be informed of a threat or incident.

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The Security Advisory Team is chaired by our vice president of cybersecurity and physical security who has more than 20 years of relevant experience in the field of cyber and physical security. In his role, our vice president of cybersecurity and physical security also supervises efforts to prevent, detect, mitigate and remediate cybersecurity risks and incidents through various means, which include briefings from internal security personnel, alerts and reports produced by security tools deployed in our technology infrastructure and threat intelligence and other information obtained from governmental, public or private sources, including external cybersecurity service providers. Our vice president of cybersecurity and physical security reports to our executive vice president and chief enterprise services officer, who is responsible for cybersecurity, information technology, enterprise optimization and innovation, among other responsibilities. Before joining ONEOK, our executive vice president and chief enterprise services officer held information technology positions of increasing responsibility.
Cybersecurity risks are communicated and discussed with our Board at least annually in conjunction with our overall ERM program. Internal Audit provides periodic updates to the Audit Committee on testing completed to meet TSA requirements. As part of its oversight responsibilities, our Board also receives frequent updates from executive management on our company’s physical and cybersecurity efforts.
Cybersecurity
Our annual ERM process encompasses the identification and assessment of a broad range of risks, including cybersecurity, and the development and testing of controls to mitigate these risks. Our ERM assessment is designed to enable our Board to establish a mutual understanding with management of the effectiveness of our risk-management practices and capabilities, to review our risk exposures and to elevate certain key risks for discussion at the Board level. Our ERM program is overseen by our chief financial officer.
Our cybersecurity risk management program is integrated with our ERM program and shares common methodologies, reporting channels and governance processes that apply across the ERM program to other legal compliance, strategic, operational and financial risk areas. Our security program generally incorporates the guidelines of the widely utilized National Institute of Standards and Technology Cybersecurity Framework, though this does not imply we meet any particular technical standards, specifications or requirements. On a regular basis, we engage consultants, including external legal counsel and cybersecurity firms, to conduct penetration tests and architecture design reviews. In addition, we conduct risk assessments of enterprise third-party software and cloud vendors by utilizing security questionnaires prior to procurement.
Critical Infrastructure Security
ONEOK is an essential critical infrastructure business, and cybersecurity is a top priority for our company's leadership and Board. Much of the cybersecurity surrounding our critical infrastructure environment is regulated by the TSA through specific pipeline security directives and regular inspections by the agency.
Physical Security
ONEOK implements a risk-based physical security program focused on the protection of people and assets. This includes participation in the TSA's Pipeline Security Guidelines and collaboration with a number of agencies at a federal, state and local level. ONEOK also uses technology as part of its physical security strategy. This includes video surveillance, as well as access control systems that limit facility and office entry to approved individuals and provide a record of individuals in a workspace at any given time. ONEOK has standardized physical security technology across our operations, including deploying common ID-badge technology.

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Governance of the Company
Employee and Contractor Security Training
We provide training to help employees and contractors recognize and avoid potential security threats, and all employees are required to complete annual, job-specific security training.
The following are examples of our security training:
óIndustrial Control Systems (ICS): Employees operating and monitoring ONEOK ICS assets are required to complete training on specific threat indicators in the ICS environment and practices for identifying and responding to threats.
óHealth Insurance Portability and Accountability Act (HIPAA): ONEOK requires training on the policies and procedures it maintains to safeguard protected health information (PHI) in accordance with HIPAA. All individuals who may have access to PHI are required to complete annual training and to maintain other physical, technological and procedural safeguards.
óSecuritySense Program: All employees are encouraged to participate in a monthly training course that covers a variety of security topics such as active shooter awareness, phishing awareness, ransomware recognition and prevention, and physical security at ONEOK facilities.
Crisis Management and Resiliency
ONEOK maintains detailed procedures covering crisis management, emergency response and incident communication, and management conducts drills to practice and evaluate crisis response efforts. Drills provide ONEOK and participating authorities an opportunity to test crisis response preparedness, coordinate efforts and identify areas for improvement.
Board and Committee Membership
Our business, property and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other officers, by reviewing materials provided to them periodically and in connection with Board and committee meetings, by visiting our offices and our operating facilities, and by participating in meetings of the Board and its committees.
During 2025, the Board (including its committees) held 19 regular meetings and three special meetings. At times during 2025, such meetings were held in-person, telephonically and virtually. Each of our incumbent directors who served on the Board during 2025 attended at least 95% of the aggregate of all meetings of the Board and Board committees on which they served in 2025.
Our Corporate Governance Guidelines provide that all members of our Board are expected to attend our annual meeting of shareholders. All members of our Board attended the 2025 annual meeting of shareholders, which was held virtually.
The Board has three standing committees consisting of the Audit Committee, the Executive Compensation Committee and the Corporate Governance Committee. These standing committees met in-person, telephonically and virtually at times during 2025. Our Corporate Governance Committee annually reviews the composition and membership of each standing committee of the Board. Such a review took place in May 2025, but no changes to the composition of the standing committees were instituted at that time.
Our Board has adopted written charters for each of its Audit, Executive Compensation and Corporate Governance Committees. Copies of these committee charters are available on and may be printed from our website at www.oneok.com. Copies are also available from our corporate secretary upon request. The primary responsibilities of our standing committees are summarized below. Pursuant to our By-laws, the Board, in its discretion, may form other committees.

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The Audit Committee
The Audit Committee represents and assists our Board with the oversight of the integrity of our financial statements and internal control over financial reporting, our compliance with legal and regulatory requirements, the independence, qualifications and performance of our independent registered public accounting firm and the performance of our internal audit function.
All members of our Audit Committee are “independent” under the independence requirements of the NYSE and the Securities and Exchange Commission applicable to audit committee members. The Board has determined that Brian L. Derksen, Mark W. Helderman, Mark A. McCollum and Wayne T. Smith are each an Audit Committee financial expert under the applicable rules of the Securities and Exchange Commission.

Audit Committee Responsibilities

NUMBER OF MEETINGS IN 2025: 5	Committee Members:

	Brian L. Derksen (Chair) Lori. A. Gobillot	Mark W. Helderman Mark A. McCollum(1)	Wayne T. Smith

(1) Mark A. McCollum was named to the Audit Committee upon his election to the Board in January 2026.
The primary responsibilities of the Audit Committee include, without limitation:
óAppointing, compensating, retaining and overseeing our independent auditor, including review of their qualifications, independence and performance;
óReviewing the scope, plans and results relating to external audits of our financial statements and our internal control over financial reporting;
óReviewing the internal audit function, its performance, the adequacy of its resources and the areas of internal audit emphasis;
óMonitoring and evaluating our financial condition;
óMonitoring and evaluating the integrity of our financial reporting processes and procedures;
óAssessing our significant financial risks and exposures and evaluating the adequacy of our internal controls in connection with such risks and exposures, including, but not limited to, internal control over financial reporting and disclosure controls and procedures;
óReviewing policies and procedures on risk-control assessment and accounting risk exposure, including our companywide risk control activities;
óPeriodically reviewing significant (as determined by the Audit Committee) transactions between the company or any of its direct or indirect subsidiaries and any related party;
óEstablishing procedures for (i) the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls and auditing matters, and (ii) the confidential, anonymous submission to the Audit Committee by the company’s employees of concerns regarding questionable accounting or auditing matters; and
óReviewing our computerized information systems, applications and related controls and our tax planning efforts, taxing authority developments, pending audits and the adequacy of tax reserves.

Our independent registered public accounting firm reports directly to our Audit Committee.

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Governance of the Company
The Executive Compensation Committee
Our Executive Compensation Committee is responsible for establishing and periodically reviewing our executive and director compensation policies and practices.
All members of our Executive Compensation Committee are “independent” under the independence requirements of the NYSE applicable to compensation committee members.

Executive Compensation Committee Responsibilities

NUMBER OF MEETINGS IN 2025: 4	Committee Members:

	Eduardo A. Rodriguez (Chair) Randall J. Larson	Pattye L. Moore Precious Williams Owodunni(1)	Gerald B. Smith

(1) Precious Williams Owodunni was named to the Executive Compensation Committee upon her election to the Board in January 2026.
The primary responsibilities of the Executive Compensation Committee include, without limitation:
óReviewing, determining and approving the chief executive officer's compensation based on the Board’s evaluation, and recommending to our Board the compensation of our other executive officers;
óRecommending to our Board the compensation for Board members;
óAssessing the risks associated with our compensation program;
óReviewing the competitive position of, and approving material changes to, the company’s plans, systems, policies, programs and practices relating to compensation and benefits;
óEstablishing and reviewing periodically the company’s compensation strategy; and
óReviewing the company’s management of human capital.

Our Executive Compensation Committee meets periodically during the year to review our executive- and director-compensation policies and practices. The Committee also annually recommends to the Board the compensation of the Chief Executive Officer and the other executive officers.
The compensation group in our corporate human resources department, in consultation with our Chief Executive Officer, supports the Executive Compensation Committee in its work.
During 2025, the Executive Compensation Committee continued the engagement of Meridian Compensation Partners, LLC (“Meridian Compensation Partners”) as an independent compensation consultant to assist the Committee in its evaluation of the amount and form of compensation paid in 2025 to our Chief Executive Officer, other executive officers and directors. Meridian Compensation Partners reported directly to the Executive Compensation Committee. For more information on executive compensation and the role of this consultant, see “Executive Compensation Discussion and Analysis—Executive Compensation Methodology—The Role of the Independent Compensation Consultant” at pages 75-76.

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Governance of the Company
The Corporate Governance Committee
Our Corporate Governance Committee is responsible for overseeing our company’s governance, including the selection of directors and the Board’s practices and effectiveness. All members of our Corporate Governance Committee are “independent” under the independence requirements of the NYSE.

Corporate Governance Committee Responsibilities

NUMBER OF MEETINGS IN 2025: 3	Committee Members:

	Randall J. Larson (Chair) Brian L. Derksen Lori A. Gobillot Mark W. Helderman	Mark A. McCollum(1) Pattye L. Moore Precious Williams Owodunni(1)	Eduardo A. Rodriguez Gerald B. Smith Wayne T. Smith

(1) Mark A. McCollum and Precious Williams Owodunni were named to the Corporate Governance Committee upon their respective elections to the Board of Directors in January 2026.
The primary responsibilities of the Corporate Governance Committee include, without limitation:
óIdentifying and recommending qualified director candidates, including qualified director candidates suggested by our shareholders in written submissions to our corporate secretary in accordance with our Corporate Governance Guidelines, our By-laws and the rules of the Securities and Exchange Commission;
óMaking recommendations to the Board with respect to electing directors and filling vacancies on the Board;
óImplementing an effective process for director selection and tenure by making recommendations on the Board’s organization and practices and by aiding in identifying and recruiting director candidates;
óReviewing and making recommendations to the Board with respect to the organization, structure, size, composition and operation of the Board and its committees;
óIn consultation with our Board Chair, our Chief Executive Officer and the Executive Compensation Committee, overseeing management succession and development;
óReviewing the company’s legislative affairs and political activities;
óMonitoring compliance with our policies on ethical business conduct;
óReviewing our corporate aviation policy;
óReviewing our sustainability practices, performance, risks and opportunities;
óReviewing our cybersecurity practices, risks and preparedness; and
óReviewing, assessing risk and making recommendations with respect to other corporate governance matters.

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Governance of the Company
Director Nominations
Our Corporate Governance Guidelines provide that the Board is responsible for selecting candidates for Board membership, and the screening process is delegated to the Corporate Governance Committee. The Corporate Governance Committee, with recommendations and input from our Board Chair, our Chief Executive Officer and members of our Board, evaluates the qualifications of each director candidate and assesses the appropriate mix of skills, qualifications and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time. The Corporate Governance Committee is responsible for recommending candidates for nomination by the Board for election as members of our Board.
Our Corporate Governance Guidelines provide that candidates for nomination by the Board must be committed to devoting the time and effort necessary to be productive members of the Board and that, in nominating candidates, the Board will endeavor to maintain a mix of viewpoints and experiences that includes, but is not limited to, the following areas of core competency: accounting and finance; investment banking; business judgment; management; energy industry knowledge; crisis response; international business; leadership; strategic vision; technology; law; and corporate relations.
The Corporate Governance Committee’s charter provides that it has the responsibility, in consultation with the Board Chair and the Chief Executive Officer, to search for, recruit, screen, interview and select candidates for the position of director as necessary to fill vacancies on the Board or the additional needs of the Board and to consider management and shareholder recommendations for candidates for nomination by the Board. In carrying out this responsibility, the Corporate Governance Committee evaluates the qualifications and performance of incumbent directors and determines whether to recommend them for election to the Board. In addition, the Corporate Governance Committee determines, as necessary, the portfolio of skills, experience, perspective and background required for the effective functioning of the Board considering our business strategy and our regulatory, geographic and market environments.
Our Corporate Governance Guidelines contain a policy regarding the Corporate Governance Committee’s consideration of prospective director candidates recommended by shareholders for nomination by our Board. Pursuant to this policy, any shareholder who wishes to recommend a prospective candidate for nomination by our Board for election at our 2027 annual meeting should send a letter of recommendation to our corporate secretary at our principal executive offices no later than September 30, 2026.
The letter should include the following information: the name, address and number of shares owned by the recommending shareholder (including, if the recommending shareholder is not a shareholder of record, proof of ownership of the type referred to in Rule 14a-8(b)(2) of the Exchange Act); the prospective candidate’s name and address; a description of the prospective candidate’s background, qualifications and relationships, if any, with our company; and all other information necessary for our Board to determine whether the prospective candidate meets the independence standards under the rules of the NYSE and our Director Independence Guidelines. A signed statement from the prospective candidate should accompany the letter of recommendation indicating that he or she consents to being considered as a nominee of the Board and, if nominated by the Board and elected by the shareholders, he or she will serve as a director. The Corporate Governance Committee will evaluate prospective candidates recommended by shareholders for nomination by our Board in light of the various factors set forth above.
Neither the Corporate Governance Committee, the Board nor the company discriminate in any way against prospective candidates for nomination by the Board on the basis of personal background, race and ethnicity, gender, age or nationality. There are no differences in the manner in which the Corporate Governance Committee or the Board evaluates prospective candidates based on whether the prospective candidate is recommended by a shareholder or by the Corporate Governance Committee, provided that the recommending shareholder timely furnishes to our company a letter of recommendation containing the information described above along with the signed statement of the prospective candidate referred to above.
In addition to having the ability to recommend prospective candidates for nomination by our Board, under our By-laws, shareholders may themselves nominate candidates for election at an annual meeting of shareholders so long as they are shareholders of record when they give the notice described below and on the record date for the relevant annual meeting. Any shareholder who desires to nominate candidates for election as directors at our 2027 annual meeting must follow the procedures set forth in our By-laws. Under these procedures, notice of a shareholder nomination for the election of a director must be received by our corporate secretary at our principal executive offices not less than 120 calendar days, and not more than 150 calendar days, before the first anniversary of the date that our proxy statement was released to shareholders in connection with our 2026 annual meeting of shareholders (i.e., notice must be received no earlier than November 2, 2026, and no later than December 2, 2026). If the date of the

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Governance of the Company
2027 annual meeting is more than 30 days after May 20, 2027, the first anniversary of our 2026 annual meeting, our corporate secretary must receive notice of a shareholder nomination by the close of business on the tenth day following the earlier of the day on which notice of the date of the 2027 annual meeting is mailed to shareholders or the day on which public announcement of the 2027 annual meeting date is made. In addition, in accordance with our By-laws, the shareholder notice must contain certain information about the candidate the shareholder desires to nominate for election as a director, the shareholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is made. Any notice of director nomination submitted to the company other than through proxy access must include the additional information required by Rule 14a-19(b) under the Exchange Act.
In addition, our By-laws permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of ONEOK’s common stock continuously for a period of at least three years to nominate for election to our Board and have such director nominations included in our proxy materials, a number of director candidates equal to the greater of (i) two individuals or (ii) the closest whole number that does not exceed 20% of our Board, provided that the shareholder(s) and the nominee(s) satisfy certain requirements specified in the By-laws. Under the applicable procedures, notice must be received by our corporate secretary at our principal executive offices not less than 120 calendar days, and not more than 150 calendar days, before the first anniversary of the date that our proxy statement was released to shareholders in connection with our 2026 annual meeting of shareholders (i.e., for a nomination to be included in our 2027 proxy materials, notice must be received no earlier than November 2, 2026, and no later than December 2, 2026). In accordance with our By-laws, the shareholder notice must contain certain information about the candidate the shareholder desires to nominate for election as a director, the shareholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is made.
Director Compensation
The Executive Compensation Committee reviews director compensation on an annual basis in consultation with Meridian Compensation Partners, the Committee’s independent compensation consultant. This review includes consideration of director compensation data compiled by Meridian Compensation Partners for the same peer group used to assess compensation for our executive officers in order to assess the competitive levels and types of compensation for our directors. We refer to this peer group as our “Energy Peers,” as discussed in further detail in the Compensation Discussion & Analysis. In addition to considering director compensation data compiled by Meridian Compensation Partners, the Committee also considers relevant factors, such as our company’s financial and operational performance, when reviewing director compensation. After completing its review, the Committee submits its recommendation for director compensation to the full Board for approval.
Following its review in February 2025, the Committee recommended, and the full Board approved, that no changes be made to the compensation paid to our non-management directors for 2025. Accordingly, the amounts paid to our non-management directors and shown in the table below remain unchanged from 2024.

	Cash Retainer(1)	Stock Retainer(2)	Committee Chair Cash Retainers		Board Chair Cash Retainer	Lead Director Cash Retainer
May 2025 through April 2026	$110,000	$170,000	Audit	$25,000	$185,000	$25,000
			Executive Compensation	$20,000
			Corporate Governance	$20,000
(1)Directors may elect to receive cash retainers, including committee chair retainers, in fully vested shares of common stock.
(2)The number of shares of common stock issued for the annual stock retainer is determined based on the closing price of our company’s common stock on the NYSE on the date of the Board meeting immediately following the company’s annual shareholder meeting.
All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings.
Our one management director, Pierce H. Norton II, receives no compensation for his service as a director.
Our Board has established minimum share-ownership guidelines for members of our Board that provide that, within five years after joining the Board, each non-management director will own shares of our common stock having a minimum value of five times the annual cash retainer paid for service on our Board. Our share-ownership guidelines provide that a director may not sell shares of his or her stock unless such director holds shares that meet

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the minimum share-ownership guidelines after giving effect to such sale. Each non-management director currently meets these guidelines or is expected to meet them within the five-year time period for new directors. Our shareholder-approved EIP imposes an aggregate limit on the value of stock awards that may be granted, combined with any cash fees that may be paid, to each of our directors in a given year.
The following table sets forth the compensation paid to our non-management directors in 2025.

Director	Fees Earned or Paid in Cash(1)	Stock Awards(1),(2),(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)(6)	Total
Brian L. Derksen	$135,000	$170,000	$—	$1,000	$306,000
Julie H. Edwards	$185,000	$280,000	$1,458	$11,000	$477,458
Lori A. Gobillot	$110,000	$170,000	$—	$4,258	$284,258
Mark W. Helderman	$—	$280,000	$—	$1,000	$281,000
Randall J. Larson	$130,000	$170,000	$—	$1,000	$301,000
Pattye L. Moore	$110,000	$170,000	$278	$11,000	$291,278
Eduardo A. Rodriguez	$130,000	$170,000	$—	$4,500	$304,500
Gerald B. Smith	$110,000	$170,000	$—	$21,000	$301,000
Wayne T. Smith	$110,000	$170,000	$—	$51,000	$331,000
(1)Ms. Edwards and Mr. Helderman elected to receive fully vested shares of common stock in lieu of the annual cash retainer (although Ms. Edwards elected to receive her annual Board Chair cash retainer in cash), and accordingly each was issued 3,450 shares of our common stock with a grant date fair value of $81.14, which shares were fully vested when granted. Fractional shares are rounded down to the nearest whole share, with the difference being paid in cash. Non-management directors may defer all or a part of their annual cash and stock retainers under our Deferred Compensation Plan for Non-Employee Directors. During the year ended December 31, 2025, $1,054,000 of the total amount payable for directors’ fees was deferred under this plan at the election of seven of our directors. Deferred amounts are treated, at the election of the participating director, either as phantom stock or as a cash deferral. Phantom stock deferrals are treated as though the deferred amount is invested in our common stock based on the closing price on the NYSE on the date the deferred amount was earned. Phantom stock earns the equivalent of dividends declared on our common stock, reinvested in phantom shares of our common stock based on the closing price of our common stock on the payment date of each common stock dividend. The shares of our common stock reflected in a non-management director’s phantom stock account under our Deferred Compensation Plan for Non-Employee Directors are issued to the director on the last day of the director’s service as a director or a later date selected by the director. Cash deferrals earn interest at a rate equal to Moody’s seasoned AAA corporate bond yield index on the first business day of the plan year plus 100 basis points. At January 2, 2025, Moody’s rate was 5.41%; therefore, cash deferrals in 2025 earned interest at a rate of 6.41%. Cash deferrals are paid to the director on the last day of the director’s service as a director or at a later date selected by the director.
The following table sets forth, for each non-management director during 2025, the amount of director compensation deferred during 2025 and cumulative deferred compensation as of December 31, 2025.

Director	Board Fees Deferred to Phantom Stock in 2025(a)	Dividends Earned on Phantom Stock and Reinvested in 2025(b)	Total Phantom Stock Held at December 31, 2025	Board Fees Deferred to Cash in 2025(c)	Total Board Fees Deferred to Cash at December 31, 2025
Brian L. Derksen	$170,000	$151,246	39,016	$—	$—
Julie H. Edwards	$—	$18,220	4,572	$1,819	$29,516
Lori A. Gobillot	$170,000	$24,414	7,191	$—	$—
Mark W. Helderman	$—	$—	—	$—	$—
Randall J. Larson	$170,000	$4,346	2,155	$—	$—
Pattye L. Moore	$170,000	$823,980	207,820	$853	$13,851
Eduardo A. Rodriguez	$34,000	$64,757	16,462	$—	$—
Gerald B. Smith	$170,000	$56,202	15,167	$—	$—
Wayne T. Smith	$170,000	$19,952	6,071	$—	$—
(a)Reflects the value of the annual cash and stock retainers (with the number of shares of common stock calculated based on the closing price on the NYSE on the grant date) deferred by a director under our Deferred Compensation Plan for Non-Employee Directors.
(b)Dividend equivalents paid on phantom stock are reinvested in additional shares of phantom stock (with the number of shares of common stock calculated based on the closing price of our common stock on the NYSE on the date the dividend equivalent was paid.)
(c)The amounts for Ms. Edwards and Ms. Moore reflect interest accrued on prior cash deferrals. No Board fees were deferred to cash in 2025 by Ms. Edwards or Ms. Moore.

38	ONEOK 2026 Proxy Statement

Governance of the Company
(2)The amounts in this column reflect the aggregate grant date fair value, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”), with respect to stock awards received by directors for service on our Board. Each of our non-management directors was issued 2,095 shares of our common stock with a grant date fair value of $81.14 during 2025 for service on our Board, which shares were fully vested when granted. Fractional shares are rounded down to the nearest whole share, with the difference being paid in cash. However, if a non-management director defers all or part of his or her annual stock retainer under our Deferred Compensation Plan for Non-Employee Directors, the value of fractional shares is reflected in the amount deferred to phantom stock.
(3)For the aggregate number of shares of our common stock and phantom stock held by each member of our Board at March 1, 2026, see “Stock Ownership—Holdings of Officers and Directors” at page 68.
(4)Reflects above-market earnings on Board fees deferred to cash under our Deferred Compensation Plan for Non-Employee Directors which provides for payment of interest on cash deferrals as described above in footnote (1).
(5)Reflects charitable contributions made by our company or the ONEOK Foundation, Inc., on behalf of members of our Board as follows: (a) a $1,000 annual contribution to the non-profit organization of his or her choice; (b) matching contributions up to $10,000 per year to non-profit organizations of his or her choice pursuant to our Board matching grant program; and (c) matching contributions to the United Way pursuant to our annual United Way contribution program.
(6)There were no incremental costs incurred by our company in connection with travel by Ms. Edwards’, Ms. Gobillot’s, and Mr. Rodriguez’s spouses as passengers on one occasion each in 2025 during flights whose primary purposes were to conduct company business. The incremental cost of personal use of our company aircraft is calculated based on the incremental cost of fuel, crew travel, on-board catering, trip-related maintenance, landing fees and trip-related hangar and parking costs and other similar variable costs. Fixed costs that do not change based on usage, such as pilot salaries, home hangar expenses and general taxes and insurance are excluded from the incremental cost calculation.
Compensation Committee Interlocks and Insider Participation
During 2025, Messrs. Larson, Rodriguez and G. Smith and Ms. Moore served on our Executive Compensation Committee. Ms. Owodunni joined the Executive Compensation Committee in January 2026, upon her election to the Board. No member of the Executive Compensation Committee was an officer or employee of the company or any of its subsidiaries during 2025, was formerly an officer of the company or any of its subsidiaries, or had any relationship requiring disclosure under any paragraph of Regulation S-K Item 404 transactions. In addition, during 2025, none of our executive officers served as a member of a compensation committee or Board of directors of any other entity of which any member of our Board was an executive officer or whose executive officers served on our Executive Compensation Committee or our Board.
Executive Sessions of the Board
The independent members of our Board meet in separate, regularly scheduled executive sessions during each regular meeting of the Board held during the year. We intend to continue this practice of regularly scheduled separate meetings of the independent members of our Board. Ms. Edwards, our independent Board Chair, presides at such meetings.
Annual Board and Committee Evaluations
Board and committee evaluations play a critical role in ensuring the effective functioning of our Board and its committees. It is important to take stock of Board and committee performance and to solicit and act upon feedback received from each member of our Board. To this end, under the leadership of our Corporate Governance Committee Chair, the Corporate Governance Committee is responsible for evaluating the performance of our Board annually. Each of our Board committees also annually conducts a self-evaluation.
The Board believes that, in addition to serving as a tool to evaluate and improve performance, evaluations can serve several other purposes, including the promotion of good governance, integrity of financial reporting, reduction of risk, strengthening of the Board-management partnership, the encouragement of candid and constructive dialogue and helping set and oversee Board expectations of management. In assessing their performance, the Board and its committees seek to assure themselves that areas identified for improvement are appropriately and timely addressed.
As part of the Board’s evaluation process, directors consider various topics related to Board composition, structure, effectiveness and responsibilities, and the overall mix of director skills, experience and backgrounds. While the Board and each of its committees conduct evaluations annually, the Board considers its performance and that of its committees throughout the year and shares feedback with management.

ONEOK 2026 Proxy Statement	39

Governance of the Company
In addition, to the self-evaluation process described above, the Board undertook a comprehensive assessment in 2025 facilitated by a third-party consultant with expertise in corporate governance. The assessment consisted of one-on-one interviews with all directors, including our Chief Executive Officer. The evaluation process sought direct feedback from each director and senior members of management. Focus areas of the evaluation included Board and Committee composition, dynamics, processes, structure and effectiveness, Board and Committee responsibilities, Board materials and succession planning. The full Board then reviewed and discussed the results of the evaluation process and management is now working to incorporate key findings of the evaluation into the Board's processes.
Communications with Directors
Our Board believes that it is management’s role to speak for our company. Our Board also believes that any communications between members of the Board and interested parties, including shareholders, should be conducted with the knowledge of our Chief Executive Officer. Interested parties, including shareholders, may contact one or more members of our Board by writing to the director(s) in care of our corporate secretary at our principal executive offices. A communication received from an interested party or shareholder will be forwarded promptly to the directors to whom the communication is addressed. A copy of the communication also will be provided to our Chief Executive Officer. We will not, however, forward sales or marketing materials, materials that are abusive, threatening or otherwise inappropriate, or correspondence not clearly identified as interested party or shareholder correspondence.
Complaint Procedures
Our Board has adopted procedures for the receipt, retention, treatment and resolution of complaints regarding accounting, internal accounting controls, or auditing matters and complaints or concerns under our Code of Business Conduct and Ethics. These procedures allow for the confidential and anonymous submission by employees and other persons and stakeholders of concerns regarding accounting or auditing matters and matters arising under our Code of Business Conduct and Ethics. The full text of these procedures, known as our whistleblower policy, is published on and may be printed from our website at www.oneok.com and is also available from our corporate secretary, free of charge, upon request.

40	ONEOK 2026 Proxy Statement

Corporate Sustainability
ONEOK, as a leading midstream service provider, remains focused on our vision of creating exceptional value for our stakeholders by providing solutions for an evolving energy future and our mission to deliver energy products and services vital to an advancing world.
As we have grown our business and expanded our operational footprint over the years, we have also strengthened our commitment to improve our companywide sustainability program, practices and performance.
To maximize our efforts, we focus our sustainability program around environmental, social and governance programs including:

Environmental Stewardship	Safety and Health	Human Capital Management

Our goal is to operate our assets in a responsible manner and to minimize the impact of our operations on the environment.	The safety and health of our employees, customers and communities in which we operate are at the forefront of each business and operational decision we make.	We strive to provide a competitive total rewards package to our employees and foster a culture of inclusion where everyone connected with our company feels valued.

Community Investments		Political Advocacy and Oversight
We value being a good corporate citizen and are committed to fostering partnerships between our company and the communities in which we operate.	Political contributions to federal, state and local candidates are made by the ONEOK PAC, which is funded entirely by voluntary contributions from eligible company employees.

We believe that our focus on corporate sustainability creates value for our company, our investors and other stakeholders, while also helping us mitigate risks and reduce our impact on the environment.
For additional information on our corporate sustainability performance and related matters, please review our 2024-2025 Corporate Sustainability Report on our website at www.oneok.com, the contents of which are expressly not incorporated herein by this reference.

ONEOK 2026 Proxy Statement	41

Corporate Sustainability
Corporate Sustainability Oversight
We believe companies that anticipate and manage current and future sustainability risks and opportunities by focusing on quality, safety, innovation and productivity will emerge as industry leaders and are more likely to create a competitive advantage and long-term stakeholder value.
Our sustainable governance structure is summarized below:

Board of Directors

Provides key leadership, oversight and diverse energy industry and business expertise. Oversees executive management's development and implementation of the company's sustainability practices.
óNon-executive independent Board Chair
óIndependent committee chairs – Audit, Executive Compensation and Corporate Governance Committees

CEO and Executive Management
Oversee the development, implementation and reporting of the company's sustainability practices and facilitate annual, comprehensive enterprise risk management process with participation and oversight from the Board.

Vice President, Environmental, Safety and Health (ESH) and Committees
Oversee the development, implementation and reporting of sustainability practices.

óESH Leadership Committee	óSustainability Leadership Committee

Management and Business Segment Leaders
Support the integration of sustainability practices into daily operations. Key business segments driving initiatives include:

óSustainability and ESH groups	óOperations teams

Employees
Carry out ONEOK's business and sustainability practices while serving as the point of contact for key company stakeholders.

Our sustainability governance structure begins at the very top. Our Board provides key leadership, guidance and diverse energy industry and business expertise as it oversees executive management’s development and implementation of the company’s sustainability philosophy and practices. Our CEO and executive management engage with management and business segment leaders to implement our sustainability strategy.
ONEOK’s vice president, environmental, safety and health is a member of both our Environmental, Safety and Health (“ESH”) Leadership Committee and our Sustainability Leadership Committee and engages with the Board on sustainability, environmental, safety and health topics. This regular communication and engagement includes attendance and participation at various Board and committee meetings, along with regular informational updates. Our Board also conducts a biannual examination of the company’s sustainability practices, performance, risks and opportunities for Board and committee oversight purposes.

42	ONEOK 2026 Proxy Statement

Corporate Sustainability
We have ESH and Sustainability Leadership Committees that provide vision, leadership, direction and oversight of our sustainability practices and ESH programs, processes and management systems. These committees consist of senior leadership representatives and have several responsibilities including:
    Providing regular communication to executive management and our Board;
    Promoting and advocating expectations for ESH and sustainability excellence across our organization;
    Supporting broad communication and consistent application of ESH and sustainability policies, standards, goals and objectives; and
Overseeing the regulatory landscape with respect to changing rules and regulations regarding ESH matters.
Members of these committees routinely include key leaders from various departments across the company including Operations, Human Resources, Legal, Commercial, ESH, Government Relations, Accounting. Supply Chain Management and Investor Relations.
We also have a sustainability group within our ESH organization focusing on the challenges and opportunities our industry is facing regarding sustainability. The group takes a proactive approach to promoting sustainable ESH practices and awareness in our business planning and operational processes through the following:
    Identifying opportunities to reduce company GHG emissions;
    Evaluating opportunities to improve conservation and recycling programs;
    Increasing stakeholder outreach;
    Documenting environmental achievements; and
Further engaging employees in our ESH and sustainability initiatives.
Our employees carry out the company’s business and sustainability practices while serving as points of contact for key company stakeholders.
Sustainability Index Inclusions
Our continued efforts in sustainable practices have been externally recognized and led to our inclusion in approximately 40 sustainability-related indices.

ONEOK 2026 Proxy Statement	43

Corporate Sustainability

Environment, Safety and Health Commitment
Our goal is to operate our assets safely, efficiently and in an environmentally responsible manner. As our business grows, we remain committed to our ONEOK values and to keeping our focus in the right place—on our employees and our mission to deliver energy products and services vital to an advancing world.
We are committed to pursuing a zero-incident culture by continuously working toward mitigating risk and avoiding incidents that may harm our employees, contractors, the public and the environment. To meet corporate and operating ESH expectations, our leadership, employees and contractors must demonstrate a commitment to the following:
    The responsibility and ability to control operational exposures that may cause an incident, even if it means stopping work;
    Personal involvement and commitment to ESH management and compliance;
    The responsibility to report, or elevate to the proper level in the organization, potential ESH compliance risks, incidents and near misses;
    Understanding that protection of human health, safety and the environment is a priority, no matter how urgent the job, project or commercial interests;
    Being responsible and accountable for understanding and complying with all applicable laws, regulations, permits, requirements and procedures related to their roles and responsibilities, including those associated with ESH; and
The execution and implementation of our sustainability efforts.
Environment
We continue our focus on appropriate environmental sustainability initiatives while operating our assets safely and reliably. We work to minimize the environmental impact of our services while continuously searching for new ways to meet stakeholder expectations for environmental stewardship. Our environmental efforts focus on minimizing the impact of our operations on the environment. These actions include:
Developing and maintaining GHG emissions inventories;
    Improving the safety, reliability and efficiency of our various pipelines, natural gas processing facilities, NGL fractionation facilities, and refined products and crude oil facilities, in order to minimize releases, emissions and other environmental impacts;
    Evaluating developing technologies to minimize and mitigate environmental impacts from our operations;
    Reviewing renewable energy use opportunities;
    Implementing energy-efficiency programs; and
Recycling and minimizing waste.
Operating our businesses to meet the environmental expectations of each of our key stakeholders, including regulatory agencies, the communities in which we operate, landowners, customers, employees and investors, continues to be a goal we strive for in our day-to-day operations.

44	ONEOK 2026 Proxy Statement

Corporate Sustainability
Greenhouse Gas Emissions
We are committed to understanding and managing our emissions and seeking ways to improve energy efficiency in our operations. We monitor emissions, undertake projects to manage operating emissions and apply innovative technologies to improve our energy efficiency. Emissions from combustion in natural gas compressor engines and process heaters, fugitive emissions from our operating equipment and other processes common to natural gas and liquids systems, are the primary sources of GHG emissions at our facilities.
As a midstream service provider, we gather, process, fractionate, transport and store hydrocarbon products for many customers. We deliver these products to the market, and they are eventually delivered to consumers. Emissions from these activities and sources, including fugitive emissions, compressor engine, heater and reboiler exhaust stacks, pressure relief stacks, dehydrator vents and storage tanks, are referred to as Scope 1 emissions. Emissions that are attributable to electricity consumption are referred to as Scope 2 emissions. Reported emissions that result from our customers’ combustion or oxidation of NGL and hydrocarbon products produced from our fractionation facilities, are referred to as Scope 3 emissions. There are several methodologies for calculating and determining GHG emissions, and we may in certain instances use and/or disclose different calculations to respond to different stakeholder needs or expectations. However, our primary guidance for calculating our emissions figures at present is taken from the EPA reporting requirements.
To see annual GHG emissions as reported to EPA, total Scope 1, Scope 2 and Scope 3 emissions, please review our ONEOK ESG Performance Data Sheet within our 2024-2025 Corporate Sustainability Report on our website at www.oneok.com, the contents of which are expressly not incorporated herein by this reference.
Greenhouse Gas Emissions Reduction Target and Update on Progress
In 2021, we announced a companywide absolute GHG emissions reduction target of 2.2 million metric tons (“MMT”) of carbon dioxide equivalents from our combined Scope 1 and Scope 2 GHG emissions by 2030 for our legacy ONEOK assets. This target represents a 30% reduction in combined operational Scope 1 and location-based Scope 2 GHG emissions attributable to legacy ONEOK assets as of December 31, 2019.
Total 2019 Scope 1 & 2 Emissions (MMT CO2e)

2.2 MMT CO2e reduction SCOPE 1 & 2 EMISSIONS BY 2030(1)

(1) NOTE: Scope 1 emissions are defined as emissions that result directly from operations. Scope 2 emissions are defined as indirect emissions that occur from the consumption of energy generated by other entities, such as a utility.

ONEOK 2026 Proxy Statement	45

Corporate Sustainability
Emissions Reduction Opportunities

Electrification of Natural Gas Compression Assets	Methane Emission Mitigation through Best Management Practices

System Optimizations	Collaborating with Utility Providers to Increase the Availability of Lower-Carbon Power Options

Progress Update
As of December 31, 2025, we have achieved reductions totaling approximately 1.8 MMT tons of the targeted 2.2 MMT of carbon dioxide equivalents, primarily as a result of methane emissions mitigation, system utilization and optimizations, electrification of certain natural gas compression equipment and lower carbon-based electricity in states in which we operate. GHG emission reductions as reported may be modified, updated, changed or supplemented based on available information. For the years ended December 31, 2025, 2024 and 2023, we did not have any material dedicated capital expenditures specifically for climate-related projects, nor did we purchase or sell carbon credits or offsets. Progress to date on our goal has been accomplished through routine capital projects and asset optimizations that were primarily performed for

PROGRESS 82% achieved
0	1.1MMT	2.2MMT
81.8% = 1.8 MMT reduction vs. 2019

operational improvements that inherently improved our emissions profile. We continue to anticipate several potential pathways toward achieving our emissions reduction target. In 2026, we intend to work towards further reductions in our emissions through improved methane-management practices and system optimizations that will not require material capital expenditures. We do not anticipate purchasing or selling carbon credits or offsets in 2026.
We currently participate in Our Nation’s Energy (ONE) Future Coalition to voluntarily report methane emission reductions and to calculate our methane intensity for our natural gas transmission and storage assets. We continue to focus on maintaining low methane gas release rates through expanded implementation of improved practices to limit the release of natural gas during pipeline and facility maintenance and operations.
We are a participant in American Petroleum Institute’s The Environmental Partnership and are enrolled in environmental performance programs that are designed to further reduce emissions using proven, cost-effective controls.
Sustainability Performance Disclosures
Our Board and executive leadership team evaluate climate-related risks and opportunities in connection with corporate strategic planning, including discussions related to reducing emissions, energy transition, and transformation.
ONEOK’s Board is involved in our company’s annual comprehensive ERM process that encompasses the identification and assessment of a broad range of risks and the development of plans to mitigate these risks. Such risks generally relate to strategic, operational, financial, regulatory compliance, climate-related considerations, corporate sustainability, cybersecurity and human capital management aspects of our business.
To help guide ONEOK’s sustainability performance disclosures, the company references several recognized third-party reporting standards and frameworks and monitors dialogue regarding regulations addressing such disclosures.
For more information about ONEOK’s ESG Performance Data and the location of current disclosures that reference SASB, GRI and TCFD voluntary reporting standards and frameworks, please review pages 94-113 of our 2024-2025 Corporate Sustainability Report on our website at www.oneok.com, the contents of which are expressly not incorporated herein by this reference.

46	ONEOK 2026 Proxy Statement

Corporate Sustainability
Short-Term Incentive Environmental Metric
We established an internal environmental performance metric in 2014 that became a part of the short-term incentive compensation plan performance criteria for all our employees. Our AREER is defined as the total number of releases and excess emission events that trigger a federal, state or local environmental reporting requirement (with some exceptions to account for events outside our control, planned maintenance and disparities in reporting requirements across our operations) per 200,000 work-hours. This metric promotes a continued reduction in spills and emission events that are reportable to a federal, state or local agency. Since the implementation of the AREER metric in 2014, we have seen substantial reductions overall in our rate of reportable environmental events. In 2025, we set an AREER target of 0.63, and achieved a result of 0.46, which was approximately 27% below the target goal (representing above-target performance).

Human Capital Management
Our business strategy for human capital management includes the following components: attracting, selecting and retaining talent, advancing an inclusive, diverse and engaged culture and developing individuals and leaders.
We conduct employee engagement surveys, typically on an annual basis. In 2025, the annual employee engagement participation rate increased to 95% compared with 93% in 2024. The overall engagement mean increased to the 81st percentile and the ratio of engaged employees to actively disengaged employees also increased.
Human Capital Management Oversight
Our Board provides key leadership, guidance and diverse energy industry and business expertise as it oversees executive management’s development and implementation of the company’s human capital management practices.
Our CEO, executive management and others engage with the Board on the company’s human capital management practices. Communication and engagement include attendance and participation at Board and committee meetings, along with regular informational updates. Our Board also conducts a biannual examination of the company’s human capital management practices, performance, risks and opportunities.
Human Capital Resources, Measures and Objectives
As of December 31, 2025, we had 6,326 employees. Listed below is a summary of our human-capital resources, measures and objectives that are collectively important to our success as an organization.
Values - Our success relies on the skills, experience and dedication of our employees. We are committed to cultivating an inclusive and dynamic work environment where people can find opportunities to succeed, grow and contribute to our success. Our employees work each day to provide safe and reliable services to a wide range of customers in the states where we operate.
Employee Safety - The safety of our employees is critical to our operations and success. By promoting the safety of our employees and monitoring the integrity of our assets, we are investing in the long-term sustainability of our businesses. We continuously assess the safety risks our employees face in their jobs, and we work to mitigate those risks through training, appropriate engineering controls, work procedures and other preventive safety programs. Reducing incidents and improving our personal safety incident rates are important, but we are not focused only on statistics. Low personal safety incident rates alone cannot prevent a large-scale incident, which is why we continue to focus on enhancing our Environmental, Safety and Health management systems and process safety programs, such as key risk/key control identification and knowledge sharing. We endeavor to operate our assets safely, reliably and in an environmentally responsible manner. We maintain mature and robust programs that guide trained staff in the completion of these activities, and we continue to enhance and improve these programs and our internal capabilities.
Employee Engagement, Inclusion and Diversity - Our employee engagement, inclusion and diversity strategy is a cross-functional effort that draws upon contributions from employees at all levels of the organization and is focused on enhancing the workplace to attract and retain talent. The strategy

ONEOK 2026 Proxy Statement	47

Corporate Sustainability
is guided by a council composed of a diverse group of employees who represent different demographics, work locations, points of view, roles and levels of seniority. We also have a team within our human resources department that is wholly dedicated to supporting our employee engagement, inclusion and diversity efforts.
We provide support for four employee-led business resource groups ("BRGs") that include a Racial/Ethnic Inclusion Resource Group, a Veterans Resource Group, a Women’s Resource Group and a LGBTQ+ Resource Group. The purpose of these groups is to promote the attraction, development, engagement and retention of talented members of traditionally underrepresented groups in our industry and workplace in an effort to drive positive business outcomes. A key factor in the success of our BRGs is the active participation by officer-level executive sponsors and allies from outside the BRG’s underrepresented populations. All employees are invited to become supporters of our BRGs.
We embed employee engagement, inclusion and diversity concepts into our core leadership development curriculum and sponsor a number of internal programs intended to promote employee engagement, inclusion and diversity. In addition, we seek to give back to the communities where we operate by partnering on initiatives to support underrepresented community members and local charitable organizations.
Health and Welfare - We provide a variety of benefits to help promote the health and welfare of our employees and their families. These benefits include medical, dental and vision plans, virtual health visits and engagement of third-party service providers to offer company on-site and near-site clinics in several of our operating areas. Eligible employees also have access, at no charge, to an employee assistance program, a medical second opinion service and a health care concierge service to assist with finding in-network providers and billing resolution. We offer full pay for maternity, paternity or adoption leave of up to six weeks per qualifying event. We also provide up to $10,000 for reasonable and necessary expenses of a qualifying adoption or surrogacy. Additional benefits available for the welfare of our employees include, among others, life insurance and long-term disability plans, health and dependent care flexible spending accounts, fertility benefits, disease prevention and management programs and full pay while on bereavement, military or personal and family care leave.
We also provide the opportunity for our employees to help fellow employees through the ONE Trust Fund by contributing vacation hours or monetary donations. The ONE Trust Fund is an independent nonprofit, charitable organization run entirely by employee volunteers that serves our employees in times of personal crises due to natural disasters, medical emergencies or other hardships. Further, we provide volunteer opportunities and volunteer grants, as well as $10,000 of charitable giving matching, annually, through the ONEOK Foundation.
Personal and Professional Development - We provide various options to assist with career growth and development. For employees just entering the workforce who desire to advance their career and continue to learn or for the employees who are interested in developing their skills, we make available to all employees education and training in a variety of areas, including leadership, functional and industry-specific topics, professional development and skill-building opportunities.
We value education and assist eligible employees with the expense of furthering their education in job-related fields, including up to $5,250 per year in qualifying tuition expenses. We also may reimburse employees for certain job-related professional certification examination fees.
Recruiting - We make it a priority to attract, select, develop, motivate, challenge and retain the talent necessary to support our key business strategies. We use targeted recruitment events and maintain strong relationships with area technical schools, colleges and universities. We also offer compensation benefits and career opportunities that are designed to position us as an employer of choice. Employee engagement, inclusion and diversity continues to be a priority in recruiting, and we deploy strategies designed to access talent from many sources, skill sets and backgrounds.
Retirement - We maintain the ONEOK 401(k) Plan for our employees and match 100% of employee 401(k) Plan contributions up to 6% of each participant's eligible compensation, subject to certain conditions and limits. We maintain three defined benefit pension plans, including the ONEOK Retirement Plan (the "Retirement Plan"), covering certain legacy ONEOK employees, and the Magellan Pension Plan and the Magellan Pension Plan for USW Employees, each covering certain legacy Magellan employees. We also make profit-sharing contributions into our 401(k) plan for employees who do not participate in our defined benefit pension plans. Effective January 1, 2025, quarterly profit-sharing contributions increased to 6% from 1% of each profit-sharing participant's eligible compensation during the quarter. We may also make annual discretionary profit-sharing contributions of up to 2% of eligible compensation. As of December 31, 2025, 96% of eligible employees were contributing to our 401(k) Plan. For additional information about our retirement benefits, see Note L of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025.

48	ONEOK 2026 Proxy Statement

Corporate Sustainability

Community Investments
We value being a good corporate citizen and are committed to fostering strong relationships among our company, our employees and the communities in which we operate. We seek to give back through building partnerships with community organizations and key stakeholders that address local needs and provide resources for all to benefit. Providing community investments, programs and opportunities that encourage and support engagement create shared value by connecting the success of our business with societal progress.
We strategically invest in charitable organizations and causes that align with our company’s values, as well as meet community needs by providing valuable services and resources. Through financial contributions and volunteer service, our goal is to enhance the quality of life and economic well-being of our communities while creating a positive environment in which to do business. The ONEOK Foundation enables a consistent level of giving through grants and pledges to non-profit organizations, and ONEOK provides corporate contributions, generally in the form of sponsorships, in support of charitable organizations and events.
We encourage employees to volunteer for company-sponsored projects or to serve, using personal time, on charitable or civic boards and organizations. Our Employee/Director/Retiree Matching Grant program and volunteer service grants further support those efforts.
2025 Community Investments Highlights
óThe ONEOK Foundation contributed approximately $2.86 million, and ONEOK made corporate contributions of approximately $6.68 million to support local charitable organizations.
óOver 520 organizations were impacted by one or more of our community investments programs.
óTotal volunteerism (employees/family/friends/retirees): 1,887 volunteers; 27,147 hours.
óEstimated value of total company volunteerism: nearly $945,000 (Based on the estimated value per hour of volunteer time of $34.79).
ó332 volunteer service grant requests for a total of $55,500 were earned for community service performed and awarded to designated charitable organizations.
ó994 employee/director/retiree matching grant requests submitted (excluding United Way) for a total of $686,738 in matching funds awarded.

ONEOK 2026 Proxy Statement	49

Corporate Sustainability

Political Advocacy and Oversight
Oversight of our lobbying and political activities is conducted by our Board and our Corporate Governance Committee. We believe this oversight process facilitates accountability and transparency concerning our lobbying and political activities.
As a company, we do not make corporate contributions to political candidates, parties, committees or campaigns, or to 501(c)(4) organizations formed for political purposes. In addition, we do not make contributions designed to influence the outcome of ballot measures. In the future, if we were to decide to support or oppose a particular ballot measure that could impact our company, employees, assets or operations, we would provide the appropriate disclosure of such support or opposition, including any corporate funds expended for that purpose.
We do, however, actively participate in the political process through the lobbying efforts of our government relations department and through our involvement in multiple business and industry trade organizations.
Our government relations team works with state and federal legislators to ensure ONEOK’s inclusion in the discussion of key legislative issues that affect the company. We also work with state and federal regulatory authorities on issues that arise by way of company filings with those authorities. In 2025, we monitored legislation on a variety of issues that could impact our businesses, including natural gas flaring, pipeline safety, local control, eminent domain, permitting reform, infrastructure and operational security and disaster-response efficiency, state and federal tax issues and reclamation and restoration of pipeline rights of way. During 2025, we paid $780,243 to consultants to assist us in our state and federal lobbying activities. We belong to several industry associations that participate in the political process. These associations promote collaboration between companies within an industry concerning public policy initiatives and represent industry interests in the legislative and regulatory arenas. Our primary purpose in becoming a member of these industry associations is not for political purposes, as we may not agree with all positions taken by industry associations on issues. The benefits that we receive from industry associations are primarily expertise and the ability to gain insight on industry related matters. In 2025, we paid dues of $2,158,539 to 52 trade and industry-related associations, of which an average of 11% was allocated by those associations to lobbying expenses and political expenditures.
ONEOK, Inc. Political Action Committee
Political contributions to federal, state and local candidates are made by the ONEOK, Inc. Political Action Committee (“ONEOK PAC”), which is entirely funded by voluntary contributions from eligible company employees. The ONEOK PAC’s activities are guided by a steering committee composed of members of senior management and a contribution committee composed of ONEOK PAC members and are subject to comprehensive regulation, including detailed disclosure requirements. ONEOK PAC contributions are reported to the Federal Election Commission and applicable state regulatory authorities. During 2025, the ONEOK PAC made contributions to state and federal candidates totaling $108,425.

50	ONEOK 2026 Proxy Statement

Election of Directors

Set forth on the following pages is certain information with respect to each nominee for election as a director, each of whom is a current director.

Our Board unanimously recommends a vote FOR each nominee.
Board Refreshment
Two of our current Board members, Gerald B. Smith and Pattye L. Moore, will not be standing for re-election at this annual meeting of shareholders. Ms. Moore, who has served as a director since 2002, has elected to retire at the end of her term, which will end immediately prior to the annual meeting. Mr. Smith, who has served as a director since 2020, will retire in accordance with our By-laws and Corporate Governance Guidelines providing that a director will retire from the Board no later than immediately prior to the annual meeting of shareholders following that director's 75th birthday.
In addition, on January 21, 2026, our Board appointed Mark A. McCollum and Precious Williams Owodunni as directors effective January 23, 2026. Both new directors are independent and are being nominated for election at this annual meeting of shareholders. See, pages 56 through 63 for more information on our nominees, including our first-time nominees, Mr. McCollum and Ms. Owodunni.
Our Corporate Governance Committee regularly and actively evaluates the Board’s and each committee’s composition to help ensure that we maintain a cohesive Board with diverse experience, skills, expertise and tenure to meet the current needs of the company and its businesses.
Our Board succession planning and refreshment practices are carried out through various thoughtful steps throughout the year. For example, among other things, our Corporate Governance Committee and Board:

Regularly review the appropriate experience, skills, expertise and tenure for directors in the context of the current make-up of the Board and the needs of the company,

Assess our current directors’ experience, skills, expertise, independence and tenure, and

Consider the results of our Board and committee evaluation processes when evaluating Board and committee composition.

The Corporate Governance Committee’s work on director
succession and refreshment has resulted in four new directors being added to our Board since 2023. This intentional
approach has resulted in a mix of experience, skills, expertise and tenure that promotes and supports the Company’s long-term growth strategy.

ONEOK 2026 Proxy Statement	51

PROPOSAL 1: Election of Directors
Annual Election by Majority Vote
Our certificate of incorporation provides for the annual election of directors. Accordingly, 10 current members of the Board, all of whom are named in this proxy statement, will stand for election at the annual meeting. We have not nominated Ms. Pattye Moore for re-election at the annual meeting due to her retirement and we have not nominated Mr. Gerald Smith for re-election at the annual meeting, in light of our mandatory retirement policy.
As more fully described in “Outstanding Stock and Voting—Votes Required—Proposal 1—Election of Directors,” our By-laws provide for majority voting for directors in uncontested elections and our Corporate Governance Guidelines require that a nominee for director who does not receive the requisite majority vote in an uncontested election must promptly tender his or her resignation to our Board for its consideration.
The persons named on the proxy card intend to vote such proxy in favor of the election of each of the nominees named below, who are all currently directors, unless the proxy provides for a vote against the director. Although the Board has no reason to believe that the nominees will be unable to serve as directors, if a nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board, unless contrary instructions are given on the proxy. Except for these nominees, no other person has been recommended to our Board as a potential nominee or otherwise nominated for election as a director.
Board Qualifications
Our Corporate Governance Guidelines provide that our Corporate Governance Committee will evaluate the qualifications of each director candidate and assess the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time. Each director also is expected to:
óExhibit high standards of integrity, commitment and independence of thought and judgment;
óUse their skills and experiences to provide independent oversight of the company's business;
óDevote sufficient time to carrying out their duties and responsibilities effectively;
óDevote the time and effort necessary to learn the business of the company and the Board;
óRepresent the long-term interests of all shareholders; and
óParticipate in a constructive and collegial manner.

52	ONEOK 2026 Proxy Statement

PROPOSAL 1: Election of Directors
Our Director Nominees
The Board believes that each director nominee possesses the necessary integrity, skills and qualifications to serve on our Board and that their individual and collective skills and qualifications provide them with the ability to engage management and each other in a constructive and collaborative fashion and, when necessary and appropriate, challenge management in the execution of our business operations and strategy. For more information about each of our director nominees, see pages 56-63.

Julie H. Edwards, 67
Board Chair and Independent Director
Director since **2007**

Brian L. Derksen, 74
Independent Director
Director since **2015**

Mark A. McCollum, 67
Independent Director
Director since **2026**

Lori A. Gobillot, 64
Independent Director
Director since **2023**

Precious Williams Owodunni, 51
Independent Director
Director since **2026**

Mark W. Helderman, 68
Independent Director
Director since **2019**

Wayne T. Smith, 66
Independent Director
Director since **2023**

Randall J. Larson, 68
Independent Director
Director since **2015**

Eduardo A. Rodriguez, 70
Independent Director
Director since **2004**

Pierce H. Norton II, 66
President and Chief Executive Officer
Director since **2021**

ONEOK 2026 Proxy Statement	53

PROPOSAL 1: Election of Directors
Summary of Director Qualifications and Experience
Our Corporate Governance Guidelines provide that the Board will seek to maintain a total mix of viewpoints and experience that includes, but is not limited to, the following areas of core competency: accounting and finance; investment banking; business judgment; management; energy industry knowledge; operations; crisis response; international business; leadership; strategic vision; technology; law; and corporate relations.

Accounting/Auditing We operate in complex financial and regulatory environments with significant disclosure requirements and detailed business processes and internal controls.

Business Operations
We have significant operations focused on gathering, processing, fractionation, transportation, storage and marine export services for natural gas, natural gas liquids, refined products and crude oil.

Capital Management We allocate capital in various ways to run our operations, grow our business and return value to shareholders.

Corporate Governance Leadership As a public company, we expect effective oversight and transparency, and our stakeholders demand it.

Financial Expertise/Literacy Our business requires experience assessing our financial performance and the integrity of our financial reporting process.

Independence Independent directors have no material relationships with us and are essential in providing effective and unbiased oversight.

Midstream Experience Experience in the oil and gas midstream industry provides a relevant understanding of our business and strategy.

Capital Markets Our business is capital intensive and requires access to capital and credit markets in order to grow our business.

Public Company CEO/Senior Executive Experience
Experience as a principal or senior executive officer of a publicly-traded organization provides leadership skills and understanding of operations and strategy as well as practical insights on need for transparency, accountability and integrity.

54	ONEOK 2026 Proxy Statement

PROPOSAL 1: Election of Directors

Recent Public Company Board Experience
We value individuals who understand public company oversight, governance and reporting responsibilities and have experience with the issues commonly faced by public companies.

Regulatory/Risk Management/Crisis Management A complex regulatory and risk environment requires us to develop policies and procedures that effectively manage compliance and risk.

ONEOK 2026 Proxy Statement	55

PROPOSAL 1: Election of Directors
Set forth on the following pages is certain information with respect to each nominee for election as a director, each of whom is a current director.

The Board unanimously recommends a vote FOR each nominee.

Director Nominees

CAREER HIGHLIGHTS:
óServed as Global Deputy Chief Executive Officer of Deloitte Touche Tohmatsu Limited (“DTTL”) from 2011 until 2014.
óServed as Deputy Chief Executive Officer of Deloitte LLP (“Deloitte U.S.”) from 2003 to 2011.
óServed as Managing Partner of the financial advisory business and the Mid-America region of Deloitte U.S. In fulfilling his roles for DTTL and Deloitte U.S., he acted in his capacity as a partner in Deloitte U.S. He retired as a partner of Deloitte U.S. in May 2014.
óServed as an independent consultant in the information technology sector from November 2014 until May 2015.
óHolds a Bachelor of Science degree from the University of Saskatchewan (Canada) and a Master of Business Administration degree from Duke University’s Fuqua School of Business.

OTHER BOARDS:
óServed on the board of directors of Brookshire Grocery Company, a privately held company with approximately 220 grocery stores, from 2018 until February 2026, where he served as the Chair of the Audit Committee, the Nominating and Governance Committee and also served as the independent lead director.
óServed as a director of Dye & Durham Corporation, a global leader in legal software and technology, from 2015 until December 2024, where he also served as Chairman of the Board.
SKILLS AND QUALIFICATIONS:
óExtensive domestic and international experience and expertise in accounting, auditing, financial reporting, taxation and management consulting.
óExtensive senior executive experience provides him with valuable expertise in leadership, strategic vision and corporate governance matters.
óMore than 47 years as a Certified Public Accountant.
óExperience in the information technology sector.

Brian L. Derksen Independent Committees: Audit (Chair), Corporate Governance

56	ONEOK 2026 Proxy Statement

PROPOSAL 1: Election of Directors

CAREER HIGHLIGHTS:
óBoard Chair of ONEOK, Inc.
óServed as Senior Vice President-Corporate Development of Southern Union Company, a diversified natural gas company engaged in the transportation, storage, gathering, processing and distribution of natural gas that was acquired by Energy Transfer Equity, L.P., from November 2006 until January 2007 and as Senior Vice President and Chief Financial Officer from July 2005 until November 2006.
óServed as Chief Financial Officer of Frontier Oil Corporation, a former energy company engaged in crude oil refining and wholesale marketing of refined petroleum products, from 1994 until 2005 and as Treasurer from 1991 until 1994.
óServed as an investment banker with Smith Barney, Harris, Upham & Co., Inc. in New York and Houston, after joining the company as an associate in 1985.
óHolds a Bachelor of Science degree in Geology and Geophysics from Yale University and a Master of Business Administration degree from the Wharton School of the University of Pennsylvania.

OTHER BOARDS:
óServed as a member of the board of directors of Noble Corporation plc, a U.K.-based offshore drilling contractor, from February 2006 until February 2021, where she served on the Compensation and Finance Committees and was Chair of the Nominating and Governance Committee.
óServed as a member of the board of directors of NATCO Group, Inc., an oil field services and equipment manufacturing company, from 2004 until its sale to Cameron International Corporation in November 2009.
óServed on the ONEOK Board of Directors in 2004 and 2005 and was also a member of the board of directors of ONEOK Partners GP, L.L.C., from 2009 until the consummation of its merger with ONEOK in June 2017.
SKILLS AND QUALIFICATIONS:
óBroad public company executive and director experience brings deep understanding of various segments within the energy industry, including exploration and production, refining and marketing, natural gas transmission, processing and distribution, production technology and contract drilling.
óExtensive public company CFO experience brings deep audit, senior accounting, finance, capital markets, strategy, corporate development and management expertise.
óValuable perspective and hands-on experience as an exploration geologist in the oil industry from 1980 until 1983.
óAchieved the Computer Emergency Response Team (CERT) Certificate in Cybersecurity Oversight in August 2024 from the Carnegie Mellon University, Software Engineering Institute.

Julie H. Edwards Independent Committees: Independent Board Chair

ONEOK 2026 Proxy Statement	57

PROPOSAL 1: Election of Directors

CAREER HIGHLIGHTS:
óServed as Vice President, Integration Management, at United Airlines, Inc., from 2010 until 2012.
óServed in executive roles in both legal and business functions at Continental Airlines/United Airlines during her career at the airlines from 1999 until 2012.
óServed as an attorney with the law firm of Vinson & Elkins from 1993 until 1999.
óWas engaged in real estate development with Trammell Crow Company from 1986 until 1990.
óServed as a consultant with Arthur Andersen & Co. in the area of information technology from 1983 until 1986.
óHolds a Bachelor of Business Administration degree from the University of Texas and a Juris Doctor from the University of Texas School of Law.
OTHER BOARDS:
óServed on the board of directors of Magellan Midstream Partners L.P., a former publicly traded partnership in the business of transporting, storing and distributing refined petroleum products and crude oil, from 2016 until its acquisition by the Company in September 2023, where she served on the Compensation Committee, the Nominating and Governance Committee and the Sustainability Committee.

óServed on the board of directors of Bristow Group Inc., which is a leading provider of offshore oil and gas transportation, search and rescue and aircraft support services, from 2012 until 2019, where she was Chair of the Compensation Committee and served on the Corporate Governance and Nominating Committee.
óServed on the board of directors of Republic Airways Holdings, Inc., one of the largest regional airlines in North America, from 2017 until May 2025, where she was Chair of the Compensation Committee.
óServes as President and a member of the board of directors of A Lighted Path, since 2023, a nonprofit that focuses on improving outcomes for challenged youth.
SKILLS AND QUALIFICATIONS:
óValuable industry knowledge and experience having served as a director of other energy infrastructure companies.
óExtensive executive, legal, project management and risk management experience in the capital intensive and highly regulated aviation industry.
óExtensive board-level experience in mergers and acquisitions, corporate governance and executive compensation as a public company director, committee member, and committee chair.
óPracticed corporate law for over twenty years.

Lori A. Gobillot Independent Committees: Audit, Corporate Governance

CAREER HIGHLIGHTS:
óHeld positions of increasing responsibility, from 1997 until January 2019, at Sasco Capital Inc., an independent, institutional investment firm focused primarily on corporate turnarounds, restructurings and transformations, until he retired as Managing Director and Co-Portfolio Manager.
óWorked in equity research and sales for Roulston Research Company from 1989 until 1996 and for McDonald & Company from 1986 until 1989.
óHolds a Bachelor of Arts degree in American studies from the University of Dayton.
óHolds a Master of Legal Studies in Energy and Natural Resource Law from the University of Oklahoma.
OTHER BOARDS:
óNone

SKILLS AND QUALIFICATIONS:
óBrings valuable perspectives with more than 30 years of experience in the U.S. equities markets, including constructive engagement with senior management teams to develop a deep understanding of their corporate vision, value creation philosophy, commitment to long-term sustainable value and shareholder alignment.
óDistinguished career working on more than 50 strategic, transformational restructurings spanning several industries including the energy value chain from upstream exploration and production, onshore and offshore oil field services, midstream, downstream petrochemicals and refining, regulated utilities and merchant energy.
óMore than 20 years of broad experience as an analyst in the commodity, energy, industrial and utility sectors brings critical insights into industry-relevant macroeconomic conditions and trends.
óExtensive financial experience and expertise.

Mark W. Helderman Independent Committees: Audit, Corporate Governance

58	ONEOK 2026 Proxy Statement

PROPOSAL 1: Election of Directors

CAREER HIGHLIGHTS:
óServed as Chief Executive Officer of the general partner of TransMontaigne Partners L.P., a provider of integrated terminaling, storage, transportation and related services to customers engaged in the distribution and marketing of refined petroleum products and crude oil, from September 2006 until August 2009, as Chief Financial Officer from January 2003 until September 2006, and Controller from May 2002 until January 2003.
óServed as a partner with KPMG LLP in its Silicon Valley and National (New York City) offices from July 1994 until May 2002.
óServed as a Professional Accounting Fellow in the Office of Chief Accountant of the United States Securities and Exchange Commission from July 1992 until July 1994.
óHolds a Bachelor of Business Administration degree from the University of Wisconsin—Eau Claire, and a Master of Business Administration degree from the University of Wisconsin—Madison.
OTHER BOARDS:
óServed on the board of directors of the general partner of Valero Energy Partners LP, an owner and operator of crude oil and refined petroleum product pipelines, terminals and other transportation and logistics assets, from 2013 until its merger with Valero Energy Corp. in January 2019, where he served as the Chair of the Audit Committee and a member of the Conflicts Committee.

óServed as a director of the general partner of MarkWest Energy Partners, L.P., an owner and operator of midstream service businesses, from 2011 until its merger with MPLX LP in December 2015, where he was Chair of the Audit Committee and a member of the Compensation Committee.
óServed as a director of the general partner of Oiltanking Partners, L.P., a partnership that was engaged in the storage and transportation of crude oil, refined petroleum products and liquified petroleum gas, from August 2011 until February 2014, where he was Chair of the Audit Committee and a member of the Conflicts Committee.
SKILLS AND QUALIFICATIONS:
óPublic company CEO experience in the energy sector provides him with valuable leadership skills and strategic vision.
óBroad CFO, senior accounting and audit committee experience brings audit, financial reporting and risk management depth to the Board.
óBrings a unique and valuable perspective to the Board having served as a director of various publicly traded master limited partnerships in the energy infrastructure industry.

Randall J. Larson Independent Committees: Executive Compensation, Corporate Governance (Chair)

ONEOK 2026 Proxy Statement	59

PROPOSAL 1: Election of Directors

CAREER HIGHLIGHTS:
óServed as President and Chief Executive Officer of Weatherford International plc ("Weatherford"), a global energy services company, from April 2017 until June 2020 (Weatherford filed for voluntary Chapter 11 bankruptcy in July 2019 and emerged in December 2019).
óServed as Executive Vice President and Chief Financial Officer of Halliburton Company, Inc., a provider of products and services to the energy industry, from 2016 until March 2017, its Executive Vice President and Chief Integration Officer from 2015 until 2016, its Executive Vice President and Chief Financial Officer from 2008 until 2015, and its Senior Vice President and Chief Accounting Officer from 2003 until 2007.
óServed as Senior Vice President and Chief Financial Officer of Tenneco Inc., a manufacturer and marketer of automotive products, from 1999 until 2003 and held various Vice President positions from 1995 until 1999.
óServed as an Audit and Advisory Partner in Arthur Andersen’s Energy Division from 1991 until 1995.
óHolds a Bachelor of Business Administration degree in Accounting from Baylor University.
OTHER BOARDS:
óServes as a director of Seadrill Limited, a drilling contractor providing worldwide offshore drilling services to the oil and gas industry, since February 2022, where he is Chair of the Audit and Risk Committee.
óServes as a director of Westlake Corporation, a global manufacturer and supplier of materials and innovative products, since May 2018, where he is Chair of the Audit Committee and a member of the Compensation, Corporate Risk and Sustainability and Nominating and Governance Committees.
óServed on the board of directors of Marathon Oil Corporation, an oil and gas exploration and production company, from December 2022 until its acquisition by ConocoPhillips in November 2024, where he was Chair of the Compensation Committee and a member of the Health, Environmental, Safety and Corporate Responsibility Committee.

óServed on the board of directors of Archrock, Inc., an energy infrastructure company, from 2009 until July 2018, where he was Chair of the Audit Committee and a member of the Compensation Committee.
óServes on the board of directors of MOM Holding Company (Momentive Performance Materials), a privately-held global high-performance silicones and specialties company, since December 2024, where he is Chair of the Audit Committee and a member of the Operations Committee.
óServes on the Board of Trustees of Baylor College of Medicine.
SKILLS AND QUALIFICATIONS:
óExperience as a public company CEO brings valuable competencies in leadership, strategy, operations, stakeholder relations, finance, corporate development and governance to the Board.
óOver 37 years of experience in the oil and gas industry provides him with a broad understanding of and valuable insight into the markets in which the Company operates.
óPublic company CFO experience and numerous audit committee chair positions provide him with a deep understanding of accounting, financial reporting, forecasting, auditing and risk management.
óMembership on board committees overseeing HSE (Health, Safety and Environment) provides technical and operational knowledge in managing risk and ensuring effective implementation of the Company's HSE policies.
óDistinguished background as an outside auditor and certified public accountant.

Mark A. McCollum Independent Committees: Audit, Corporate Governance

60	ONEOK 2026 Proxy Statement

PROPOSAL 1: Election of Directors

CAREER HIGHLIGHTS:
óPresident and Chief Executive Officer of ONEOK, Inc., since June 2021.
óServed as President and Chief Executive Officer of ONE Gas, Inc. from February 2014 until June 2021.
óServed as Executive Vice President, Commercial, of ONEOK and ONEOK Partners in January 2013 until January 2014.
óServed as Executive Vice President and Chief Operating Officer of ONEOK and ONEOK Partners from 2011 until 2013, with responsibilities for natural gas gathering and processing, natural gas pipelines, natural gas liquids, natural gas distribution and energy services business segments.
óServed as President of the ONEOK Distribution Companies – Oklahoma Natural Gas, Kansas Gas Service and Texas Gas Service, from 2009 until 2011.
óServed as Vice President, Gathering and Processing of ONEOK and ONEOK Partners from 2004 until 2009.
óServed in officer positions at Northern Border Partners, a leading natural gas transporting company, from 2001 until 2004; Bear Paw Energy, a former midstream natural gas company, from 1998 until 2001; and KN Energy, a former integrated natural gas company, from 1995 until 1998.
óHolds a Bachelor of Science degree in Mechanical Engineering from the University of Alabama in Tuscaloosa and is a graduate of Harvard Business School’s Advanced Management Program.
óUniversity of Alabama College of Engineering Distinguished Fellow.

OTHER BOARDS:
óServed as a director of ONE Gas, Inc., from 2014 until June 2021.
óBoard member of the American Petroleum Institute (API).
óFormer member of the American Gas Association’s board of directors and served as its 2017 Chairman.
óFormer board member of the Interstate Natural Gas Association of America.
óFormer board member of the Texas Pipeline Association.
óFormer board member of the North Dakota Petroleum Council.
óFormer board member of the Western Energy Alliance.
ó2024 Tulsa Area United Way Annual Campaign Tri-Chair.
óFormer board member of the Tulsa Community College Foundation and past-chair of the Audit Committee.
óFormer board member of the Tulsa Community Foundation and past-chair of the Audit Committee.
SKILLS AND QUALIFICATIONS:
óHaving served as CEO and President of ONEOK, has a deep understanding of all areas of the Company’s business, operations and affairs, including strategic and financial planning, acquisitions and divestitures, executive management and development, corporate governance, executive compensation, and compliance and risk management.
óWith a 44 year career in the energy sector, brings valuable industry specific operations experience in engineering, construction and operations management, and finance.
óExtensive involvement with trade associations representing the oil and gas industry give him important knowledge of and insight into public policy and regulatory matters relevant to the Company.

Pierce H. Norton II Independent Committees: Non-Independent (Chief Executive Officer)

ONEOK 2026 Proxy Statement	61

PROPOSAL 1: Election of Directors

CAREER HIGHLIGHTS:
óServes as Chief Executive Officer of Mountaintop Consulting, a strategy, organizational development, and leadership advisory firm she founded in 2009. Mountaintop advises corporate clients globally, including Fortune 500 energy companies, investment banks, law firms, and private equity firms.
óServed as a Vice President at Goldman Sachs & Co. until 2009, where she made private-equity investments in high-growth businesses and served on the board of several portfolio companies, after beginning her career as an investment banker in Goldman’s Mergers and Strategic Advisory Group advising oil and gas, retail, and industrial companies on M&A and corporate finance.
óHolds a Bachelor of Arts, with honors, in Ethics, Politics and Economics from Yale University along with a Juris Doctor from Yale Law School.
OTHER BOARDS:
óServed on the Board of Directors of Cadence Bank from 2019 until its merger with Huntington Bank in February 2026. Served on the Audit, Trust and Financial Services, and Nominating and Corporate Governance Committees.
óServes on the Board of Trustees of Baylor College of Medicine, where she chairs the Global Committees.
óServed on the Board of Directors of Switchback II Corporation from its inception until its merger with Bird Global in November 2021.

SKILLS AND QUALIFICATIONS:
óDeep expertise in business strategy, leadership development, and talent management gained through more than 16 years as the Chief Executive Officer of Mountaintop Consulting, advising multinational energy companies and other blue-chip firms on leadership effectiveness, business strategy, and organizational performance.
óBroad experience in corporate finance, private equity, and M&A, grounded in her tenure as a Vice President at Goldman Sachs & Co., where she led investments in high-growth businesses and advised companies in the oil and gas, retail, and industrial sectors on complex strategic transactions.
óNationally recognized leadership and coaching credentials, including Gallup-Certified Strengths Coach status and membership in the Forbes Coaches Council, providing the Board with specialized insight into talent development and retention, executive performance, culture, and leadership succession.
óProven governance leadership through service on public, private, and nonprofit boards, with expertise in corporate governance, enterprise risk oversight, CEO succession planning, stakeholder engagement, and strategic transformation.

Precious Williams Owodunni Independent Committees: Executive Compensation, Corporate Governance

62	ONEOK 2026 Proxy Statement

PROPOSAL 1: Election of Directors

CAREER HIGHLIGHTS:
óServes as President of Strategic Communications Consulting Group, an advisory firm to the business, public, quasi-public, and non-profit organizations and utility industries, since 2005.
óServed as Executive Vice President and a member of the board of directors of Hunt Building Corporation, a privately held company engaged in construction and real estate development, from 2001 until 2003.
óSpent 20 years in the electric utility industry at El Paso Electric Company, when it was a publicly traded, investor-owned utility, where he served in various senior-level executive positions, including General Counsel, Senior Vice President for Customer and Corporate Services, Executive Vice President and Chief Operating Officer.
óHolds a Bachelor of Arts degree in Political Science/American History from Texas Tech University and a Juris Doctor degree from St. Mary’s University School of Law.

OTHER BOARDS:
óServes as a director of ONE Gas, Inc., since 2014, where he serves on the Audit, Executive Compensation and Corporate Governance Committees and is the Lead Independent Director.
SKILLS AND QUALIFICATIONS:
óExtensive senior management, operational, entrepreneurial and legal experience in a variety of industries.
óExtensive legal and business, strategic planning, operational and regulatory compliance experience and expertise by virtue of his various roles at an electric utility company.
óStrong public company audit, executive compensation and governance background as a member of various board committees.
óPracticed law for more than 40 years.

Eduardo A. Rodriguez Independent Committees: Executive Compensation (Chair), Corporate Governance

CAREER HIGHLIGHTS:
óServed as Chairman and Chief Executive Officer of BASF Corporation, a chemical company, from May 2015 until May 2021, with responsibility for the Monomers, Performance Materials, Petrochemicals, Intermediates and North America divisions, and as a Member of the Board of Management Directors of its parent BASF SE, from 2012 until May 2021.
óServed as Vice President and General Manager of Specialty Construction Chemicals of W.R. Grace and Company, from 2000 until 2004, where he led the strategy, development and growth of that unit worldwide.
óServed as Vice President and General Manager of the Packaged Products business of the BOC Group from 1998 until 2000.
óHolds a Bachelor of Science degree in Chemical Engineering from Syracuse University and a Master of Business Administration degree from the Wharton School of the University of Pennsylvania.
óServed on the Dean’s Leadership Council for the College of Engineering and Computer Science at Syracuse University.

OTHER BOARDS:
óServes as a director of Air Products and Chemicals, Inc., a leading industrial gases company, since August 2021, where he maintains the role of Chairman of the Board and also serves as a member of the Executive and Management Development and Compensation Committees.
óServed on the board of directors of Inter Pipeline, an energy infrastructure company, from 2020 until 2021.
SKILLS AND QUALIFICATIONS:
óValuable senior management skills with more than 35 years of experience in the chemical industry.
óExtensive experience driving strategy and growth across broad value chains in the chemical industry, including petrochemicals, polymers and highly specialized chemicals.
óValuable public company audit, governance and executive compensation experience by virtue of his board committee roles.

Wayne T. Smith Independent Committees: Audit, Corporate Governance

ONEOK 2026 Proxy Statement	63

Ratify the Selection of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm for the Year Ending December 31, 2026

Our Board unanimously recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026.

Ratification of Selection of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm for 2026
The Audit Committee has the sole authority and responsibility to evaluate, hire and, where appropriate, replace the company’s independent auditor and, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation and general oversight of the work of the independent auditor. The Audit Committee is also responsible for approving the audit and permissible non-audit services provided by the independent auditor and the associated fees.
The Audit Committee evaluates the performance of our independent auditor, including the senior audit engagement team, each year and determines whether to re-engage the current independent auditor or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors’ capabilities, technical expertise and knowledge of our operations and industry and the potential impact on the company from changing auditors. In connection with the mandated rotation of the independent auditor’s lead engagement partner, the Audit Committee and its Chair are directly involved in the selection of the new lead engagement partner.
Based on this evaluation, the Audit Committee appointed PricewaterhouseCoopers LLP to serve as our independent auditor for the fiscal year ending December 31, 2026. PricewaterhouseCoopers LLP has served as our independent auditor for 19 years and is considered by management to be well qualified. Further, the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent auditor is in the best interests of the company and its shareholders.
The Board has ratified the selection by our Audit Committee of PricewaterhouseCoopers LLP to serve as our independent (consistent with Securities and Exchange Commission and NYSE policies regarding independence) registered public accounting firm for 2026. As a matter of good corporate governance, the Audit Committee submits its selection of our independent auditor to our shareholders for ratification. If the shareholders should not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment. In carrying out its duties in connection with the 2025 audit, PricewaterhouseCoopers LLP had unrestricted access to our Audit Committee to discuss audit findings and other financial matters. Representatives of PricewaterhouseCoopers LLP will be available at the annual meeting to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.
Approval of this proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shareholders present online or by proxy and entitled to vote on the proposal at the meeting. Abstentions will have the effect of a vote against the proposal.

64	ONEOK 2026 Proxy Statement

PROPOSAL 2: Ratify the Selection of PricewaterhouseCoopers LLP
Audit and Non-Audit Fees
Audit services provided by PricewaterhouseCoopers LLP during the 2025 and 2024 fiscal years included an integrated audit of our consolidated financial statements and internal control over financial reporting, review of our unaudited quarterly financial statements, consents and review of documents filed with the Securities and Exchange Commission and performance of certain agreed-upon procedures.
The following table presents fees for services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2025 and 2024:

	(Thousands of Dollars)
	2025	2024
Audit Fees	$7,435	$9,197	*
Audit Related Fees(1)	$—	$158
Tax Fees(2)	$48	$—
All other Fees(3)	$2	$2
Total	$7,485	$9,357
*  Includes $3,170 fees related to the EnLink and Medallion acquisitions.
(1)This category includes fees for assurance and related services which are reasonably related to the audit of our financial statements.
(2)This category includes fees associated with tax compliance, consultation and planning services.
(3)This category includes fees for products and services provided to us not otherwise included in the categories above.
Audit Committee Policy on Services Provided by the Independent Registered Public Accounting Firm
Consistent with Securities and Exchange Commission and NYSE policies regarding auditor independence, the Audit Committee has the responsibility for appointing, setting compensation and overseeing the work of our independent auditor. In furtherance of this responsibility, the Audit Committee has established a policy with respect to the pre-approval of audit and permissible non-audit services provided by our independent auditor. All of the 2025 and 2024 audit and non-audit services provided by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee in accordance with this policy.
Prior to the engagement of PricewaterhouseCoopers LLP as our independent auditor for the 2026 audit, a plan was submitted to and approved by the Audit Committee setting forth the audit services expected to be rendered during 2026. This scope of work to be performed in the audit of our financial statements and in attesting and reporting on our internal control over financial reporting, as well as work that only the independent auditor can reasonably be expected to provide, including quarterly review of our unaudited financial statements, comfort letters, statutory audits, attestation services, consents and assistance with the review of documents filed with the Securities and Exchange Commission.
The Audit Committee has adopted a policy that provides that fees for audit, audit related and tax services that are not included in the independent auditor’s annual services plan, and for services for which fees are not determinable on an annual basis, are pre-approved if the fees for such services will not exceed $75,000. In addition, the policy provides that the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

ONEOK 2026 Proxy Statement	65

PROPOSAL 2: Ratify the Selection of PricewaterhouseCoopers LLP
2026 Report of the Audit Committee
The purpose of the Audit Committee is to assist the Board with the oversight of the integrity of the company’s financial statements and internal control over financial reporting, the company’s compliance with legal and regulatory requirements, the independence, qualifications and performance of the company’s independent auditor and the performance of the company’s internal audit function. The Audit Committee’s function is more fully described in its charter, which the Board reviews and approves on an annual basis. The charter is published on and may be printed from the company’s website at www.oneok.com and is also available from the company’s corporate secretary upon request. The Board annually reviews the definition of “independence” for audit committee members contained in the listing standards for the NYSE and applicable rules of the Securities and Exchange Commission, as well as our Director Independence Guidelines, and has determined that each member of the Audit Committee is independent under those standards.
Management is responsible for the preparation, presentation and integrity of the company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The company’s independent auditor, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the company’s consolidated financial statements and the company’s internal control over financial reporting and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and on the effectiveness of the company’s internal control over financial reporting.
In this context, the Audit Committee has met and held discussions with management and the company’s independent auditor, PricewaterhouseCoopers LLP, regarding the fair and complete presentation of the company’s financial results and management’s report on its assessment of the company’s internal control over financial reporting. The Audit Committee has discussed the significant accounting policies applied by the company in its financial statements, as well as alternative treatments. Management has represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the company’s independent auditor.
The Audit Committee has also reviewed and discussed with both management and the independent auditor management’s assessment of the company’s internal control over financial reporting. In addition, the Audit Committee has discussed the independent auditor’s report on the company’s internal control over financial reporting. The Audit Committee has also discussed with the company’s independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.
In addition, the Audit Committee has discussed with the independent auditor the firm’s independence from the company and its management, including the matters in the written disclosures and the letter received from PricewaterhouseCoopers LLP as required by the applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent auditor’s communications with the Audit Committee concerning independence. While non-audit services provided by PricewaterhouseCoopers LLP did not impact the Audit Committee’s determination of PricewaterhouseCoopers LLP’s independence in 2024 or 2025, the Audit Committee will consider in the future whether the provision of non-audit services to the company by PricewaterhouseCoopers LLP is compatible with maintaining that firm’s independence. The Audit Committee has concluded that PricewaterhouseCoopers LLP is independent from the company and its management.
The Audit Committee discussed with the company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with both the internal and independent auditors, with and without management present, to discuss the results of their examinations, the assessments of the company’s internal control over financial reporting and the overall quality of the company’s financial reporting. Based on the review and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements of the company as of and for the year ended December 31, 2025, in the company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the Audit Committee of the Board.
Brian L. Derksen, Chair
Lori A. Gobillot, Member
Mark W. Helderman, Member
Mark A. McCollum, Member
Wayne T. Smith, Member

66	ONEOK 2026 Proxy Statement

Stock Ownership
Holdings of Major Shareholders
The following table sets forth the beneficial owners of 5% or more of our common stock known to us at December 31, 2025, except to the extent indicated otherwise in the footnotes.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	69,671,688	11.96%	(1)

Common Stock	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	52,604,741	9.00%	(2)

Common Stock	State Street Corporation State Street Financial Ctr. One Congress Street, Suite 1 Boston, MA 02114	38,698,295	6.64%	(3)

(1)Based upon an amendment to Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2024, in which The Vanguard Group, Inc. reported that, as of December 29, 2023, The Vanguard Group, Inc. directly and through its wholly owned subsidiaries, beneficially owned in the aggregate 69,671,688 shares of our common stock. Of such shares, The Vanguard Group, Inc. reported it had sole dispositive power with respect to 66,909,056 shares, shared dispositive power with respect to 2,762,632 shares, and shared voting power with respect to 998,059 shares.
(2)Based upon a Schedule 13G/A filed with the Securities and Exchange Commission on January 25, 2024, in which BlackRock, Inc. reported that, as of December 31, 2023, BlackRock, Inc. through certain of its subsidiaries, beneficially owned in the aggregate 52,604,741 shares of our common stock of which BlackRock, Inc. had sole voting power with respect to 48,030,022 shares, and sole dispositive power with respect to 52,604,741 shares.
(3)Based upon a Schedule 13G/A filed with the Securities and Exchange Commission on January 29, 2024, in which State Street Corporation reported that, as of December 31, 2023, State Street Corporation, through certain of its direct or indirect subsidiaries, beneficially owned in the aggregate 38,698,295 shares of our common stock of which State Street Corporation had shared dispositive power with respect to 38,617,259 shares and shared voting power with respect to 26,790,363 shares.

ONEOK 2026 Proxy Statement	67

Stock Ownership
Holdings of Officers and Directors
The following table sets forth the number of shares of our common stock beneficially owned as of March 1, 2026, by (i) each director and nominee for director, (ii) each of the executive officers named in the Summary Compensation Table for Fiscal 2025 under the caption “Executive Compensation Discussion and Analysis” in this proxy statement, and (iii) all directors and executive officers as a group.

Name	Shares of ONEOK Common Stock Beneficially Owned(1)	ONEOK Directors’ Deferred Compensation Plan Phantom Stock(2)	Total Shares of ONEOK Common Stock Beneficially Owned Plus ONEOK Directors’ Deferred Compensation Plan Phantom Stock	ONEOK Percent of Class(3)
Brian L. Derksen	21,200	39,500	60,700	Less than 1%
Julie H. Edwards	66,785	4,629	71,414	Less than 1%
Lori A. Gobillot	1,413	7,279	8,692	Less than 1%
Mark W. Helderman	35,665	—	35,665	Less than 1%
Walter S. Hulse, III	193,985	—	193,985	Less than 1%
Randy N. Lentz	5,203	—	5,203	Less than 1%
Randall J. Larson	29,548	2,181	31,729	Less than 1%
Pattye L. Moore	—	210,402	210,402	Less than 1%
Mark A. McCollum(4)	727	—	727	Less than 1%
Pierce H. Norton II	127,782	—	127,782	Less than 1%
Precious Williams Owodunni(4)	727	—	727	Less than 1%
Eduardo A. Rodriguez	28,496	16,667	45,163	Less than 1%
Gerald B. Smith	—	15,355	15,355	Less than 1%
Wayne T. Smith	2,700	6,146	8,846	Less than 1%
Sheridan C. Swords(5)	236,033	—	236,033	Less than 1%
Lyndon C. Taylor	5,345	—	5,345	Less than 1%
All directors and executive officers as a group	926,014	302,159	1,228,173	Less than 1%
(1)Includes shares of common stock held by members of the family of the director or executive officer for which the director or executive officer has sole or shared voting or investment power, shares of common stock held in our Direct Stock Purchase and Dividend Reinvestment Plan, and shares held through our 401(k) Plan. As of March 1, 2026, the trustee of our 401(k) Plan held 8,318 shares of our common stock on behalf of all executive officers as a group.
(2)Represents shares of phantom stock credited to a director’s account under our Deferred Compensation Plan for Non-Employee Directors. Each share of phantom stock is equal to one share of our common stock. Phantom stock has no voting or other shareholder rights, except that dividend equivalents are paid on phantom stock and reinvested in additional shares of phantom stock based on the closing price of our common stock on the NYSE on the date the dividend equivalent was paid. Shares of phantom stock do not give the holder beneficial ownership of any shares of our common stock because they do not give such holder the power to vote or dispose of any shares of our common stock.
(3)The percent of our voting securities owned is based on our shares of common stock outstanding on March 1, 2026.
(4)Precious Williams Owodunni and Mark A. McCollum joined the Board in January 2026.
(5)Excludes 2,770, 11,412 and 5,416 shares, the receipt of which was deferred by Mr. Swords upon vesting in January 2010, January 2011 and February 2017, respectively, under the deferral provisions of our Equity Compensation Plan, which shares will be issued to Mr. Swords upon his separation of service from our company and in accordance with the terms of the Equity Compensation Plan.

68	ONEOK 2026 Proxy Statement

Stock Ownership
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of 10% or more of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Based solely on a review of the copies of reports furnished to us and representations that no other reports were required, we believe that all of our directors, executive officers, and holders of 10% or more of our outstanding shares during the fiscal year ended December 31, 2025, complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, except for one Form 4 filing made on behalf of Randy N. Lentz reporting the award of restricted units when Mr. Lentz became an executive officer in January 2025, which was filed late due to an administrative error.

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Executive Compensation Discussion and Analysis
Executive Summary
Our Executive Compensation Discussion and Analysis (“CD&A”) focuses on our 2025 compensation programs and decisions relative to our 2025 performance. The 2025 short-term incentive payouts described in this CD&A were based on consideration of our financial, safety and environmental performance in 2025, and the payouts upon the vesting of performance units reflects our total shareholder return relative to our peer group through February 2026. As described further in this CD&A, our executive compensation program is designed to strongly align realizable compensation with performance. Therefore, the value of executives’ stock awards is aligned with, and impacted by, changes in our stock price and our management interests are strongly aligned with shareholders' interests.
Our Business
We are incorporated under the laws of the state of Oklahoma, and our common stock is listed on the NYSE under the trading symbol “OKE.” We deliver energy products and services vital to an advancing world. We are a leading midstream service provider of gathering, processing, fractionation, transportation, storage and marine export services. Through our approximately 60,000-mile pipeline network, we transport the natural gas, NGLs, refined products and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest integrated energy infrastructure companies in North America, we are delivering energy that makes a difference in the lives of people in the U.S. and around the world.
Our Growth Journey
Since September 2023, ONEOK has embarked on a transformative journey of growth, closing a series of acquisitions that have strengthened our position as a midstream leader by adding new growth platforms in crude oil and refined products to our stable and reliable natural gas and NGLs businesses.
The acquisition of Magellan in September 2023 diversified the company’s assets, adding a refined products and crude business to ONEOK’s portfolio. Building on this momentum, ONEOK further bolstered its portfolio in 2024-2025 with acquisitions of a Gulf Coast NGL pipeline system from Easton Energy and the acquisitions of Medallion and EnLink.
These acquisitions expanded and extended our integrated position in some of the most prolific basins in the U.S. – including the Permian Basin – with connectivity to critical energy demand hubs across the country like the Texas and Louisiana Gulf Coast.
óBusiness Update and Market Conditions: We operate primarily fee-based businesses in each of our four reportable segments (Natural Gas Gathering and Processing; Refined Products and Crude; Natural Gas Liquids; and Natural Gas Pipelines), and our consolidated earnings were approximately 90% fee-based in 2025. Fee-based earnings are primarily a function of throughput volumes across our system and associated contractual rates.
Over the past three years, we experienced significant growth from organic growth opportunities and our acquisitions. Our extensive and integrated assets are located in, and connected with, some of the most productive shale basins, as well as refineries and demand centers, in the United States.
óFinancial Performance: Our 2025 consolidated operating income was approximately $5.7 billion, compared with approximately $5.0 billion in 2024. 2025 net income was approximately $3.5 billion compared with 2024 net income of approximately $3.1 billion.
óDividends: During 2025, we paid common stock dividends totaling $4.12 per share, an increase of 4% compared with the prior year. In February 2026, we paid a quarterly common stock dividend of $1.07 per share ($4.28 per share on an annualized basis), an increase of 4% compared with the same quarter in the prior year. Our dividend growth is primarily due to the increase in cash flows resulting from the growth of our operations.

70	ONEOK 2026 Proxy Statement

Executive Compensation Discussion and Analysis
2025 Executive Compensation
During 2025, management strengthened the company’s position by completing and then working to integrate our recent acquisitions and drive synergies from the now larger enterprise while navigating the complexities of the competitive midstream sector. We believe a meaningful portion of this success is related to our incentive compensation program, which is designed to pay-for-performance and to closely align our executives’ interests with those of our shareholders. Our named executive officers for 2025 were Pierce H. Norton II, Walter S. Hulse, III, Lyndon C. Taylor, Randy N. Lentz, and Sheridan C. Swords (referred to throughout as our “named executive officers”). Mr. Lentz joined the company in October 2024 with the acquisition of Medallion and was appointed Executive Vice President and Chief Operating Officer of the company on and effective as of January 6, 2025.
For more information on the compensation recommendations to the Board made by the Executive Compensation Committee (or as we refer to them in this CD&A, the "Committee"), which the Board subsequently approved, regarding the 2025 compensation of our named executive officers, see "2025 Compensation Decisions" on pages 81-88.
Specific Compensation Program Features
Our compensation philosophy and related governance features are complemented by several specific elements that are designed to align our executive compensation with long-term shareholder interests.
óThe components of our executive compensation program have remained substantially the same for several years, although from time to time we make adjustments to the components of our executive compensation program to maintain market alignment and to foster executive retention. We believe our program is designed effectively, well aligned with the interests of our shareholders, strongly performance-based and key to achieving our business goals.
óThe main objectives of our executive compensation program are to pay for performance, to align our executive officers’ interests with those of our shareholders and to attract and retain qualified executives.
óAll compensation decisions regarding our named executive officers are initially made by the Committee and are then submitted to the Board for approval.
óThe Committee is composed solely of persons who qualify as independent directors under the listing standards of the NYSE.
óWe provide the following elements of compensation for our executive officers, including the named executive officers: base salary, an annual short-term cash incentive award and long-term equity incentive awards.
óThe Committee references the median level of the market when determining all elements of compensation, including when considering the possibility of above- or below-target short-term incentive and long-term incentive payments for executive and company performance that exceeds or is below expectations.
óWe implement our pay-for-performance philosophy with a short-term incentive program providing for cash payments based on achievement of financial and operational goals established annually by the Committee and long-term, performance-based equity incentive awards providing for vesting levels based on our total shareholder return over a three-year performance period as compared to the total shareholder return of a specified peer group of energy companies for the same period.
óWe encourage alignment of our named executive officers’ interests with those of our shareholders through the award of annual long-term incentive equity grants, of which approximately 70% are performance units and approximately 30% are time-vesting restricted units in 2025.
óOur executive officers, including the named executive officers, receive no significant recurring perquisites or other personal benefits.
óWe have market competitive stock ownership guidelines for our executive officers, including the named executive officers, and members of our Board.

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Executive Compensation Discussion and Analysis
óWe have adopted a clawback policy in compliance with Exchange Act Rule 10D-1 and the corresponding NYSE listing standards. In addition to the mandatory clawback provisions, our clawback policy permits the discretionary recovery of incentive-based cash and any equity compensation in the event of fraud, negligence or intentional misconduct that directly or indirectly results in a material restatement of all or a portion of our financial statements.
óOur Board has adopted a Securities/Insider Trading Policy prohibiting officers, members of our Board and certain employees designated as insiders under the policy from trading outside of defined windows or engaging in certain other transactions in our stock. See page 89 for more information on our Securities/Insider Trading Policy.
óWe do not grant awards of stock options or similar option-like rights or instruments and, accordingly, do not have any policy or practice in place on the timing of awards of options or similar option-like rights or instruments in relation to the disclosure of material non-public information. If, in the future we anticipate granting awards of stock options or similar option-like rights or instruments, we may establish a policy regarding how the Board or Committee determines when to grant such awards and how it will take into account material non-public information when determining the timing and terms of such awards.
óThe Committee engages a compensation consultant that the Committee has determined to be independent under the Securities and Exchange Commission rules and NYSE listing standards to provide advice and expertise on the design and implementation of our executive and director compensation programs.
The Committee monitors executive compensation trends and developments regarding prevailing types and levels of compensation and regularly reviews the components of our executive compensation program so we can remain competitively positioned to attract and retain the executive talent necessary to achieve our strategic, financial and operational goals and continue to align our executive compensation program with long-term shareholder interests.
Specific Corporate Governance Features Related to Compensation
We seek to maintain good governance standards, including standards applicable to the oversight of our executive compensation policies and practices. The following policies and practices were in effect during 2025:
óThe Committee is composed solely of independent directors;
óThe Committee’s independent compensation consultant, Meridian Compensation Partners, is retained directly by the Committee and performs no other services for the company;
óThe Committee regularly meets in executive session without management as well as with and without the representatives of Meridian Compensation Partners; and
óThe Committee conducts an annual review of our compensation program designed to ensure that the risks arising from the program are not reasonably likely to have a material adverse effect on our company.
Executive Compensation Philosophy
Our executive compensation philosophy is to pay-for-performance and provide a competitive compensation package to attract and retain qualified executives while structuring our executive compensation program in a manner that does not provide incentives for excessive risk-taking.
Pay-for-Performance
We structure our executive compensation program to align the interests of our named executive officers with the interests of our shareholders. We believe a named executive officer’s compensation should be tied directly to the achievement of our strategic, financial and operating goals, all of which are designed to deliver value to our shareholders. Therefore, a significant part of each named executive officer’s pay is “at-risk,” in the form of an annual, short-term, cash incentive award and long-term, equity-based incentive awards. The amount of the annual short-term cash incentive award

72	ONEOK 2026 Proxy Statement

Executive Compensation Discussion and Analysis
earned depends on our company’s performance measured against financial and operating objectives, as well as the named executive officer's meeting key leadership and development standards. The portion of our named executive officers’ compensation granted in the form of equity awards ties their compensation directly to creating shareholder value over the long-term. We believe this combination of annual short-term cash incentive awards and long-term equity awards aligns the incentives of our named executive officers with the interests of our shareholders.
Competitive Pay
We believe a competitive executive compensation program is an important tool to help us attract and retain talented executives capable of leading our company in the competitive business environment in which we operate. We seek to establish total compensation opportunities for our named executive officers that are within a competitive range of the median of compensation opportunities awarded at our peer companies as further discussed below. For example, to recognize an individual’s unique qualifications or performance, we may choose to set their total compensation level above the median. However, if the executive is new to the role, we may set total compensation below the median level. Similarly, exceptional performance may result in compensation above the median. Earned compensation from these opportunities will vary based on company and individual performance as well as our stock price performance.
Our compensation program is designed with the following principles in mind:
óPay our executives based on their responsibilities, the capabilities and experience they possess, the performance they demonstrate and market conditions; and
óMotivate our executives to conduct our business and manage our assets in a safe and environmentally responsible manner.
Risk Assessment
The Committee believes our compensation program does not provide incentives for excessive risk-taking, and therefore does not produce risks that are reasonably likely to have a material adverse effect on the company for the following reasons:
óBroad-based Compensation Program: The primary components of our compensation program, including short-term incentive metrics, are the same for all officers and employees across all of our business units;
óFixed Pay Component: The base salary component of compensation is market-based and does not encourage risk-taking because it is a fixed amount; and
óPrudent Risk Management: Our current short- and long-term incentive plan awards have the following risk-limiting characteristics:
óUnder our short-term incentive plan, awards to officers are subject to fixed maximums established by the Committee;
óAwards are reviewed and approved by the Committee considering a variety of indicators of performance (rather than a single indicator of performance);
óShort- and long-term incentive awards are not tied to formulas that could focus executives on specific short-term outcomes;
óThe Committee approves the final short- and long-term incentive plan award payouts after the review and confirmation of individual executive, operating and financial performance;
óShort-term cash and long-term equity incentive awards are subject to our Compensation Recoupment Policy and other clawback provisions;
óFor executive officers, a significant portion of incentive award value is granted in the form of restricted and performance units that vest over multiple years, which aligns the interests of executive officers to long-term shareholder interests; and
óExecutive officers are subject to share-ownership guidelines.

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Executive Compensation Discussion and Analysis
Executive Compensation Methodology
The Executive Compensation Committee
The Committee has the responsibility for reviewing, approving and recommending our executive compensation program to the Board for approval. The role of the Committee is to oversee our compensation and benefit plans and policies, delegate responsibility for the administration of these plans and review and approve annually all compensation decisions relating to our executive officers, including compensation decisions for our named executive officers.
The Committee’s practice is to review our executive officer compensation program and make specific decisions in February of each year, including review and approval of: base salaries; the achievement of annual short-term cash incentive goals for the prior year and corresponding payouts; annual short-term cash incentive program thresholds, targets and maximums for the current fiscal year; the level of vesting of long-term incentive grants that were eligible to vest during the year; and new annual long-term incentive grants. This review coincides with our Board's review of our financial and operating results for the most recently completed year and allows the Committee to consider those results, as well as our financial and operating plan for the upcoming year, as it makes compensation decisions. The Committee submits its recommendations regarding the compensation of our Chief Executive Officer, our other named executive officers and our non-management directors to the Board for approval.
The Committee recognizes the importance of maintaining sound basic principles for the development and administration of our compensation and benefit programs. The Committee has adopted practices to enhance the Committee’s ability to carry out its responsibilities effectively, as well as to ensure we maintain strong links between executive pay and performance. Examples of practices the Committee has adopted include:
óHolding executive sessions without company management present at every meeting of the Committee;
óReviewing total compensation tally sheets for the named executive officers on an annual basis;
óEngaging an independent compensation consultant to advise the Committee on executive compensation issues;
óMeeting with the independent compensation consultant in executive session without management present at each regularly scheduled meeting of the Committee to discuss our compensation program and actions on a confidential basis;
óEvaluating the performance of the Committee each year; and
óAssessing the performance of the Committee’s independent compensation consultant each year.
Following our 2025 annual meeting of shareholders, the Committee took into account the 93.3% affirmative vote of our shareholders who voted on our executive compensation, including abstentions, and determined to continue to apply the same principles the Committee has used historically in determining the nature and amount of executive compensation.
The Role of Executive Management in the Executive Compensation Process
Each year, our executive management presents our annual strategic and financial plan to our Board for approval. The presentation includes a review of the expected financial and operating performance of each of our business segments, the expected financial performance of the company on a consolidated basis, and a capital expenditure plan, as well as a consolidated five-year strategic and financial outlook. The criteria and targets for our annual short-term cash incentive awards are recommended by executive management to the Committee based on our Board-approved strategic and financial plan. Upon the completion of each fiscal year, and following finalization of the year’s financial and operating results, executive management reviews our actual performance relative to the short-term incentive plan criteria and targets established by the Committee for the performance year in order to determine the annual short-term cash incentive award recommendations to be presented to the Committee for each named executive officer.

74	ONEOK 2026 Proxy Statement

Executive Compensation Discussion and Analysis
In making individual compensation decisions, the Committee reviews the recommendations of the Chief Executive Officer with respect to all named executive officers other than himself. The Committee reviews and discusses these recommendations in executive session and reaches its own decisions with respect to the compensation of the named executive officers, including the Chief Executive Officer. In turn, the Committee presents its compensation decisions with respect to the Chief Executive Officer and the other named executive officers to the Board for approval.
The compensation group in our human resources department supports both the Committee and executive management in establishing management’s recommendations regarding annual performance metrics and targets and providing periodic analyses and reports regarding our executive compensation program.
The Role of the Independent Compensation Consultant
The Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Committee in the performance of its duties. During 2025, the Committee continued the engagement of Meridian Compensation Partners to serve as the Committee’s independent compensation consultant on matters related to executive and director compensation. The independent compensation consultant reports directly to the Committee and provides no other services to us.
The Committee annually reviews and establishes the scope of the engagement of the Committee’s independent compensation consultant, which is reflected in an annual engagement letter between the consultant and the Committee. During 2025, the scope of the assignment and the material instructions regarding the services of the consultant were to:
óProvide input to the Committee’s decision-making with respect to executive compensation matters in light of our business strategy, pay philosophy, prevailing market practices, shareholder interests and relevant regulatory mandates;
óProvide advice on our executive pay philosophy;
óProvide advice on the composition of our compensation peer group for competitive benchmarking;
óProvide comprehensive competitive market studies as background against which the Committee can consider the company’s Chief Executive Officer and senior management base salaries, annual bonus opportunities, long-term incentive awards, benefits, perquisites and severance protections;
óProvide incentive plan design advice for both annual and long-term incentive programs and other compensation and benefit programs to meet our objectives;
óApprise the Committee of emerging best practices and changes in the regulatory and corporate governance environment;
óProvide consulting and competitive market data on director compensation matters;
óConduct periodic meetings with our management as required from time to time to discuss executive compensation issues and prepare for Committee meetings;
óAssist with the preparation of our annual proxy statement “Executive Compensation Discussion and Analysis”;
óReview tally sheets regarding the company’s Chief Executive Officer and other senior officers as developed by management; and
óPeriodically review the Committee’s charter.
In addition, the engagement letter provides for the consultant to be available to assist the Committee with respect to other executive compensation matters that may arise throughout the year.
The independent compensation consultant attended each regularly scheduled meeting and one special meeting of the Committee in 2025. During a portion of each regular meeting, the independent compensation consultant met with the Committee in executive session without members of management present. The independent compensation consultant also communicated with members of the Committee outside of the Committee’s meetings as desired by the Committee members. The independent compensation consultant reviewed briefing materials, including those with respect to individual compensation matters prepared by management for the Committee, reviewed recommendations and proposals being submitted to the Committee and provided perspective, advice and recommendations to the Committee regarding the recommendations of management. The independent compensation consultant also gathered and provided competitive market data and other background information for consideration by the Committee.

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Executive Compensation Discussion and Analysis
It is the Committee’s view that its independent compensation consultant should be able to render candid and direct advice independent of management’s influence and numerous steps have been taken to satisfy this objective. The independent compensation consultant is engaged by and reports directly to the Committee on matters related to compensation. As noted above, representatives of the independent compensation consultant meet separately with the Committee members outside the presence of management at each regular meeting and also speak separately with the Committee chair and other Committee members between meetings, as necessary or desired. The independent compensation consultant interacts from time to time directly with our management, including our senior management, and our compensation department as necessary to support the work of the independent compensation consultant on behalf of the Committee. These interactions are limited to those that are on the Committee’s behalf or related to matters that will be presented to the Committee for review and approval.
At least annually, the Committee conducts a review of the independent compensation consultant’s performance and independence. This review includes an evaluation of the services that the independent compensation consultant has provided to the Committee, the related fees and the procedures implemented by the independent compensation consultant with respect to maintaining its independence. During 2025, Meridian Compensation Partners did not advise us or deliver any services other than the referenced compensation consulting services provided to the Committee.
In February 2025, the Committee considered the independence of Meridian Compensation Partners in light of Securities and Exchange Commission rules and NYSE listing standards regarding the independence of consultants to compensation committees. The Committee requested and received a letter from Meridian Compensation Partners addressing the consulting firm’s independence, including the following factors: (i) other services provided to us by the consultant; (ii) fees paid by us as a percentage of the consulting firm’s total revenue; (iii) policies or procedures maintained by the consulting firm that are designed to prevent conflicts of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and any member of the Committee; (v) any company stock owned by the individual consultants involved in the engagement; and (vi) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. The Committee discussed these considerations and concluded that the work of the consultant did not raise any conflict of interest and that the consultant was independent of the Committee and our company and is providing effective counsel and services to the Committee.
Competitive Assessment
For 2025 compensation decisions, the Committee asked Meridian Compensation Partners to assist it with the annual competitive assessment of our executive compensation program. The Committee reviewed independent executive compensation data compiled by Meridian Compensation Partners in November 2024 to assess competitive executive compensation levels for our executive officers.
The Committee considers a number of factors in structuring our compensation program and making compensation decisions, including the compensation practices of selected peer companies in the energy industry, which we refer to as our “Energy Peers.” The Committee’s independent compensation consultant annually reviews the peer group with the Committee to assess its continued appropriateness and applicability to our company. The 2025 Energy Peers were recommended by Meridian Compensation Partners and management and were selected because they have significant lines of business in the energy industry that are similar to our businesses in focus, ownership structure, affiliations and geography and because the size of their operations (e.g., enterprise value, market value, and earnings before interest, taxes, depreciation and amortization) and the skills and experience required of their senior management to effectively operate their businesses are also similar to our businesses. Companies that have similar lines of business but have a history of anomalous pay practices, as determined by the Committee in consultation with our independent compensation consultant, are excluded from consideration as a potential Energy Peer.
For 2025, there were no changes to the Energy Peers we used in 2024. In 2024, the Energy Peer group was restructured significantly due to the Company's increased size after the Magellan acquisition which the Committee believes continues to be appropriate after the acquisitions of Medallion and EnLink.

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Executive Compensation Discussion and Analysis
The Committee believes that reference to the Energy Peers is appropriate when reviewing our compensation program because we compete with these companies for executive talent.

Our Energy Peers for 2025 were:

Cheniere Energy, Inc. Diamondback Energy, Inc. Energy Transfer LP Enterprise Products Partners L.P. Hess Corporation	Kinder Morgan, Inc. Marathon Petroleum Corporation Phillips 66 Plains All American Pipeline, L.P. Targa Resources Corp.	TC Energy Corporation The Williams Companies, Inc. Western Midstream Partners, LP

The Committee attempts to set the compensation opportunities of our executive officers at levels that are competitive with those of the Energy Peers and uses market comparison data for these companies as a guide. The Committee reviews the median salary, annual short-term cash target incentive and long-term target equity compensation (and the total of these elements) of persons holding the same or similar positions as our named executive officers at the Energy Peers, based on the most recent market data available. The Committee then generally seeks to set each element of the compensation of our named executive officers within a competitive range of the Energy Peers median level for such element, assuming payout of performance-based compensation at target.
Market comparison data, however, is just one of the tools the Committee uses to determine executive compensation, and the Committee retains the flexibility to set target compensation opportunities at levels it deems appropriate for an individual or for a specific element of compensation. An executive’s actual compensation may vary from the target amount set by the Committee based on individual and company performance, as well as changes in our stock price.
To assess the relative competitiveness of compensation for each named executive officer, the Committee’s established practice is to review the Energy Peers’ base salary, short-term incentives, long-term incentives and total target compensation opportunities for the 25th, 50th and 75th percentiles. For 2025, the total target compensation established by the Committee for each of our named executive officers was generally within a +/-15% range to the 50th percentile, and therefore the Committee determined that 2025 compensation levels fell within the Committee’s established parameters.
Tally Sheets
In February 2025, the Committee reviewed compensation tally sheets with respect to our named executive officers at that time to better understand their total executive compensation packages and gain further perspective when making pay decisions. Each of these tally sheets presented the dollar amount of each component of the named executive officer’s compensation reviewed, including current cash compensation (base salary and any annual short-term cash incentive payment), accumulated deferred compensation balances, outstanding long-term equity awards, retirement benefits, incidental or one-time perquisites and any other compensation. These tally sheets also reflected potential payments under certain termination-of-employment and change-in-control scenarios.

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Executive Compensation Discussion and Analysis
Compensation Mix and At-Risk Pay
In determining the overall mix of 2025 compensation for our named executive officers, the Committee considered the competitive market data assembled by its independent compensation consultant in order to assess an appropriate allocation between cash and non-cash compensation.
A significant portion of total executive compensation is variable and “at-risk” based on both the annual and long-term performance of our company, which aligns the interests of our executives with the interests of our shareholders. The payment of long-term incentive compensation in the form of our common stock helps to align the interests of our executive officers with the interests of our shareholders and assists our executives in establishing a meaningful ownership position in our company in keeping with our share-ownership guidelines.

2025 CEO Compensation	Average Pay Mix – Other Named Executive Officers

*    Long-term Equity Award values do not include special restricted unit grants or sign-on grants. Mr. Norton, our CEO, did not receive a special restricted unit award.
In February 2025, consistent with our pay-for-performance philosophy, we granted to our named executive officers annual equity grants consisting of: (1) performance units (having a value equal to approximately 70% of the aggregate annual equity grant value); and (2) time-vesting restricted units (having a value equal to approximately 30% of the aggregate annual equity grant value). In 2025, the Committee, in consultation with Meridian Compensation Partners, adjusted the percentage of performance units to time-vesting restricted units for our annual equity grants from 80% performance units and 20% time-vesting restricted units to 70% performance units and 30% time-vesting restricted units to bring these percentage allocations in closer alignment with our Energy Peers. In addition, in order to foster the retention of key executives during a period of significant Company growth and to recognize the Company's leadership in bringing about the growth, we awarded a special grant of time-vesting restricted units to a select group of ONEOK employees, including each of our named executive officers, other than Mr. Norton. For more information on our long-term grants, see "2025 Long-Term Incentive Awards" at pages 85-88.
Personal Performance
Executive compensation decisions include an assessment of individual performance, including each named executive officer’s contribution to our overall performance for the applicable performance period. Individual performance criteria include:
óBusiness results achieved;
óProblem analysis;
óDirecting business activities;
óUtilization of human, capital and material resources;
óInitiation of and response to change;
óLeadership, planning and organizational abilities;
óDecision making;
óTime management;
óCommunication and employee relations;
óSafety and environmental performance;
óRegulatory compliance; and
óCustomer satisfaction.
The Committee, in consultation with our Corporate Governance Committee, completes an individual performance assessment of the Chief Executive Officer each year. This performance assessment is summarized and presented to the Chief Executive Officer for discussion and is reviewed by the

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Committee in executive session when evaluating the compensation of the Chief Executive Officer. The other named executive officers are also evaluated each year through our performance appraisal process by the Chief Executive Officer. These performance assessments are considered each year in connection with the overall compensation review process for our executives.
There are no differences in the Committee’s compensation policies and practices for determining the compensation awarded to the Chief Executive Officer and the other named executive officers other than as described in the paragraph above. Differences in levels of compensation are attributable to differences in roles and responsibilities, experience, individual performance and the Committee’s practice of setting pay levels to reflect competitive market conditions on a position-by-position basis.
Components of Compensation
Total Compensation
The Committee strives to provide a comprehensive executive compensation program that is competitive and meaningfully performance based. To that end, a majority of our executive compensation is tied directly to our operating and financial performance. In structuring executive compensation, the Committee considers long- and short-term financial performance, shareholder return, business unit performance, safety, environmental and regulatory compliance, the previously referenced individual performance criteria, retention considerations and market data.
In setting the elements and amounts of compensation, the Committee generally does not consider amounts of compensation realizable from prior years’ compensation. However, when making grants of long-term, equity-based incentive grants each year, the Committee considers, among other factors it deems relevant, the size of grants of long-term, equity-based compensation made in prior years.
Annual Cash Compensation
As in prior years, annual cash compensation in 2025 for the named executive officers consisted of two components: base salary and a variable, at-risk, 2025 short-term incentive award based on both the company’s financial and operating performance and the executive officer’s individual performance.
óBase Salary. Annual base salary is designed to compensate executives for their level of responsibility, experience, tenure, sustained individual performance and contributions to our company. Salaries are reviewed annually. While the Committee considers our overall financial performance in establishing levels of executive compensation each year, there are no specific, objective financial results that are quantified by the Committee in establishing or changing the base salaries of our named executive officers.
ó2025 Short-Term Incentive Awards. Variable, at-risk, 2025 short-term incentive awards were made under our Annual Officer Incentive Plan and designed to communicate collective annual corporate goals, to provide our named executive officers with a direct financial interest in our performance and profitability and to reward annual performance. The 2025 performance goals established under the Annual Officer Incentive Plan and the company’s performance relative to such goals are described under “2025 Short-Term Incentive Awards.”
Long-Term Equity Incentive Awards
Annual grants of equity-based compensation are made pursuant to the EIP (grants made prior to the effective date of the 2025 EIP were made pursuant to the 2018 EIP). Typically, these annual grants consist of restricted units and performance units to our named executive officers and other eligible participants. These annual grants are designed to provide a meaningful incentive to enhance long-term shareholder value. A higher ratio of performance units to restricted units is granted to higher-level officers and those with more direct ability to impact the performance of the company.

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Executive Compensation Discussion and Analysis
Retirement Benefits
We have a defined contribution retirement plan, our 401(k) Plan, covering our employees, including our named executive officers, and we match 100% of employee contributions under this plan up to 6% of eligible compensation, subject to certain conditions and limits. The 401(k) Plan also provides profit-sharing contributions for employees who do not actively accrue benefits in our defined benefit pension plans. Messrs. Norton, Hulse, Lentz, and Taylor each received a profit-sharing contribution for each calendar quarter during 2025 under the 401(k) Plan equal to 6% of eligible compensation for that quarter and an additional, discretionary profit-sharing contribution after year end equal to 1% of eligible 2025 compensation. The Retirement Plan, a defined-benefit pension plan, covers Mr. Swords and certain other legacy ONEOK employees hired prior to January 1, 2005, or pursuant to an acquisition from Koch Industries on July 1, 2005, and it provides a monthly retirement benefit based on the participant’s final average earnings, age and years of service.
In addition, we maintain our 2005 Supplemental Executive Retirement Plan (the "SERP"), a nonqualified defined benefit pension plan that provides benefits in excess of maximum benefit accruals under our Retirement Plan due to applicable limits under the Internal Revenue Code, for certain officers who participate in our Retirement Plan. Of our named executive officers, Mr. Swords is the only participant in the SERP. No new participants in our SERP have been approved since 2005, and the plan was closed to new participants after 2013. Additional details regarding our Retirement Plan and SERP are provided under “Pension Benefits.”
We also sponsor employee health and welfare plans that provide post-retirement medical and life insurance benefits to eligible employees (including our named executive officers) hired prior to January 1, 2017. The pre-Medicare post-retirement medical plan is contributory, with retiree contributions adjusted periodically, and contains other cost-sharing features such as deductibles and co-insurance. The post-retirement medical plan for Medicare-eligible retirees is an account-based plan pursuant to which certain employees are eligible for company contributions that can be applied toward the purchase of individual Medicare supplement policies through a private exchange.
Nonqualified Deferred Compensation Plan
Our 2020 Nonqualified Deferred Compensation Plan (the “NQDC Plan”), the successor plan to our two prior nonqualified deferred compensation plans ("Prior NQDC Plans" and, collectively with the NQDC Plan, the "NQDC Plans"), is available to a select group of management and highly compensated employees, including our named executive officers. The NQDC Plan permits participants to defer receipt of a portion of their compensation to be earned during the following year until a later date permitted under the NQDC Plan and provides notional employer contributions to compensate participants who are subject to certain limits established by the Internal Revenue Code of 1986, as amended (the “Tax Code”), with respect to their qualified plan benefits. Because these arrangements are, by their nature, tied to cash compensation and qualified plan benefits, they are not considered by the Committee when establishing salary and short-term and long-term incentive measures and amounts. Historically, officers also were eligible to defer the receipt of their performance unit awards into the Prior NQDC Plans.
Perquisites and Other Benefits
The company provides only minimal perquisites to the named executive officers, which are not taken into account by the Committee when establishing salary and short- and long-term incentive compensation.

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2025 Compensation Decisions
For each of our named executive officers, 2025 base salary and short- and long-term incentive targets were determined in February 2025 following consideration of the business and economic environment, market data for the Energy Peers compiled and furnished by the independent compensation consultant to the Committee, internal equity considerations and a qualitative determination of the officer’s individual performance using the performance criteria referenced above.
The Committee does not use objective targets when evaluating performance with respect to those individual performance criteria and does not have a specific weighting for any of the individual performance factors. The final determination is based upon all of the individual performance criteria, considered in the aggregate and in light of the surrounding circumstances, but such determination and the assessment of each individual factor is qualitative rather than formulaic. The Committee includes and reviews these factors as part of a comprehensive review of individual performance when setting compensation.
The Committee’s primary recommendations to our Board, which the Board subsequently approved in February 2025, regarding the 2025 compensation of our named executive officers are summarized in the table below:

	Base Salary			Short-Term Incentive Target			Long-Term Incentive Target
Name	2025	2024	% Change	2025	2024	% Change	2025(2)	2024	% Change
Pierce H. Norton II	$1,000,000	$925,000	8.1%	150%	150%	—%	$10,000,000	$8,000,000	25.0%
Walter S. Hulse, III	$750,000	$650,000	15.4%	125%	110%	13.6%	$4,000,000	$3,250,000	23.1%
Randy N. Lentz(1)	$625,000	$—	—%	110%	—%	—%	$2,200,000	$—	—%
Sheridan C. Swords	$625,000	$525,000	19.0%	110%	95%	15.8%	$2,200,000	$1,800,000	22.2%
Lyndon C. Taylor	$700,000	$600,000	16.7%	110%	95%	15.8%	$2,800,000	$1,850,000	51.4%
(1)Mr. Lentz was named Executive Vice President and Chief Operating Officer on January 6, 2025.
(2)Amounts exclude a sign-on grant of restricted units awarded to Mr. Lentz in February 2025 and a special grant of restricted units awarded to each of Messrs. Hulse, Taylor, Swords and Lentz in September 2025. For additional information regarding these grants, see "2025 Long-Term Incentive Awards" below.
The Committee recommended, and the Board subsequently approved, in consultation with Meridian Compensation Partners, the increases for 2025 set forth in the table above, in part, to bring the compensation components for each of our named executive officers into closer alignment with the Company's Energy Peers. The approved increases also reflected the Committee's wish to recognize and reward individual named executive officers for their effective leadership, performance and contributions during this period of significant growth for the Company.
We believe these actions establish target total compensation opportunities for our named executive officers generally within a competitive range of the median of compensation opportunities awarded at our Energy Peers. We believe this positioning allows us to attract, motivate and retain highly-qualified executives in our industry. An individual’s competitive positioning will consider additional factors beyond market data, and these actions with respect to our named executive officers reflect company performance, each named executive officer’s individual performance and contributions, the skills and experience of each named executive officer and the scarcity and market demand for such skills and experiences, and other relevant factors, e.g. succession planning, and internal equity.
2025 Short-Term Incentive Awards
The purpose of our Annual Officer Incentive Plan is to align the named executive officers’ interests with shareholders’ interests by providing them with a financial incentive tied directly to key measures of our financial and operational performance. The 2025 annual short-term cash incentive plan measures and their weighting were developed and recommended to the Committee by executive management, were reviewed and approved by the Committee, and were approved by our Board in February 2025.

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Executive Compensation Discussion and Analysis
Financial Measures
The 2025 Annual Officer Incentive Plan included the measurement of financial results that took into account the impact of anticipated market conditions (commodity prices, natural gas liquids price differentials and natural gas and natural gas liquids volumes). The following financial measures were included in the 2025 Annual Officer Incentive Plan:
óEarnings per share (EPS), which measures the quantity of our earnings. EPS is net income available to common shareholders divided by the weighted-average diluted shares outstanding for the fiscal year; and
óReturn on invested capital (ROIC), which measures the quality and efficiency of our earnings and capital investments. ROIC is earnings before interest and taxes (EBIT) divided by invested capital, where invested capital is the daily average for the fiscal year of short-term debt, less cash, long-term debt and equity, excluding accumulated other comprehensive income.
óNote: EPS and EBIT exclude the effects of accounting changes, if any.
Operational Measures
The following operational measures were included in the 2025 Annual Officer Incentive Plan:
óTotal Recordable Incident Rate (TRIR): TRIR is the number of Occupational Safety and Health Administration incidents per 200,000 work-hours. The inclusion of this metric is designed to emphasize our commitment to the safe operation of our business and to reward safe behavior throughout our company; and
óAgency Reportable Environmental Event Rate (AREER): AREER is defined as the total number of releases and excess emission events that trigger a federal, state or local environmental reporting requirement (with some exceptions to account for events outside our control, planned maintenance and disparities in reporting requirements across our operations) per 200,000 work-hours.
The continued safe, reliable and environmentally sustainable operation of our network of integrated natural gas, natural gas liquids, refined products and crude oil assets is essential to our business success. For more information about the history of our AREER operational measure, see page 47.

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Executive Compensation Discussion and Analysis
Goal Setting
The Committee also approved threshold, target and maximum levels for each financial and operational measure. These levels were set based on the expectation of: (i) a high likelihood the threshold level of performance would be achieved; (ii) a reasonable likelihood the target would be achieved; and (iii) a low likelihood the maximum would be achieved.
Based upon the company’s performance against these measures, annual short-term cash incentive awards for 2025 company performance could range from zero to a maximum of 200% of target. In determining the actual annual short-term incentive award to be paid to each named executive officer, assuming the company’s performance measures are met, the Committee may adjust the award based on individual performance, which is measured based on the individual’s contributions to achieving our corporate goals. As in past years, tying the annual short-term cash incentive award to individual performance raises the level of personal accountability for each named executive officer.
The 2025 metrics and targets are summarized as follows:

ONEOK, Inc. Corporate Performance Criteria 2025 Fiscal Year	Threshold (Pays 0%)	Target (Pays 100%)	Maximum (Pays 200%)	Weighting	Target Payout	Maximum Payout
Earnings per share (EPS)	$4.52	$5.32	$6.13	40%	40%	80%
Return on invested capital (ROIC)(1)	10.34%	11.58%	12.81%	40%	40%	80%
Total recordable incident rate (TRIR)	0.56	0.37	0.27	10%	10%	20%
Agency reportable environmental event rate (AREER)	0.95	0.63	0.47	10%	10%	20%
			Total	100%	100%	200%
(1)Although the 2025 ROIC metric was set lower than the 2024 ROIC actual result, the decrease reflects the increase in invested capital primarily associated with the acquisitions of EnLink and Medallion.
For each performance measure in the table above, no incentive amount would be paid for that measure if the company’s actual result did not meet the threshold level. If our actual result was between the stated performance levels, the percentage payable was interpolated between the stated payout percentages on a linear basis. As discussed further below, the cumulative corporate payout percentage achieved for 2025 was 105.2% of target.
In addition to taking into account the established corporate criteria, annual short-term cash incentive awards to the named executive officers are subject to further adjustment through the application of an individual performance modifier generally ranging from zero to 125% of the payout percentage established by the scorecard above. The individual performance modifier is set by the Committee annually, taking into consideration management’s recommendation regarding individual performance and contribution. However, the Committee itself sets Mr. Norton’s individual performance modifier after considering his performance and contribution. Management makes no recommendation to the Committee regarding Mr. Norton’s individual performance modifier.
The Annual Officer Incentive Plan provides that, in the event of a change in control, each participant in the plan shall be paid a short-term incentive award that is not less than the prorated portion of the incentive award the participant would have otherwise received for that plan year through the date of such change in control; provided, however, that the company will assume that all thresholds and targets as specified for the plan year have been met and that the short-term incentive award will be reduced by any amount otherwise payable by the company to the participant under any other plan, agreement or arrangement based on substantially the same performance goals applicable for that period of time and performance, including our Change in Control Severance Plan.

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Executive Compensation Discussion and Analysis
2025 Results
The following table sets forth the 2025 target and maximum award opportunity for each of the named executive officers expressed as a percentage of base salary.

Name	Target Award as Percentage of Base Salary	Maximum Award as a Percentage of Base Salary
Pierce H. Norton II	150.0%	375.0%
Walter S. Hulse, III	125.0%	312.5%
Randy N. Lentz	110.0%	275.0%
Sheridan C. Swords	110.0%	275.0%
Lyndon C. Taylor	110.0%	275.0%
At the regular meeting of the Committee held in February 2026, the Committee determined that payouts under the 2025 Annual Officer Incentive Plan would be based on a 105.2% corporate modifier. This determination was made following the calculation of the year-end results of the company’s achievement with respect to the four objective performance criteria referenced above. The percentage modifier was calculated based on a sum of the following determinations:
óThe 2025 EPS was $5.42, which was greater than the target goal but less than the maximum goal. As a result, a weighted payout of 44.9% of target was earned toward the overall corporate modifier;
óThe 2025 ROIC was 11.59%, which was greater than the target goal but less than the maximum goal. As a result, a weighted payout of 40.3% of target was earned toward the overall corporate modifier;
óThe 2025 TRIR performance was 0.56, which failed to reach the minimum threshold goal. As a result, no weighted payout was earned toward the overall corporate modifier; and
óThe 2025 AREER was 0.46, which exceeded the maximum goal. As a result, a weighted payout of 20% of target (the capped maximum) was earned toward the overall corporate modifier.
These performance measure percentages were added together to arrive at the 105.2% corporate modifier.
In addition, the Committee assigned individual performance modifiers to each of the named executive officers as follows under our 2025 short-term incentive plan in recognition of each individual’s performance and contribution during the year:

Mr. Norton, 100%	Mr. Hulse, 120%	Mr. Lentz, 105%	Mr. Swords, 100%	Mr. Taylor, 120%
To determine the short-term awards payable to each of our named executive officers for 2025, the company’s 105.2% modifier was multiplied by the named executive officer’s base salary, times his or her target short-term incentive percentage as set forth in the table above, and times his or her individual performance modifier as described above. An example of the calculation of the short-term award amount is set forth on the following page.

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Short-Term Incentive Award Calculation:

$625,000	X	1.10	X	1.0	X	1.052	=	$723,250

Base salary at December 31		STI target based on a percentage of base salary		Individual employee performance modifier (0 to 125%)		Company performance modifier (0 to 200%)		Employee incentive award (rounded to nearest $100)

Note: If an employee has been with the company for less than a year or if they worked part-time for any portion of the year, the incentive award is prorated to reflect that.
The Committee did not exercise its discretion to adjust the amount of the 2025 corporate modifier for extraordinary circumstances.
The “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal 2025 on page 92 contains the annual short-term incentive awards under the Annual Officer Incentive Plan earned by each of the named executive officers for 2025 and paid in 2026.
2025 Long-Term Incentive Awards
Overview
The objectives of our long-term incentive program are to motivate and reward executives and other key employees for sustained long-term performance and to promote their retention. We do not grant stock options, and no options are held by named executive officers. Participation in our EIP is limited to those officers and employees who are in a position to contribute significantly to our long-term growth and profitability. The EIP is administered by the Committee, and the Committee is authorized to make all future grants of long-term incentive awards, as well as to make all decisions and interpretations required to administer the plan.
Equity-based long-term incentive awards are generally approved and granted on an annual cycle, typically in the first quarter of each year. Annual awards made by the Committee in February 2025 were based upon competitive market data provided to the Committee by the Committee’s independent compensation consultant; the Committee’s assessment of our overall performance and the individual executive’s performance and contribution as well as Mr. Norton’s recommendations for named executive officers other than himself. The Committee also considered the size of equity grants made in prior years to each executive. In addition during 2025, in order to foster the retention of key executives during a period of significant Company growth and to recognize the Company's leadership in bringing about the growth, we awarded a special grant of time-vesting restricted units to a select group of ONEOK employees, including each of our named executive officers, other than Mr. Norton. See "–Special Restricted Unit Grant" on page 87.
2025 Awards
Consistent with our pay-for-performance philosophy, ONEOK’s long-term incentive program is designed to place significant emphasis on performance with approximately 70% of named executive officers’ annual long-term incentive opportunity awarded in performance-vested stock unit awards and the remaining 30% awarded in time-vested restricted unit awards. In February 2025, the Committee, in consultation with Meridian Compensation Partners, adjusted the percentage of performance units to time-vesting restricted units for our annual equity grants from 80% performance units and 20% time-vesting restricted units to 70% performance units and 30% time-vesting restricted units to bring the percentage allocations of performance-vested to time-vested awards in closer alignment with our Energy Peers.
The aggregate grant date fair value of the restricted units and performance units granted to the named executive officers in 2025, as determined in accordance with ASC Topic 718, is shown in the “Stock Awards” column of the Summary Compensation Table for Fiscal 2025 on page 92.

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Executive Compensation Discussion and Analysis
2025 Annual Restricted Units. Consistent with prior years, we made annual restricted unit grants to named executive officers in February 2025 which enhance retention, align their interests with shareholders and enhance the resilience of the long-term incentive program.
Annual restricted units granted in 2025 will vest in full at the end of a designated period, three years from the date of grant, at which time the holder is entitled to one share of our common stock for each restricted unit held. If a holder of restricted units retires, becomes disabled, dies or is involuntarily terminated without cause prior to vesting, the restricted units will vest immediately on a prorated basis based on the number of full months elapsed from the date of grant to the date of such holder’s retirement, disability, death or termination. If the holder is terminated involuntarily without cause, or terminates voluntarily for good reason, within two years after a qualifying change in control of the company, restricted unit awards will immediately vest on the date of such termination. In cases of termination of employment for any reason other than (i) retirement, disability, or death, (ii) an involuntary termination of employment by the company without cause, or (iii) a voluntary termination of employment for good reason in connection with a qualifying change in control event, restricted units are forfeited. Dividend equivalents are accrued with respect to these restricted units over the term of the vesting period and are paid when the units vest.
2025 Annual Performance Units. We made annual performance unit grants to named executive officers in February 2025 to further align their compensation with the long-term performance of the company and link their interests directly to those of the company’s shareholders.
Annual performance units granted in 2025 will vest on February 19, 2028, at which time the holder will be entitled to receive a percentage of the performance units granted in shares of our common stock. The number of shares of common stock to be issued upon vesting will range from zero to 200% of the number of units granted based on our cumulative total shareholder return (“TSR”) for the performance period, beginning January 1, 2025 and ending December 31, 2027, compared with the TSR of the peer group established for 2025 performance units. We use separate peer groups for purposes of benchmarking named executive officer compensation and for calculating relative TSR under our performance units. Our relative TSR peers for 2025 consist of companies in the midstream industry with similar lines of business and is comprised of the following companies: Antero Midstream Corp.; DT Midstream, Inc.; Energy Transfer LP; Enterprise Products Partners L.P.; Kinder Morgan, Inc.; Kinetik Holdings Inc.; MPLX LP; Plains All American Pipeline, L.P.; Targa Resources Corp.; Western Midstream Partners, LP; and The Williams Companies, Inc. TSR includes both the change in market price of the stock and the value of dividends (which are deemed reinvested in the stock) during the three-year performance period. Peer companies that are acquired by an unrelated entity during the performance period are not considered in the performance calculation and any peer company that files for bankruptcy protection remains in the peer group and is deemed to have a cumulative TSR of negative 100% for the performance period.
The following table reflects the percentage of units that will be earned at the end of the three-year performance period for 2025 performance units based on our TSR performance during such period as compared with our peer group:
Performance Units Vesting Levels 2025 — 2027 Performance Period

ONEOK TSR Ranking vs. Peer Group	Percentage of Performance Units Earned
90th Percentile and above	200%
75th Percentile	150%
50th Percentile	100%
25th Percentile	50%
Below 25th percentile	0%
If our TSR ranking at the end of the performance period is between the stated percentage levels set forth in the table above, the percentages of performance units earned will be interpolated between the earnings levels.
If a holder of performance units retires, becomes disabled or dies prior to vesting, the performance units will vest on the vesting date based on the performance results at the end of the performance period, prorated based on the period of time the holder was employed during the vesting period. If the holder is terminated involuntarily without cause, terminates voluntarily for good reason, or terminates on account of retirement, disability, or death, in each case before vesting and within two years after a qualifying change in control, the performance units will vest in the amount calculated pursuant to the next sentence if the change in control occurs during the performance period, or the amount calculated based on actual TSR performance if the

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change in control occurs after the performance period and before the vesting date. If the qualifying change in control occurs during the performance period, the amount to be paid with respect to the performance units and a qualifying termination shall be determined based on the greater of (i) the target number of performance units (prorated based on the period of time employed during the vesting period), or (ii) the number of units calculated for the performance period based on actual TSR performance as of the date of the change in control (without proration), in each case giving effect to the accumulated dividend equivalents. If a qualifying change in control occurs after the holder terminates on account of retirement, disability, or death, and prior to vesting, the amount of units that vest will be calculated pursuant to the preceding sentence. In all other cases of termination of employment, performance units are forfeited. Dividend equivalents are accrued with respect to these performance units over the term of the vesting period and are paid when the units vest.
Sign-on Grant. In connection with his appointment as Executive Vice President and Chief Operating Officer in January 2025, Mr. Lentz received a sign-on grant of restricted units in the amount of $1.8 million on February 1, 2025. The amount granted to Mr. Lentz was commensurate with the annual grants given to other executive officers. The restricted units awarded to Mr. Lentz vest one-third on the first anniversary of the award and two-thirds on the second anniversary of the award and otherwise have the same terms as our annual restricted unit grants. It has been the company's practice to grant a long-term incentive award on the appointment of an executive officer in order to enhance alignment of the new executive's interest with shareholder interests and to foster retention of the new executive officer.
Special Restricted Unit Grant. The Board, based on a recommendation of Mr. Norton and the Committee, the latter in consultation with its independent compensation consultant, Meridian Compensation Partners, approved a special grant of time-vesting restricted units to a select group of ONEOK employees on September 23, 2025, including each of the named executive officers, other than Mr. Norton. Mr. Norton did not receive a special restricted unit award. The special restricted unit awards granted were intended to:
óRecognize and reward exemplary leadership in successfully integrating four recent acquisitions and realizing accelerated synergy targets (totaling $475 million through December 31, 2025);
óSupport executive retention in a highly competitive market environment;
óPreserve continuity in the executive leadership team during this current transformative period;
óSupport the successful execution of the Company’s business strategy and executive succession planning; and
óFurther align the executives’ and shareholders’ interests via enhanced ownership of ONEOK common stock.
Award sizes were based, among other factors, on each participating named executive officer’s strategic importance to the execution of ONEOK’s business strategy and succession planning considerations, as shown in the table below:
Special Restricted Unit Grant

Name	Restricted Unit Grant Value
Walter S. Hulse, III	$2,500,000
Lyndon C. Taylor	$2,200,000
Sheridan C. Swords	$1,500,000
Randy N. Lentz	$750,000
The special restricted units granted to participating named executive officers will vest over a three-year period. At least one-half of each of the awards will remain unvested until the third anniversary of the grant date. For Messrs. Hulse, Swords and Taylor the special restricted units will vest according to the following schedule:
óTwenty percent of the special restricted unit award vests on the first anniversary of the grant date (September 23, 2026)
óThirty percent of the special restricted unit award vests on the second anniversary of the grant date (September 23, 2027)
óFifty percent of the special restricted unit award vests on the third anniversary of the grant date (September 23, 2028)
Mr. Lentz’s special restricted unit award will vest, in full, on the third anniversary of the grant date (September 23, 2028).

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Executive Compensation Discussion and Analysis
In order to enhance and support the retention aspect of the awards, the special restricted units granted will not be eligible to vest upon a participant’s voluntary termination from the Company (including upon retirement) or termination by the Company for cause. Otherwise, the special restricted units will vest in full in connection with a participant’s death, disability, or qualifying termination within 24 months following a change-in-control ("CIC") of the Company. Upon termination by the Company without cause unrelated to a CIC, awards will vest on a prorated basis.
As with our annual restricted unit grants, dividend equivalents are accrued with respect to the special restricted units over the term of the vesting period and are paid when the units vest.
In connection with the Committee's decision to award the special restricted unit grants, the Committee affirmed its support for the Company's compensation philosophy of granting a significant portion of the named executive officers’ compensation in the form of at-risk, variable compensation based on company and individual performance, with a focus on creating long-term shareholder value. The Committee recognized that special awards should be used sparingly, only when circumstances merit such action, and does not anticipate granting special awards to named executive officers on a regular basis.
Payout of 2022-2025 Performance Units
Performance units granted under the 2018 EIP were eligible to be earned based on our cumulative TSR during the three-year performance period from February 23, 2022 to February 23, 2025, as compared with the cumulative TSR of a specified peer group of energy companies. As illustrated in the table below, the number of shares of common stock to be issued upon vesting ranged from zero to 200% of the number of units granted based on our relative TSR performance.
Performance Units Vesting Levels February 2022 — February 2025 Performance Period

ONEOK TSR Ranking vs. Peer Group	Percentage of Performance Units Earned
90th Percentile and above	200%
75th Percentile	150%
50th Percentile	100%
25th Percentile	50%
Below 25th percentile	0%
Our cumulative TSR was at the 25th percentile relative to the specified peer group of energy companies during the performance period. As a result, in February 2025, the Committee certified a payout equal to 50% of the target number of units granted and the named executive officers were awarded an equivalent number of shares of our common stock.
Additional information regarding payouts of the 2022-2025 performance units is provided in the "Stock Vested in Fiscal Year 2025" table on page 97.
Clawback Policy
Effective as of October 2, 2023, we adopted a Compensation Recoupment Policy, which is intended to comply with the NYSE listing standards adopted pursuant to Rule 10D-1 under the Exchange Act. Under the Compensation Recoupment Policy, if the company is required to prepare an accounting restatement due to any material noncompliance with financial reporting requirements under applicable securities laws, we will be required to recover from current and former executive officers any incentive-based compensation that was erroneously awarded to the executive officers during the three years preceding the date that the company is required to prepare such restatement, unless the Committee determines that recovery would be impracticable. Incentive-based compensation includes compensation that is granted, earned, or vested based wholly or in part on a financial reporting measure.

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Executive Compensation Discussion and Analysis
If mandatory recovery is triggered under the Compensation Recoupment Policy due to an accounting restatement, we are required to recover the excess of the amount of incentive-based compensation actually received by the executive officer over the amount of incentive-based compensation that he or she would have received had payment been determined based on the restated financial measure.
In addition, the Compensation Recoupment Policy permits our Board or the Committee to use discretion to recover incentive-based cash and any equity compensation granted to employees who have engaged in fraud, negligence or intentional misconduct that directly or indirectly results in a restatement of all or a portion of our financial statements. We believe that these clawback provisions discourage employees from taking actions that could result in material, excessive financial-reporting risk to us.
Our outstanding time-vesting restricted unit and performance unit grant agreements include acknowledgments from the grantee that the units payable under such awards are subject to the Compensation Recoupment Policy or any company clawback policy in effect from time to time and, to the extent permitted by applicable law, are subject to offset in the event that the grantee has an outstanding recoupment obligation under any such clawback policy.
In addition, our Annual Officer Incentive Plan provides that all awards made under such plan are subject to the Compensation Recoupment Policy or any company clawback policy as in effect from time to time.
In fiscal year 2025, we had no financial statement corrections requiring a restatement, and the Board has not needed to consider taking any action under our Compensation Recoupment Policy or other clawback provisions. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of our Compensation Recoupment Policy, a copy of which is filed as Exhibit 97 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Securities/Insider Trading Policy
We have an insider trading policy governing the purchase, sale and other dispositions of the company’s securities by directors, officers and employees. The company believes that this policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the company. The policy provides that employees, including our officers and directors, may not purchase or sell our stock when they are in possession of material non-public information. This policy also provides that officers, directors and employees in certain designated work groups may trade in our securities only during “open window” periods (generally beginning on the second business day after our public release of quarterly or annual earnings and continuing until the first day of the following calendar quarter) and must pre-clear all purchases and sales of our securities.
This policy also prohibits officers, members of our Board and employees in certain designated work groups from engaging in short sales, derivative or speculative transactions in our securities, and from purchasing or using, directly or indirectly through family members or other persons or entities, financial instruments (including puts or calls, prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities. For the purposes of this policy, “our securities” refers to the common stock, preferred stock and debt issued by us or our respective divisions and subsidiaries, securities of other companies with significant relationship to us, as well as derivative securities that relate to or derive their value from our common stock, debt or such other companies’ stock. The policy also prohibits officers and directors from holding our securities in a margin account or pledging our securities as collateral for a loan.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of our Securities/Insider Trading Policy, a copy of which is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Share-Ownership Guidelines
Our Board strongly advocates executive share ownership as a means to align executive interests with those of our shareholders and has adopted share-ownership guidelines for all officers of the company. These guidelines generally must be achieved by each officer over the course of five years after becoming an officer or over the course of five years following promotion to a new office with a higher ownership guideline.

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Executive Compensation Discussion and Analysis
The ownership guideline for the Chief Executive Officer is a share ownership position with a value of six times base salary. The ownership guidelines for our other officers provide for share ownership positions ranging from two to four times base salary, depending on the office held:

Level	Position	Market Value of ONEOK Stock Held
LEVEL 1	Vice President	2 times base salary
LEVEL 2	Senior Vice President	3 times base salary
LEVEL 3	Executive Vice President	4 times base salary
LEVEL 4	President and Chief Executive Officer	6 times base salary
Shares that count toward the minimum ownership guideline include:
óShares owned by the officer,
óShares held in trust for the benefit of the officer or the benefit of the officer’s immediate family,
óShares held in qualified plans, and
óRestricted units.
Performance unit shares that have not yet been earned and vested do not count toward the minimum ownership guidelines.
Our share-ownership guidelines provide that an officer may not sell shares of stock unless such officer holds shares that meet the minimum ownership guideline after giving effect to such sale.
All officers were in compliance with these guidelines in 2025.
Change in Control Benefits
Our executive management and other employees have built our company into the successful enterprise that it is today, and we believe that it is important to protect their interests in the event of a change in control of our company. Further, it is our belief that the interests of our shareholders will be best served if the interests of our senior management are aligned with those of our shareholders, and that providing change in control benefits should mitigate any potential reluctance of executive management to pursue potential change in control transactions that may be in the best interests of our shareholders.
Our Change in Control Severance Plan provides for certain payments (comprised of a single lump sum cash payment that may be up to three times the sum of a participant’s base salary and target short-term incentive bonus, plus reimbursement of COBRA healthcare premiums for up to 18 months) in the event of termination of employment involuntarily without cause or voluntarily for good reason of an executive officer of our company (including the named executive officers) within the two years following a change in control (a so-called “double-trigger” plan). The plan does not provide for additional pension benefits upon a change in control. Also, the plan provides plan participants a “net best” approach to excise taxes in determining the benefit payable to a participant under the plan. This approach provides a participant his or her “net best benefit,” which is the greater of (i) the full benefit payable to the participant net of the applicable federal excise tax, if any, or (ii) the benefit reduced to a level that would not trigger the payment of federal excise tax. To determine the levels of benefits to be paid to the named executive officers, the Committee consulted with Meridian Compensation Partners, its independent compensation consultant, to determine competitive practices in our industry with respect to change in control arrangements. The Committee determined that the levels of benefits provided under the plan, including the payment of various multiples of salary and target short-term incentive compensation, accomplished our objective of providing competitive benefits and that these benefits are consistent with the general practice among our peers. The Committee annually reviews the eligible participants and benefit levels under the plan.
For additional information on this plan, see “Potential Post-Employment Payments and Payments Upon a Change in Control” below.

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Executive Compensation Discussion and Analysis
Internal Revenue Service Limitations on Deductibility of Executive Compensation
Under Section 162(m) of the Tax Code, the company will generally not be entitled to a tax deduction for individual compensation over $1 million that is paid to certain executive officers. In 2025, the Committee once again compensated executive officers in a manner designed to promote varying corporate goals in the best interest of the company. The Committee has not adopted a policy requiring all compensation to be fully deductible under Section 162(m). The Committee will continue to consider the potential impact of the application of Section 162(m) on compensation for its executive officers among other relevant considerations and reserves the right to provide compensation to executive officers that would not be tax-deductible if it believes that doing so is aligned with the interests of the company and its shareholders.
2026 Report of the Executive Compensation Committee
The Executive Compensation Committee of the Board has the responsibility for reviewing and recommending to the Board the company’s executive compensation program. The Committee is composed entirely of persons who qualify as independent directors under the listing standards of the NYSE.
In this context, the Committee has met, reviewed and discussed with management the Executive Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Committee recommended to the Board, and the Board approved, the inclusion of the Executive Compensation Discussion and Analysis in this proxy statement.
Respectfully submitted by the members of the Executive Compensation Committee of the Board:
Eduardo A. Rodriguez, Chair
Randall J. Larson, Member
Pattye L. Moore, Member
Precious Williams Owodunni, Member
Gerald B. Smith, Member

ONEOK 2026 Proxy Statement	91

Executive Officer Compensation
The following table reflects the compensation earned by the named executive officers in respect of our 2025, 2024 and 2023 fiscal years.
Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-equity Incentive Plan Compensation(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Pierce H. Norton II President and Chief Executive Officer	2025	$1,000,000	$8,771,279	$1,578,000	$—	$654,056	$12,003,335
	2024	$925,000	$9,081,124	$2,800,700	$—	$430,509	$13,237,333
	2023	$835,000	$6,274,485	$2,101,100	$—	$336,989	$9,547,574
Walter S. Hulse, III Chief Financial Officer, Treasurer and Executive Vice President, Corporate Development and Investor Relations	2025	$750,000	$6,009,216	$1,183,500	$—	$349,729	$8,292,445
	2024	$650,000	$3,690,593	$1,640,000	$—	$278,685	$6,259,278
	2023	$600,000	$2,760,803	$1,372,500	$—	$190,814	$4,924,117
Randy N Lentz Executive Vice President and Chief Operating Officer(5)	2025	$625,000	$4,480,556	$759,400	$—	$250,588	$6,115,544

Sheridan C. Swords Executive Vice President and Chief Commercial Officer	2025	$625,000	$3,430,537	$723,300	$974,441	$112,644	$5,865,922
	2024	$525,000	$2,045,043	$1,052,500	$336,265	$89,080	$4,047,888
	2023	$500,000	$1,756,885	$855,500	$661,416	$71,844	$3,845,645
Lyndon C. Taylor Executive Vice President, Chief Legal Officer and Assistant Secretary(6)	2025	$700,000	$4,656,809	$972,000	$—	$571,012	$6,899,821
	2024	$600,000	$2,101,875	$1,307,400	$—	$158,665	$4,167,940
(1)The amounts included relate to restricted units and performance units granted under our EIP and reflect the aggregate grant date fair value calculated pursuant to ASC Topic 718. Material assumptions used in the calculation of the value of these equity grants are included in Note K of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
The aggregate grant date fair value of restricted units for purposes of ASC Topic 718 was determined based on the closing price of our common stock on the grant date. With respect to the performance units, as market condition awards, the grant date fair value for purposes of ASC Topic 718 is the full grant date fair value, as adjusted to reflect any increase or reduction in value that is appropriate for the probability that the market condition might or might not be met. For a discussion of the assumptions used to calculate the value of performance unit awards, refer to Note K of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
The amounts included for 2024 also relate to shares issued under our Employee Stock Award Program (the "ESAP"), pursuant to which we have issued one share of our common stock to all eligible employees, including our named executive officers, for no monetary consideration, when the per-share closing price of our common stock on the NYSE is at or above each one dollar increment above its previous high closing price. No shares were issued to eligible employees under this program during 2023. In 2024, we issued 26 shares to each employee under the ESAP, including the named executive officers. The ESAP terminated as of November 7, 2024, and no additional grants were made under the ESAP after such date. In May 2025, our shareholders approved our 2025 Employee Stock Award Program (the "2025 ESAP"), which issues shares of our common stock in the same manner as the ESAP and permits our Board to issue additional shares of our common stock in its discretion. In 2025, we issued up to 14 shares to certain employees, including the named executive officers, under the 2025 ESAP in the form of discretionary awards approved by the Board. The discretionary awards were based on each one dollar increment above the share price of $103 per share that the closing price attained from November 7, 2024 through November 22, 2024.
(2)The amounts for 2025 reflect the annual short-term cash incentive awards earned by each of the named executive officers in 2025 and paid in 2026. For a discussion of the performance criteria established by the Committee for awards under the Annual Officer Incentive Plan, see “2025 Short-Term Incentive Awards” above.
Footnotes continue on the following page.

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Executive Officer Compensation
Summary Compensation Table
(Footnotes Continued)
(3)The amounts in 2025 represent the aggregate change during 2025 in the actuarial present value of the named executive officers’ accumulated benefits under our Retirement Plan and our SERP. For a description of these plans, see “Pension Benefits” below. The change in the present value of the accrued pension benefit is impacted by variables such as an increase in compensation, additional years of service, age and the applicable discount rate, which for 2025 was 5.70% for the Retirement Plan and 5.60% for the SERP. The Retirement Plan was closed to new participants in 2005, and the only named executive officer who participates in the plan is Mr. Swords. The change in net pension value for 2025 was an increase of $974,441 for Mr. Swords. Mr. Swords is the only named executive officer who participates in our SERP. The SERP has not had any new participants since 2005.
(4)Reflects (i) the amounts paid as our dollar-for-dollar match of contributions made by the named executive officer plus quarterly and annual company profit-sharing contributions to our 401(k) Plan, as well as non-matching employer contributions and corresponding excess contributions under our NQDC Plan, (ii) amounts paid for annual holiday gifts, (iii) relocation expenses, (iv) executive physicals, and (v) charitable contributions made on behalf of the named executive officer as follows with respect to 2025:

Name	Nonqualified Deferred Compensation Plan(a)	Match Under 401(k) Plan(b)	Company Profit-Sharing Contributions	Holiday Gifts and Service Awards	Relocation Expenses	Executive Physicals	Charitable Contributions(c)
Pierce H. Norton II	$448,516	$21,000	$24,500	$40	$—	$—	$160,000
Walter S. Hulse, III	$265,100	$22,450	$24,500	$440	$—	$7,239	$30,000
Randy N. Lentz	$37,016	$21,000	$24,500	$40	$152,157	$5,875	$10,000
Sheridan C. Swords	$79,604	$21,000	$—	$40	$—	$—	$12,000
Lyndon C. Taylor	$215,362	$21,000	$24,500	$40	$280,110	$—	$30,000
(a)For additional information on our NQDC Plan, see “Pension Benefits—Nonqualified Deferred Compensation Plan” below.
(b)Our 401(k) Plan is a tax-qualified plan that covers substantially all of our employees. Employee contributions are voluntary. Subject to certain conditions and limits, we match 100% of employee contributions to the plan up to a maximum of 6% of eligible compensation. Mr. Hulse received a $1,700 true-up matching contribution for 2024 in 2025 and $20,750 in matching contributions for 2025.
(c)Reflects charitable contributions made by our company or the ONEOK Foundation, Inc. on behalf of the named executive officer consisting of (i) matching contributions up to $10,000 per year made to non-profit organizations of the officer’s choice under our employee matching grant program, and (ii) matching contributions to the United Way pursuant to our annual United Way contribution program. The $160,000 contributions for Mr. Norton are matching contributions to the Tulsa Area United Way.
(5)Mr. Lentz was named Executive Vice President and Chief Operating Officer in January 2025.
(6)Mr. Taylor was named Executive Vice President, Chief Legal Officer & Assistant Secretary in September 2023.

ONEOK 2026 Proxy Statement	93

Executive Officer Compensation
2025 Grants of Plan-Based Awards
The following table reflects the grants of plan-based awards to the named executive officers during 2025.
Grants of Plan-Based Awards for Fiscal Year 2025

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2),(5)			All Other Stock Awards: Number of Shares of Stock or Units(3),(5)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Pierce H. Norton II
Restricted Units	2/19/2025							30,242	$3,000,006
Performance Units	2/19/2025				35,282	70,565	141,130		$5,770,100
Short-Term Incentive		$—	$1,500,000	$3,750,000
Employee Stock Awards								14	$1,173
Walter S. Hulse, III
Restricted Units	2/19/2025							12,097	$1,200,022
Restricted Units	9/23/2025							34,435	$2,499,981
Performance Units	2/19/2025				14,113	28,226	56,452		$2,308,040
Short-Term Incentive		$—	$937,500	$2,343,800
Employee Stock Awards								14	$1,173
Randy N. Lentz
Restricted Units	2/1/2025							18,524	$1,799,977
Restricted Units	2/19/2025							6,653	$659,978
Restricted Units	9/23/2025							10,331	$750,031
Performance Units	2/19/2025				7,762	15,524	31,048		$1,269,397
Short-Term Incentive		$—	$687,500	$1,718,800
Employee Stock Awards								14	$1,173
Sheridan C. Swords
Restricted Units	2/19/2025							6,653	$659,978
Restricted Units	9/23/2025							20,661	$1,499,989
Performance Units	2/19/2025				7,762	15,524	31,048		$1,269,397
Short-Term Incentive		$—	$687,500	$1,718,800
Employee Stock Awards								14	$1,173
Lyndon C. Taylor
Restricted Units	2/19/2025							8,468	$840,026
Restricted Units	9/23/2025							30,303	$2,199,998
Performance Units	2/19/2025				9,879	19,758	39,516		$1,615,612
Short-Term Incentive		$—	$770,000	$1,925,000
Employee Stock Awards								14	$1,173
(1)Reflects estimated payments that could be made under our Annual Officer Incentive Plan. The 2025 short-term incentive plan provides for awards based on financial and operational performance of the company, as well as individual performance during the relevant fiscal year. Company performance and individual performance criteria are established annually by the Committee. The Committee also establishes annual target and maximum awards for each officer expressed as a percentage of their base salaries. The actual amounts earned by the named executive officers in 2025 under the plan and paid in 2026 are set forth under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table for Fiscal 2025 above.
(2)Reflects the performance units that could be earned pursuant to awards granted under our 2018 EIP that will vest following the end of the applicable vesting period, at which time the holder will be entitled to receive a percentage (0 to 200%) of the performance units granted based on our TSR over the performance period of January 1, 2025 - December 31, 2027, compared with the TSR of the referenced peer group. One share of our common stock is payable in respect of each performance unit that vests. Performance units are also subject to accelerated vesting upon a qualifying termination of employment in connection with a change in control as described under "2025 Long-Term Incentive Awards" at pages 85-88.

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Executive Officer Compensation
(3)Reflects restricted units granted under our 2018 EIP and 2025 EIP that will vest at the end of a designated period or periods, if granted on a graded vesting schedule, at which time the grantee will be entitled to receive the grant in shares of our common stock. Restricted units are also subject to accelerated vesting upon a qualifying termination of employment in connection with a change in control as described under "2025 Long-Term Incentive Awards" at pages 85-88.
(4)Amounts represent the grant date fair value of restricted unit awards and performance unit awards granted during 2025, calculated in accordance with ASC Topic 718. For a discussion of the assumptions used to calculate the value of performance unit awards, refer to Note K of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(5)The amounts shown for the 2025 PSUs and RSUs reflect the grant date fair value of the awards (with PSUs determined at payout percentage of target). The actual value, if any, that an executive may realize from a RSU or PSU award is contingent upon the satisfaction of the conditions to vesting applicable to that award, and is determined by reference to stock price, which may fluctuate. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown in the table.
Outstanding Equity Awards
The following table shows the outstanding equity awards held by the named executive officers as of December 31, 2025.
Outstanding Equity Awards at 2025 Fiscal Year-end

	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested(2),(4)	Market Value of Shares or Units of Stock That Have Not Vested(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3),(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5)
Pierce H. Norton II	72,563	$5,333,381	118,892	$8,738,562
Walter S. Hulse, III	64,807	$4,763,315	49,243	$3,619,361
Randy N. Lentz(6)	36,689	$2,696,642	8,079	$593,807
Sheridan C. Swords	38,087	$2,799,395	28,478	$2,093,133
Lyndon C. Taylor	53,583	$3,938,351	21,249	$1,561,802
(1)Equity awards granted prior to May 21, 2025 were granted under our 2018 EIP. Equity awards granted after May 21, 2025 were granted under our 2025 EIP.
(2)Represents restricted units, including accrued dividend equivalents, that have not yet vested as of December 31, 2025. Annual awards of restricted units, which are typically granted in February, vest in full three years from the date of grant. The special restricted units granted on September 23, 2025 to Messrs. Hulse, Swords and Taylor will vest twenty percent on the first anniversary of the grant date, thirty percent on the second anniversary of the grant date and fifty percent on the third anniversary of the grant date. For Mr. Lentz, the award of special units will vest in full on the third anniversary of the grant date. The sign-on restricted units granted to Mr. Lentz on February 1, 2025 vest one-third on the first anniversary of the award and two-thirds on the second anniversary of the award. Upon vesting, the grantee is entitled to receive one share of our common stock for each vested restricted unit (and any accrued dividend equivalent rights associated with such restricted unit). The following table reflects the vesting schedule for our outstanding restricted units.
RESTRICTED UNIT VESTING SCHEDULE

Name	Number of Restricted Units	Vest Date

Pierce H. Norton II	17,373	February 22, 2026
	23,711	February 17, 2027
	31,479	February 19, 2028
Walter S. Hulse, III	7,644	February 22, 2026
	6,988	September 23, 2026
	9,633	February 17, 2027
	10,481	September 23, 2027
	12,592	February 19, 2028
	17,469	September 23, 2028

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Executive Officer Compensation

Name	Number of Restricted Units	Vest Date

Randy N. Lentz(6)	6,427	February 01, 2026
	12,855	February 01, 2027
	6,925	February 19, 2028
	10,482	September 23, 2028
Sheridan C. Swords	4,864	February 22, 2026
	4,193	September 23, 2026
	5,335	February 17, 2027
	6,289	September 23, 2027
	6,925	February 19, 2028
	10,481	September 23, 2028
Lyndon C. Taylor	8,539	February 22, 2026
	6,149	September 23, 2026
	5,484	February 17, 2027
	9,224	September 23, 2027
	8,814	February 19, 2028
	15,373	September 23, 2028
(3)Represents performance units, including accrued dividend equivalents, that have not yet vested as of December 31, 2025. Performance units typically vest at the end of a three-year vesting period, at which time the holder is entitled to receive a percentage (zero to 200%) of the performance units granted (and any accrued dividend equivalent rights associated with such performance units) based on our cumulative TSR over the three-year performance period, compared with the cumulative TSR of the referenced peer group. One share of our common stock is payable in respect of each performance unit granted that becomes vested. The following table reflects the projected vesting level of our outstanding performance units at December 31, 2025, reflecting a 50% payout (the threshold payout under the performance units) for grants vesting in 2026, 2027 and 2028.
PERFORMANCE UNIT VESTING SCHEDULE

Name	Number of Performance Units	Vest Date
Pierce H. Norton II	34,745	February 22, 2026
	47,422	February 17, 2027
	36,725	February 19, 2028
Walter S. Hulse, III	15,288	February 22, 2026
	19,265	February 17, 2027
	14,690	February 19, 2028
Randy N. Lentz(6)	8,079	February 19, 2028
Sheridan C. Swords	9,729	February 22, 2026
	10,670	February 17, 2027
	8,079	February 19, 2028
Lyndon C. Taylor	10,966	February 17, 2027
	10,283	February 19, 2028
(4)All restricted units provide that any unvested units will vest upon a qualifying termination of employment in connection with a change in control of the company. All performance units will vest in the event of a change in control and subsequent qualifying termination as described under "2025 Long-Term Incentive Awards" at pages 85-88.
(5)Based on the closing price of our common stock on the NYSE on December 31, 2025, of $73.50.
(6)Mr. Lentz was named Executive Vice President and Chief Operating Officer on January 6, 2025.

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Executive Officer Compensation
Stock Vested
The following table sets forth stock awards granted in 2022, including restricted units and performance units, held by the named executive officers that vested in 2025.
Stock Vested in Fiscal Year 2025

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Pierce H. Norton II	48,179	$4,726,342
Walter S. Hulse, III	18,201	$1,785,503
Randy N. Lentz	—	$—
Sheridan C. Swords	13,383	$1,312,846
Lyndon C. Taylor	—	$—
(1)Includes restricted units granted in 2022 that vested in 2025 and were paid in shares of our common stock and performance units granted in 2022 that vested in 2025 at 50% of target and were paid in shares of our common stock.
(2)The value received on vesting represents the market value of the shares received based on the closing price of our common stock on the NYSE on the date of vesting.
Pension Benefits
The following table sets forth the estimated present value of accumulated benefits as of December 31, 2025, and payments made during 2025, in respect of each named executive officer under each of the referenced retirement plans.
Pension Benefits as of December 31, 2025

Name	Plan Name(1)	Number of Years Credited Service	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
Pierce H. Norton II	SERP	—	$—	$—
	Retirement Plan	—	$—	$—
Walter S. Hulse, III	SERP	—	$—	$—
	Retirement Plan	—	$—	$—
Randy N. Lentz	SERP	—	$—	$—
	Retirement Plan	—	$—	$—
Sheridan C. Swords	SERP	21	$3,276,128	$—
	Retirement Plan	21	$1,074,695	$—
Lyndon C. Taylor	SERP	—	$—	$—
	Retirement Plan	—	$—	$—
(1)No new participants have been added to our SERP, a nonqualified defined benefit pension plan, since 2005, and, in November 2013, our Board approved an amendment to the SERP that closed this plan to new participants after 2013. The Retirement Plan, a qualified defined benefit pension plan, was closed to new participants as of January 1, 2005. Mr. Swords is the only named executive officer who participates in the Retirement Plan and the SERP.
(2)A participating executive officer’s benefit is determined as of age 62 when an unreduced benefit can be received under the plans. The present value of the unreduced benefit is determined using the assumptions from the pension plan measurement date of December 31, 2025. Material assumptions used in the calculation of the present value of accumulated benefits are included in Note L of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

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Executive Officer Compensation
Retirement Plan
The Retirement Plan is a defined benefit pension plan qualified under the Tax Code and is subject to the Employee Retirement Income Security Act of 1974, as amended. At December 31, 2025, the plan covered eligible employees hired prior to January 1, 2005, or in connection with an acquisition from Koch Industries on July 1, 2005. All other employees hired on or after January 1, 2005, and certain employees who accepted a one-time opportunity to opt out of our Retirement Plan in 2004, participate in the profit-sharing feature in our 401(k) Plan.
Benefits under our Retirement Plan generally become vested and non-forfeitable after the completion of five years of continuous employment. Under the plan, a vested participant receives a monthly retirement benefit beginning at the normal retirement age of 65, unless an early retirement benefit is elected under the plan, in which case the retirement benefit may be actuarially reduced for early commencement. Generally, participants retiring on or after age 62 through normal retirement age receive 100% of their accrued monthly benefit which may be reduced depending on the optional form of payment elected at retirement. Accrued monthly benefits are calculated at the participant’s retirement date based on the participant’s credited service, limited to a maximum of 35 years, multiplied by a percentage of their final average earnings. The earnings utilized in the Retirement Plan benefit formula for employees include the base salary and short-term incentive compensation paid to an employee during the period of the employee’s final average earnings, less any amounts deferred under our NQDC Plans. The period of final average earnings used to calculate the accrued monthly benefit is the employee’s highest earnings during any 60 consecutive months during the last 120 months of employment. The amount of eligible compensation that may be considered in calculating retirement benefits is also subject to limitations in the Tax Code.
Supplemental Executive Retirement Plan
We maintain the SERP, a nonqualified supplemental retirement benefit plan for a select group of management and highly compensated employees who also participate in our Retirement Plan. No new participants have been added to our SERP since 2005, and the SERP was closed to new participants after 2013.
The excess retirement benefit under the SERP pays a benefit equal to at least the benefit that would be payable to the participant under our Retirement Plan, using the same formula as our Retirement Plan but as if limitations imposed by the Tax Code were not applicable and including deferrals under our NQDC Plans in earnings, less the benefit payable under our Retirement Plan with such limitations. Although the SERP is an unfunded arrangement for purposes of ERISA and the Tax Code, assets have been set aside in a rabbi trust to offset the associated SERP liabilities.
Nonqualified Deferred Compensation Plan
The following table sets forth certain information regarding the participation by the named executive officers in our NQDC Plans.

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year(2)	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year End(3)
Pierce H. Norton II	$19,989	$448,516	$179,621	$—	$1,555,849
Walter S. Hulse, III	$201,462	$265,100	$436,048	$(12,212)	$3,351,710
Randy N. Lentz	$—	$37,016	$(209)	$—	$36,807
Sheridan C. Swords	$167,673	$79,604	$(444,127)	$—	$6,451,229
Lyndon C. Taylor	$200,663	$215,362	$74,127	$—	$641,643
(1)The “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2025 at page 92 includes these amounts paid under our NQDC Plan as our excess contributions, as well as quarterly and annual profit-sharing contributions with respect to our 401(k) Plan.
(2)There were no above-market earnings in 2025, 2024 or 2023.
(3)Of the total amounts shown in each NEO’s Aggregate Balance at Last Fiscal Year End, the following amounts have been reported as “Salary,” “Bonus,” “Non-Equity Incentive Plan Compensation,” or “All Other Compensation” in the Summary Compensation Table (in 2025 and in previous years) for Mr. Norton: $1,295,850; Mr. Hulse: $2,274,275; Mr. Lentz: $37,016; Mr. Swords: $713,689; and Mr. Taylor: $559,850.

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We maintain the NQDC Plan to provide a select group of management and highly compensated employees with the option to defer portions of their cash compensation and provide notional employer contributions that are not otherwise available due to limitations on employer and employee contributions to qualified defined contribution plans under the federal tax laws. In 2025, we made notional contributions to the NQDC Plan in the amount of 6% of eligible compensation above the applicable federal tax limit to all NQDC Plan participants, plus an additional 7% of eligible compensation above the applicable federal tax limit for NQDC Plan participants who do not participate in the SERP.
The NQDC Plan also allows for supplemental credit amounts, which are amounts that can be contributed at the discretion of the Committee. No such supplemental credits were contributed in 2025. The participant, at the time a deferral election is made, must specify the distribution date for such deferrals, which may be a date specified by the participant or the date of the participant's separation from service. Deferred amounts may also be distributed upon the participant’s death or disability, or upon change in control.
Short-term deferral accounts were available for amounts deferred prior to 2020 and are credited with a notional investment return based on the five-year United States Treasury bond rate as of the first business day of January each year, which was 4.38% for 2025. All other deferrals and company contributions deferred and earned prior to 2020, and all amounts contributed under the NQDC Plan, are credited with a notional investment return based on the amount of gains, losses and earnings for each of the investment options selected by the participant. For the year ended December 31, 2025, the notional investment return for the investment options were as follows:

Fund Name	Plan Level Returns
Vanguard Federal Money Market Fund—Investor Shares	4.22%
Vanguard Cash Reserves Federal Money Market Fund—Admiral Shares	4.23%
Baird Core Plus Bond Fund - Institutional Class Shares	7.47%
Vanguard Total Bond Market Index Fund—Institutional Shares	7.17%
Vanguard Target Retirement Income Fund—Investor Shares	11.31%
Vanguard Target Retirement 2020 Fund—Investor Shares	12.15%
Vanguard Target Retirement 2025 Fund—Investor Shares	14.60%
Vanguard Target Retirement 2030 Fund—Investor Shares	16.24%
Vanguard Target Retirement 2035 Fund—Investor Shares	17.54%
Vanguard Target Retirement 2040 Fund—Investor Shares	18.76%
Vanguard Target Retirement 2045 Fund—Investor Shares	19.99%
Vanguard Target Retirement 2050 Fund—Investor Shares	21.41%
Vanguard Target Retirement 2055 Fund—Investor Shares	21.43%
Vanguard Target Retirement 2060 Fund—Investor Shares	21.42%
Vanguard Target Retirement 2065 Fund—Investor Shares	21.43%
Vanguard Target Retirement 2070 Fund—Investor Shares(1)	21.42%
Fidelity Balanced Fund—Class K	15.26%
Vanguard Institutional Index Fund—Institutional Plus Shares	17.86%
JPMorgan Large Cap Growth Fund—Class R6	14.40%
Vanguard PRIMECAP Fund—Admiral Shares	29.99%
Dodge & Cox Stock Fund—Class X	13.77%
Vanguard Extended Market Index Fund—Institutional Shares	11.42%
JPMorgan Small Cap Equity Fund—Class R6	(2.41%)
Dodge & Cox International Stock Fund—Class X	38.84%
Vanguard FTSE All-World ex-US Index Fund—Institutional Shares	32.38%
Fidelity Emerging Markets Index Fund	33.94%
(1)Fund inception date - June 28, 2022.
At the distribution date, cash is distributed to participants based on the fair market value of the deemed investment of the participant’s accounts at that date. Although the NQDC Plans are unfunded arrangements for purposes of ERISA and the Tax Code, assets have been set aside in a rabbi trust to offset the associated NQDC Plans' liabilities. Amounts may no longer be deferred under the Prior NQDC Plans but do continue to accrue notional investment returns and remain subject to the terms of those plans and participant elections as to the timing of distributions.

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Executive Officer Compensation
Potential Post-Employment Payments and Payments Upon a Change in Control
Described below are the post-employment compensation and benefits that we provide to our named executive officers. The objectives of the post-employment compensation and benefits that we provide are to:
óAssist in recruiting and retaining talented executives in a competitive market;
óProvide security for any compensation or benefits that have been earned;
óPermit executives to focus on our business;
óEliminate any potential personal bias of an executive against a transaction that is in the best interest of our shareholders;
óAvoid the costs associated with separately negotiating executive severance benefits; and
óProvide us with the flexibility needed to react to a continually changing business environment.
We do not enter into individual employment agreements with our named executive officers. Instead, in general, the rights of our executives with respect to specific events are covered by our compensation and benefit plans. Under this approach, post-employment compensation and benefits are established separately from the other elements of our executives' compensation.
The use of a “plan approach” instead of individual employment agreements serves several objectives. First, the plan approach provides us with more flexibility to change the terms of severance benefits from time to time if necessary. Second, the plan approach is more transparent, both internally and externally. Internal transparency eliminates the need to negotiate separation benefits on a case-by-case basis and assures an executive that his or her severance benefits are comparable with those of his or her peers. Finally, the plan approach is easier for us to administer, as it requires less time and expense.
Payments Made Upon Any Termination
Regardless of the manner in which a named executive officer’s employment terminates, he or she is entitled to receive amounts earned during his or her term of employment. These amounts include:
óAccrued but unpaid salary;
óAmounts contributed under our 401(k) Plan and the NQDC Plans;
óAmounts accrued and vested through our Retirement Plan and SERP; and
óThe value of unused prorated vacation benefits (except in the case of death, in which case unused vacation is paid in full, or if required by state law).
Payments Made Upon Termination Without Cause, Disability or Retirement
In the event of the termination without cause of a named executive officer, in addition to the “Payments Made Upon Any Termination" identified above, such named executive officer will be entitled to:
óReceive a prorated portion of each outstanding restricted unit award; and
óIf hired prior to January 1, 2017, participate in retiree health and life benefits for eligible participants and qualifying dependents.
In the event of the termination upon retirement of a named executive officer, in addition to the “Payments Made Upon Any Termination" identified above, such named executive officer will be entitled to:
óReceive a prorated portion of each outstanding restricted unit award, other than the special restricted unit awards granted in September 2025;

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Executive Officer Compensation
óReceive a prorated portion of each outstanding performance unit award upon completion of the applicable performance periods;
óReceive a prorated payout under the Annual Officer Incentive Plan; and
óIf hired prior to January 1, 2017, participate in retiree health and life benefits for eligible participants and qualifying dependents.
Retirement for this purpose is generally a voluntary termination after attainment of age 50 and 5 years of continuous service.
In the event of the termination upon disability of a named executive officer, such named executive officer will be entitled to receive the benefits described above for termination upon retirement and the outstanding special restricted unit awards granted in September 2025 will vest in full.
Payments of deferred compensation to a “specified employee” upon a “separation from service” within the meaning of Section 409A of the Tax Code are subject to a six-month delay on payment.
Payments Made Upon Death
In the event of the death of a named executive officer, in addition to the benefits described above for termination upon disability, the named executive officer’s beneficiary(ies) will receive applicable payments under our life insurance plan and accidental death and dismemberment plan, if eligible.
Payments Made Upon or Following a Change in Control
We believe that the possibility of a change in control creates uncertainty for executive officers because such transactions frequently result in changes in senior management. Our Board has adopted a Change in Control Severance Plan that covers all of our executive officers, including the named executive officers. Subject to certain exceptions, the Change in Control Severance Plan will provide our officers with severance benefits if they are terminated by us without cause (as defined in the Change in Control Severance Plan and discussed in greater detail below) or if they resign for good reason (as defined in the Change in Control Severance Plan), in each case within two years following a change in control of the company. All Change in Control Severance Plan benefits are “double trigger,” meaning that payments and benefits under the plan are payable only if the officer’s employment is terminated by us without “cause” or by the officer for a “good reason” at any time during the two years following a change in control. Severance payments under the plan consist of a single lump sum cash payment that may be up to three times the participant’s base salary and target short-term incentive bonus, plus reimbursement of COBRA healthcare premiums for up to 18 months. Our Board, upon the recommendation of the Committee, established a severance multiplier of two times the sum of the annual salary plus the target short-term incentive for each of our named executive officers except for Mr. Norton, whose multiplier is three times.
The Change in Control Severance Plan does not provide for additional pension benefits upon a change in control. Severance payments and benefits under the Change in Control Severance Plan will be reduced if, as a result of such reduction, the officer would receive a greater total payment after taking taxes, including excise taxes, into account.
Relative to the overall value of our company, we believe the potential benefits payable upon a change in control under the Change in Control Severance Plan are comparatively minor, and we believe that the level of benefits is consistent with the general practice among our peers.
For the purposes of the Change in Control Severance Plan, a “change in control” generally means any of the following events:
óAn acquisition of our voting securities by any person that results in the person having beneficial ownership of 20% or more of the combined voting power of our outstanding voting securities, other than an acquisition directly from us;
óThe current members of our Board, and any new director approved by a vote of at least two-thirds of our Board, cease for any reason to constitute at least a majority of our Board, other than in connection with an actual or threatened proxy contest (collectively, the “Incumbent Board”);
óA merger, consolidation or reorganization with us or in which we issue securities, unless (i) our shareholders immediately before the transaction, as a result of the transaction, own, directly or indirectly, at least 50% of the combined voting power of the voting securities of the company resulting from the transaction, (ii) the members of our Incumbent Board after the execution of the transaction agreement constitute at least a majority of the members of the Board of the company resulting from the transaction, or (iii) no person other than persons who, immediately before the transaction owned 20% or more of our outstanding voting securities, has beneficial ownership of 20% or more of the outstanding voting securities of the company resulting from the transaction; or

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Executive Officer Compensation
óOur complete liquidation or dissolution or the sale or other disposition of all or substantially all of our assets.
For the purposes of the Change in Control Severance Plan, termination for “cause” means a termination of employment of a participant in the Change in Control Severance Plan by reason of:
óA participant’s indictment for or conviction in a court of law of a felony or of any crime or offense involving misuse or misappropriation of money or property;
óA participant’s violation of any covenant, agreement or obligation not to disclose confidential information regarding the business of the company (or a division or subsidiary) or a participant’s violation of any covenant, agreement or obligation not to compete with the company (or a division or subsidiary);
óAny act of dishonesty by a participant that adversely affects the business of the company (or a division or subsidiary) or any willful or intentional act of a participant that adversely affects the business, or reflects unfavorably on the reputation, of the company (or a division or subsidiary);
óA participant’s material violation of any written policy of the company (or a division or subsidiary); or
óA participant’s failure or refusal to perform the specific directives of the Board or its officers, which are consistent with the scope and nature of the participant’s duties and responsibilities, to be determined in the Board’s sole discretion.
For the purposes of the Change in Control Severance Plan, “good reason” means:
óA participant’s demotion or material reduction of the participant’s significant authority or responsibility with respect to employment with the company from that in effect on the date the change in control occurred;
óA material reduction in the participant’s base salary from that in effect immediately prior to the change in control;
óA material reduction in short-term and/or long-term incentive targets from those applicable to the participant immediately prior to the change in control;
óThe company's relocation of the participant to a new principal place of employment that is more than 35 miles further from the participant's principal place of residence than the participant’s principal place of employment prior to such change; and
óThe failure of a successor company to explicitly assume the Change in Control Severance Plan.
Post-Employment Payments Tables
The following tables reflect estimates of the incremental amount of compensation due to each named executive officer in the event of such executive’s termination of employment without cause, termination of employment by reason of retirement, disability or death, or termination of employment without cause or with good reason within two years following a change in control. The amounts shown assume termination effective as of December 31, 2025, and are estimates of the amounts that would be paid to the executives upon such termination, including, with respect to performance units, the performance factor calculated as if the performance period ended on December 31, 2025. The amounts reflected in the “Qualifying Termination Following a Change in Control” column of the tables that follow are the amounts that would be paid pursuant to our Change in Control Severance Plan and, with respect to outstanding performance units, assume a qualifying change in control and termination of employment effective December 31, 2025, and the greater of (i) vesting at the target level, prorated for the elapsed portion of the vesting period through the date of the change in control, or (ii) vesting using a performance factor based on our total shareholder return relative to the designated peer group on that date without any proration, in either case taking into account the effect of dividend equivalents. The value of restricted units and performance units reflected in the tables below is based on the closing price of our stock on the NYSE on December 31, 2025, of $74.

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Executive Officer Compensation

Pierce H. Norton II	Termination Without Cause	Termination Upon Retirement	Termination Upon Disability	Termination Upon Death	Qualifying Termination Following a Change in Control
Cash Severance	$—	$1,500,000	$1,500,000	$1,500,000	$7,498,269
Health and Welfare Benefits	$48,049	$48,049	$48,049	$96,098	$79,806
Equity
Restricted Units	$2,913,614	$2,913,614	$2,913,614	$2,913,614	$5,333,381
Performance Units	$—	$—	$—	$—	$10,583,412
Total	$2,913,614	$2,913,614	$2,913,614	$2,913,614	$15,916,793
Total	$2,961,663	$4,461,663	$4,461,663	$4,509,712	$23,494,868

Walter S. Hulse, III	Termination Without Cause	Termination Upon Retirement	Termination Upon Disability	Termination Upon Death	Qualifying Termination Following a Change in Control
Cash Severance	$—	$937,500	$937,500	$937,500	$3,373,461
Health and Welfare Benefits	$108,063	$108,063	$108,063	$115,267	$152,642
Equity
Restricted Units	$1,434,500	$1,220,468	$3,788,411	$3,788,411	$4,763,315
Performance Units	$—	$—	$—	$—	$4,452,924
Total	$1,434,500	$1,220,468	$3,788,411	$3,788,411	$9,216,239
Total	$1,542,563	$2,266,031	$4,833,974	$4,841,178	$12,742,342

Randy N. Lentz	Termination Without Cause	Termination Upon Retirement	Termination Upon Disability	Termination Upon Death	Qualifying Termination Following a Change in Control
Cash Severance	$—	$687,500	$687,500	$687,500	$2,644,476
Health and Welfare Benefits	$75,680	$75,680	$75,680	$75,680	$105,546
Equity
Restricted Units	$638,642	$574,476	$1,344,903	$1,344,903	$2,696,642
Performance Units	$—	$—	$—	$—	$329,942
Total	$638,642	$574,476	$1,344,903	$1,344,903	$3,026,584
Total	$714,322	$1,337,656	$2,108,083	$2,108,083	$5,776,606

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Executive Officer Compensation

Sheridan C. Swords	Termination Without Cause	Termination Upon Retirement	Termination Upon Disability	Termination Upon Death	Qualifying Termination Following a Change in Control
Cash Severance	$—	$687,500	$687,500	$687,500	$2,623,462
Health and Welfare Benefits	$96,035	$96,035	$96,035	$96,035	$137,970
Equity
Restricted Units	$847,088	$718,683	$2,259,464	$2,259,464	$2,799,395
Performance Units	$—	$—	$—	$—	$2,639,165
Total	$847,088	$718,683	$2,259,464	$2,259,464	$5,438,560
Total	$943,123	$1,502,218	$3,042,999	$3,042,999	$8,199,992

Lyndon C. Taylor	Termination Without Cause	Termination Upon Retirement(1)	Termination Upon Disability	Termination Upon Death	Qualifying Termination Following a Change in Control
Cash Severance	$—	$770,000	$770,000	$770,000	$2,938,462
Health and Welfare Benefits	$33,617	$33,617	$33,617	$94,128	$63,483
Equity
Restricted Units	$1,067,808	$879,502	$3,139,333	$3,139,333	$3,938,351
Performance Units	$—	$—	$—	$—	$1,405,026
Total	$1,067,808	$879,502	$3,139,333	$3,139,333	$5,343,377
Total	$1,101,425	$1,683,119	$3,942,950	$4,003,461	$8,345,322
(1)In the event of retirement prior to completion of the applicable service period, 11,966 of the restricted units held by Mr. Taylor that are not eligible for a prorated payout upon retirement would be forfeited and reduce the post-employment values due to retirement as follows: restricted units would decrease from $879,502 to zero; total equity would decrease from $879,502 to zero; and total payout would decrease from $1,683,119 to $803,617. In addition, Mr. Taylor's cash severance would decrease from $770,000 to zero.
2025 CEO Pay Ratio
Securities and Exchange Commission rules implementing the Dodd-Frank Act require public companies to disclose the ratio of CEO annual total compensation to median employee annual total compensation. Using the methodology described below, (i) the annual total compensation for our CEO in 2025 was $12,003,335 (ii) the annual total compensation for our median employee in 2025 was $174,009; and (iii) the resulting ratio of our CEO’s compensation to median employee compensation in 2025 was 69 to one.
The median employee for 2025 was determined by ranking the gross salary of all active employees, excluding our CEO, as of December 31, 2025. For 2025, the median employee calculation included legacy employees of Medallion and EnLink in the employee population.
We calculated annual total compensation for the median employee in 2025 according to the same methodology used to calculate total compensation for our CEO in the Summary Compensation Table.
We believe the foregoing pay ratio disclosure, including but not limited to any assumptions, estimates, adjustments, methodologies and existing internal records used to identify our median employee, is a reasonable estimate calculated in a manner consistent with Securities and Exchange Commission Item 402(u) of Regulation S-K. The Securities and Exchange Commission rules for identifying the median employee and calculating the ratio of our CEO annual total compensation to that employee’s annual total compensation allow companies to make reasonable assumptions and estimates, and to apply a variety of methodologies and exclusions that reflect their compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different compensation practices, and may utilize different assumptions, estimates, methodologies and exclusions in calculating their own pay ratios.

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Advisory Vote to Approve Executive Compensation

Our Board unanimously recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion.

Introduction
The Dodd-Frank Act added provisions to Section 14A of the Exchange Act to provide that a public company’s proxy statement in connection with the company’s annual meeting of shareholders must, at least once every three years, allow shareholders to cast a non-binding, advisory “say-on-pay” vote regarding the compensation of the company’s named executive officers as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. Section 14A of the Exchange Act, as amended by the Dodd-Frank Act, also requires us, not less frequently than once every six years, to provide our shareholders the opportunity to vote, on a non-binding advisory basis, on the frequency with which we will submit to shareholders a “say-on-pay” advisory vote.
At our 2023 annual meeting of shareholders, a substantial majority of our shareholders voted for an annual say-on-pay vote. Based on these results, we have provided our shareholders with an annual, non-binding, advisory say-on-pay vote to approve executive compensation. Unless the Board modifies its determination on the frequency of future say-on-pay advisory votes, our next advisory say-on-pay vote is expected to occur at our 2027 annual meeting of shareholders.
Our Executive Compensation Program
As described in the Compensation Discussion and Analysis section of this proxy statement and the compensation tables and narrative discussion set forth above, our executive compensation program is based on our pay-for-performance philosophy and is designed with the following goals in mind:
óPay-for-Performance: to align the interests of our executive officers with the interests of our shareholders;
óCompensation Aligned with Business Strategies: to attract, retain and motivate highly talented executives who are critical to the successful implementation of our strategic plan;
óPay Equity: to pay our executives fairly relative to one another and to our industry peers based on their responsibilities, experience and performance; and
óCompensation Governance Best Practices: to implement sound governance practices by implementing executive compensation best practices and policies.
Our Executive Compensation Committee regularly reviews the compensation program for our named executive officers to assess its effectiveness in delivering on these goals.
Examples of how the various elements of our compensation program for our named executive officers are linked to company performance and are designed to achieve the goals set forth above include:
óAt-Risk Pay: a substantial portion of our named executive officers’ compensation is “variable” or “at-risk” incentive compensation, meaning that it is tied to our performance relative to various short-term and long-term objectives, which are based on a number of financial and operational goals;
óAwards are Capped: awards to each named executive officer are subject to fixed maximums established by our Executive Compensation Committee;

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PROPOSAL 3: Advisory Vote on Executive Compensation
óMultiple Performance Measures: short-term incentive awards are based on a review of a variety of indicators of performance, rather than any single indicator of performance;
óPrudent Risk Management: short- and long-term incentive awards are not tied to formulas that could focus our named executive officers on specific short-term outcomes;
óExecutive Compensation Committee Assessment: the Executive Compensation Committee approves the final annual incentive plan awards after review and confirmation of executive, operating and financial performance;
óClawbacks: short-term cash and long-term equity incentive awards are subject to our Compensation Recoupment Policy and discretionary clawback provisions;
óLong-Term Performance Period: for named executive officers, a significant portion of incentive award value is delivered in the form of our stock-based compensation that vests over multiple years;
óMajority Performance-Based Equity: for executive officers, approximately 70% of annual long-term, stock-based incentive amounts are in the form of performance units; and
óRobust Share-Ownership Guidelines: executive officers are subject to our share-ownership guidelines.
For additional information on the compensation program for our named executive officers, including specific information about compensation in fiscal year 2025, please read “Executive Compensation Discussion and Analysis,” along with the subsequent tables and narrative descriptions, beginning on page 70.
Following our 2025 annual meeting of shareholders, the Executive Compensation Committee considered the affirmative vote by 93.3% of our shareholders who voted on our executive compensation, including abstentions, at our 2025 annual meeting of shareholders and determined to continue to apply the same principles the Committee has used historically in determining the nature and amount of executive compensation.
For the reasons discussed above, the Board recommends that shareholders vote in favor of the following resolution:
“RESOLVED, that the shareholders hereby approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the company’s proxy statement for the 2026 annual meeting of shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion.”
Vote Required and Board of Directors Recommendation
This vote is advisory and will not be binding on the company, our Board or our Executive Compensation Committee. Our Board and our Executive Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns, and the Executive Compensation Committee will evaluate whether any actions are necessary to address those concerns.
In accordance with our By-laws, approval of this proposal requires the affirmative vote of a majority of the voting power of the shareholders present online or by proxy and entitled to vote on this proposal at the meeting. Abstentions will have the same effect as votes against this proposal and broker non-votes do not count as entitled to vote for purposes of determining the outcome of the vote on this proposal.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND THE RELATED NARRATIVE DISCUSSION.

106	ONEOK 2026 Proxy Statement

Related-Person Transactions
Our Board recognizes that transactions in which we participate and in which a related person (executive officer, director, director nominee, 5% or greater shareholder, and immediate family members of any of the foregoing) has a direct or indirect material interest can present potential or actual conflicts of interest. These transactions can also create the appearance that company decisions are based on considerations other than the best interests of the company and its shareholders.
Accordingly, as a general matter, it is our preference to avoid related-person transactions. Nevertheless, we recognize that there are situations in which related-person transactions may be in, or not inconsistent with, the best interests of the company and its shareholders including, but not limited to, situations in which we provide products or services to related persons on an arm’s length basis and on terms comparable with those provided to unrelated third parties.
In the event we propose to enter into a transaction in which an executive officer (other than an employment relationship), director (other than compensation arrangements for service on our Board provided to each director), director nominee, 5% or greater shareholder, or an immediate family member of any of the foregoing has a direct or indirect material interest, the proposed transaction is presented to our Audit Committee and, if warranted, our Board, for review to determine if the transaction creates a conflict of interest and, if so, whether it is otherwise fair to the company. In determining whether a particular transaction creates a conflict of interest and, if so, is fair to the company, our Audit Committee and, if warranted, our Board, consider the specific facts and circumstances applicable to each such transaction, including: the parties to the transaction, their relationship to the company and the nature of their interest in the transaction; the nature of the transaction; the aggregate value of the transaction; the length of the transaction; whether the transaction occurs in the normal course of our business; the benefits to our company provided by the transaction; if applicable, the availability of other sources of comparable products or services; and, if applicable, whether the terms of the transaction, including price or other consideration, are the same or substantially the same as those available to the company if the transaction were entered into with an unrelated party.
We require each executive officer and director to annually provide us a written disclosure of any transaction in which we participate and in which the officer or director or any of his or her immediate family members has a direct or indirect material interest. Our Corporate Governance Committee reviews these disclosures of related-party transactions in connection with its annual review of director independence. These procedures are not in writing but are documented through the meeting agendas and minutes of our Audit and Corporate Governance Committees.
The following is required to be disclosed by Securities and Exchange Commission regulations regarding transactions with related persons: Charles M. Kelley II, son of Charles M. Kelley, our former Senior Vice President, Natural Gas Pipelines, who retired on March 31, 2025, was employed by us as an Account Director in 2025, and his total compensation during 2025 was in excess of $120,000.

ONEOK 2026 Proxy Statement	107

Pay Versus Performance Disclosure
The following table sets forth information regarding the relationship between compensation actually paid to our named executive officers, as defined in the Securities and Exchange Commission rules, and the financial performance of the company.

Year	Summary Compensation Table Total for Terry K. Spencer (2)	Compensation Actually Paid to Terry K. Spencer (1),(2)	Summary Compensation Table Total for Pierce H. Norton II (3)	Compensation Actually Paid to Pierce H. Norton II (1),(3)	Average Summary Compensation Table Total for Non-PEO NEOs (4)	Average Compensation Actually Paid to Non-PEO NEOs (1),(4)	Value of Initial Fixed $100 Investment Based on:		Net Income	Earnings Per Share (6)
							Total Shareholder Return (5)	Peer Group Total Shareholder Return (5)
2025	$—	$—	$12,003,335	$(10,179,976)	$6,793,433	$1,629,850	$256.81	$290.53	$3,462,132,440	$5.42
2024	$—	$—	$13,237,333	$20,978,410	$4,612,550	$6,946,295	$333.08	$267.34	$3,112,495,133	$5.17
2023	$—	$—	$9,547,574	$6,585,820	$3,650,976	$2,575,822	$221.79	$252.87	$2,658,934,437	$5.48
2022	$—	$—	$8,139,024	$7,369,578	$3,040,323	$1,844,648	$196.00	$256.27	$1,722,221,246	$3.84
2021	$9,287,113	$5,136,261	$7,246,578	$8,150,397	$3,163,660	$5,392,850	$164.85	$154.64	$1,499,706,012	$3.35
(1)The following table sets forth amounts that were deducted from, and added to, the Summary Compensation Table total compensation amounts to calculate the compensation actually paid amounts.

	2025
Description	Pierce H. Norton II	Non-PEO NEO Average
Deduction for Grant-Date Fair Value of stock awards granted during covered year reported under the “Stock Awards” column of the Summary Compensation Table	$(8,771,279)	$(4,644,280)
Increase for year-end fair value of equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year (b),(c)	$3,361,572	$3,080,278
Increase for vesting date fair value of awards that are granted and vest in the same covered fiscal year(c)	$1,173	$1,173
Increase/deduction for change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year (b),(c)	$(16,124,068)	$(3,285,903)
Increase/deduction for change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in prior years that vest in the covered fiscal year (b),(c)	$(650,709)	$(106,645)
Deduction for the fair value amount at the end of the prior fiscal year for awards granted in prior years that fail to meet the applicable vesting conditions during the covered fiscal year (b),(c)	$—	$—
Deduction for change in actuarial present value reported under the “Change in Pension Value” column of the Summary Compensation Table for applicable fiscal year	$—	$(243,610)
Increase for actuarially determined service cost for pension plans (a)	$—	$35,404
Total Adjustments	$(22,183,311)	$(5,163,583)
Though 2023 and 2024 are not covered years in the pay versus performance adjustments, year-end Monte Carlo valuations were used for the outstanding 2023, 2024 and 2025 PSU awards to calculate their change in fair value during 2025.
For PSUs granted February 22, 2023, the risk-free interest rate used in the fair value valuation adjustments was 4.20% for December 31, 2023, 4.17% for December 31, 2024, and 3.71% for December 31, 2025. The historical stock price volatility used in the fair value valuation adjustments was 29.87%, based on 2.15-years, historical price data as of December 31, 2023, 20.80%, based on 1.14-years historical price data as of December 31, 2024, and 20.20%, based on 0.15-year historical price data as of December 31, 2025. In comparison, the risk-free interest rate and the annualized 3-year historical volatility used at the time of grant for all outstanding 2023 NEO PSUs were 4.43% and 63.3%, respectively.

108	ONEOK 2026 Proxy Statement

Pay Versus Performance Disclosure
For PSUs granted February 21, 2024, the risk-free interest rate used in the fair value valuation adjustments was 4.25% for December 31, 2024, and 3.48% for December 31, 2025. The historical stock price volatility used in the fair value valuation adjustments was 22.82%, based on 2.0-years historical price data as of December 31, 2024, and 30.86%, based on 1.0-year historical price data as of December 31, 2025. In comparison, the risk-free interest rate and the annualized 3-year historical volatility used at the time of grant for all outstanding 2024 NEO PSUs were 4.46% and 29%, respectively.
For PSUs granted February 19, 2025, the risk-free interest rate used in the fair value valuation adjustment was 3.47% and the historical stock price volatility used in the fair value valuation adjustments was 26.53%, based on 2.0-years historical price data as of December 31, 2025. In comparison, the risk-free interest rate and the annualized 3-year historical volatility used at the time of grant for all outstanding 2025 NEO PSUs were 4.30% and 27.17%, respectively.
(a)Includes service cost for pension and SERP retirement plans. There was no prior service cost.
(b)Dividend equivalents are accrued in the form of restricted units or performance units, as applicable, over the term of the vesting period and are paid when the awards vest. Dividends (and corresponding dividend equivalents) are reflected in the fair value of the applicable award.
(c)Fair value is calculated pursuant to ASC Topic 718.
(2)Mr. Spencer retired as our President and Chief Executive Officer, effective June 28, 2021, and retired as an advisor to the President and Chief Executive Officer and from the Board, effective September 30, 2021.
(3)Mr. Norton was appointed by the Board as Mr. Spencer’s successor, effective June 28, 2021.
(4)Our named executive officers whose compensation amounts are included in the Non-PEO average are Walter S. Hulse, III, Kevin L. Burdick, Sheridan C. Swords and Robert F. Martinovich for 2021 and 2022. For 2023, the named executive officers included in the Non-PEO average are Walter S. Hulse, III, Kevin L. Burdick, Sheridan C. Swords, Charles M. Kelley, and Stephen B. Allen. For 2024, the named executive officers included in the Non-PEO average are Walter S. Hulse, III, Kevin L. Burdick, Sheridan C. Swords, and Lyndon C. Taylor. For 2025, the named executive officers included in the Non-PEO average are Walter S. Hulse, III, Randy N. Lentz, Sheridan C. Swords, and Lyndon C. Taylor.
(5)TSR is calculated from December 31, 2020, to the end of the applicable fiscal year. For the relevant fiscal year, Peer Group TSR represents the cumulative TSR of the S&P 500 Energy Index.
(6)In accordance with Securities and Exchange Commission rules, we are required to include in the "Pay versus Performance" table the "most important" financial performance measure (as determined by the company) used to link compensation actually paid to our named executive officers to company performance. The company determined diluted EPS meets this requirement. Diluted EPS is as reflected in our 2025 annual report to shareholders (which includes our Annual Report on Form 10-K for the year ended December 31, 2025).
The following graph reflects the relationship between compensation actually paid and our cumulative TSR. (TSR reflects the value of a $100 investment in ONEOK common stock on December 31, 2020 and assumes reinvestment of dividends).
Compensation Actually Paid Versus Total Shareholder Return:

ONEOK 2026 Proxy Statement	109

Pay Versus Performance Disclosure
The following graph reflects the relationship between compensation actually paid and net income.
Compensation Actually Paid Versus Net Income:
The following graph reflects the relationship between compensation actually paid and Earnings per Share.
Compensation Actually Paid Versus Earnings Per Share:
Pay Versus Performance Tabular List of Most Important Financial Performance Measures
We believe the following performance measures represent the most important performance measures used by us to link compensation actually paid to our named executive officers for the fiscal year ended December 31, 2025:
óEarnings Per Share
óReturn on Invested Capital
óRelative TSR Percentile

110	ONEOK 2026 Proxy Statement

Shareholder Proposals
Our By-laws and the rules of the Securities and Exchange Commission provide when we must include a shareholder’s proposal in our proxy statement and identify the proposal in our form of proxy when we hold an annual or special meeting of shareholders.
Proposals that shareholders would like to submit for inclusion in our proxy statement for our 2027 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act should be received in writing by our corporate secretary at our principal executive offices no later than December 2, 2026. Only those shareholder proposals eligible for inclusion under Rule 14a-8 will be included in our proxy statement.
If a shareholder desires to present a proposal, other than the nomination of directors at our 2027 annual meeting, outside the process provided by Rule 14a-8, the shareholder must follow the procedures set forth in our By-laws. Our By-laws generally provide that a shareholder may present a proposal at an annual meeting if (i) the shareholder is a shareholder of record at the time the shareholder gives written notice of the proposal and is entitled to vote at the meeting and (ii) the shareholder gives timely written notice of the proposal, including any information regarding the proposal required under our By-laws, to our corporate secretary. To be timely for our 2027 annual meeting, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices no later than December 2, 2026, and no sooner than November 2, 2026. Please see “Director Nominations” for information about director nominations, including director nominees via proxy access.
Any notice of director nomination submitted to the company other than through proxy access must include the additional information required by Rule 14a-19(b) under the Exchange Act.
Annual Report on Form 10-K
Our 2025 annual report to shareholders (which includes our Annual Report on Form 10-K for the year ended December 31, 2025) is available on our corporate website at www.oneok.com. We will provide, without charge, on the written request of any person solicited hereby, a copy of our Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2025, including financial statements and schedules thereto but not including exhibits. Written requests should be mailed to Sarah Rechter, Secretary, ONEOK, Inc., 100 West Fifth Street, Tulsa, Oklahoma 74103.
Other Matters
So far as is now known to us, there is no business other than that described in this proxy statement above to be presented to the shareholders for action at the annual meeting. Should other business come before the annual meeting, votes may be cast pursuant to proxies with respect to any such business in the best judgment of the persons acting under the proxies.
Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the annual meeting, no business can be transacted. Therefore, please authorize a proxy electronically via the internet, by telephone or by mail. Please act promptly to ensure that you will be represented at this important meeting.
By order of the Board of Directors,
Sarah M. Rechter
Secretary
Tulsa, Oklahoma
April 1, 2026

ONEOK 2026 Proxy Statement	111

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ONEOK

100 West Fifth Street Tulsa,
Oklahoma 74103-4298

Post Office Box 871 Tulsa,
Oklahoma 74102-0871

www.oneok.com

ONEOK
Shareowner Services
P.O. Box 64873
St. Paul, MN 55164-0873

Address Change? Mark box, sign and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE AND RETURN THIS PROXY CARD.

Your Board of Directors recommends a vote FOR the election of each of the nominees listed below.

1. Election of 10 directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Brian L. Derksen	☐	☐	☐	06 Mark A. McCollum	☐	☐	☐
02 Julie H. Edwards	☐	☐	☐	07 Pierce H. Norton II	☐	☐	☐
03 Lori A. Gobillot	☐	☐	☐	08 Precious Williams Owodunni	☐	☐	☐
04 Mark W. Helderman	☐	☐	☐	09 Eduardo A. Rodriguezs	☐	☐	☐
05 Randall J. Larson	☐	☐	☐	10 Wayne T. Smith	☐	☐	☐

Please fold here – Do not separate

Your Board of Directors recommends a vote FOR Proposals 2 and 3:

3. An advisory vote to approve ONEOK, Inc.'s executive compensation. ☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

ONEOK, Inc.

2026 ANNUAL MEETING OF SHAREHOLDERS

To register for the virtual meeting, please follow the instructions below:

- Visit **www.proxydocs.com/oke** on your smartphone, tablet or computer.
- As a shareholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card/notice.

After registering, you will receive a confirmation email. Approximately one hour prior to the start of the meeting, an email will be sent to the email address you provided during registration with a unique link to the virtual meeting.

ONEOK

100 West Fifth Street
Tulsa, Oklahoma 74103

Proxy

2026 ANNUAL MEETING OF SHAREHOLDERS May 20, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Julie H. Edwards and Lyndon C. Taylor, or either of them, with the power of substitution in each, as proxies to vote all shares of stock of the undersigned in ONEOK, Inc. at the 2026 Annual Meeting of Shareholders to be held May 20, 2026, and at any and all adjournments or postponements thereof, upon the matter of the election of directors, the proposals referred to in Items 2 and 3 of this Proxy, and any other business that may properly come before the meeting.

Shares will be voted as specified. **IF YOU SIGN BUT DO NOT GIVE SPECIFIC INSTRUCTIONS, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE LISTED NOMINEES FOR DIRECTOR AS PROPOSED, AND FOR PROPOSALS 2 and 3.**

This card also constitutes voting instructions by the undersigned participant to the trustee of the ONEOK, Inc. 401(k) Plan for all shares votable by the undersigned participant and held of record by such trustee, if any. The trustee will vote these shares as directed provided your voting instruction is received by 11:59 p.m. Central Daylight Time on May 17, 2026. If there are any shares for which instructions are not timely received, the trustee will cause all such shares to be voted in the same manner and proportion as the shares of the plan for which timely instructions have been received, unless to do so would be contrary to ERISA. All voting instructions for shares held of record by the referenced plans shall be confidential.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE LISTED NOMINEES FOR DIRECTOR AS PROPOSED, AND A VOTE FOR PROPOSALS 2 and 3.

If you vote by the internet or telephone, you DO NOT need to return your proxy card.

If you do not vote by the internet or telephone, please mark, sign and date the proxy card. Return the proxy card in the postage-paid envelope.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

www.proxypush.com/oke

Use the internet to vote your proxy until 11:59 p.m. Central Daylight Time on May 19, 2026.

PHONE

1-866-883-3382

Use a touch-tone telephone to vote your proxy until 11:59 p.m. Central Daylight Time on May 19, 2026.

MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by May 19, 2026.

If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy card.

ONEOK
Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

ONEOK, Inc.

Virtual Meeting

Notice is hereby given that the 2026 Annual Meeting of Shareholders of ONEOK, Inc. will be held virtually on Wednesday, May 20, 2026 at 9:00 a.m. Central Daylight Time (the "Internet Notice").

To register for the virtual meeting, please visit www.proxydocs.com/oke on your smartphone, tablet or computer. As a shareholder, you will then be required to enter your control number that is located in the upper right hand corner on this notice. After registering, you will receive a confirmation email. Approximately one hour prior to the start of the meeting, an email will be sent to the email address you provided during registration with a unique link to the virtual meeting.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and 2025 Annual Report to shareholders are available at www.proxydocs.com/OKE.

If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this Internet Notice on or before May 8, 2026, to facilitate timely delivery. Unless requested, you will not otherwise receive a paper or email copy.

Matters to be voted upon at the meeting are listed below.

The Board of Directors recommends that you vote IN FAVOR of each nominee in Proposal 1 and FOR Proposals 2 and 3.

1. Election of 10 Directors.
2. Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ONEOK, Inc. for the year ending December 31, 2026.
3. An advisory vote to approve ONEOK, Inc.'s executive compensation.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.proxydocs.com/OKE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on May 19, 2026.
- Please have this Internet Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy. Scan code to the right for mobile voting.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:

Internet/Mobile – Access the Internet and go to www.investorelections.com/OKE. Follow the instructions to log in, and order copies

Telephone – Call us free of charge at 1-866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email – Send us an email at paper@investorelections.com with “OKE Materials Request” in the subject line. The email must include:

- The 11-digit control # located in the box in the upper right hand corner on the front of this notice.
- Your preference to receive printed materials via mail ***-or-*** to receive an email with links to the electronic materials.
- If you choose email delivery you must include the email address.
- If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.

Important Information about the Notice of Proxy Materials

This Internet Notice is provided to shareholders in place of the printed materials for the upcoming Shareholder Meeting.

Information about the Internet Notice:
This Internet Notice contains specific information regarding the meeting, proposals and the internet site where the proxy materials may be found.

To view the proxy materials online:
Please refer to the instructions in this Internet Notice on how to access and view the proxy materials online, including the annual report and proxy statement.

To receive paper copies of the proxy materials:
Please refer to the instructions in this Internet Notice on how to request hard copies of proxy materials via phone, email or Internet.